(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Index

Identification
Capital Stock Breakdown	1
Earnings Distribution	2
Individual Financial Statements
Balance Sheet Assets	3
Balance Sheet Liabilities	5
Statement of Income	7
Statement of Comprehensive Income	8
Statement of Cash Flows	9
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2014 to 06/30/2014	10
Statement of Changes in Shareholders' Equity - from 01/01/2013 to 06/30/2013	11
Statement of Added Value	12
Consolidated Financial Statements
Balance Sheet Assets	13
Balance Sheet Liabilities	14
Statement of Income	16
Statement of Comprehensive Income	17
Statement of Cash Flows	18
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2014 to 06/30/2014	19
Statement of Changes in Shareholders' Equity - from 01/01/2013 to 06/30/2013	20
Statement of Added Value	21
Management Report	22
Explanatory Notes	56
Declarations and Opinion
Independent Auditors' Report on Review of Quartely Financial Information	138
Opinion of the Audit Committee	140
Statement of Executive Board on The Quartely Financial Information and Independent Auditor's Report on Review of Interim Financial Information	141

(CONVENIENCE TRANSLATION   INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Identification / Capital Stock Breakdown

Number of shares	Current Quarter
(Units)	06.30.14
Paid-in Capital
Common	872,473,246
Preferred	-
Total	872,473,246
Treasury Shares
Common	943,853
Preferred	-
Total	943,853

(CONVENIENCE TRANSLATION   INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Identification / Earnings Distribution

Event	Approval	Corporate action	Begin payments	Type os shares	Earning per share
Executive Board Meeting	June 18, 2014	Interest on shareholders equity	August 15, 2014	Ordinary	0.41423
Executive Board Meeting	December 19, 2013	Interest on shareholders equity	February 14, 2014	Ordinary	0.41292

(CONVENIENCE TRANSLATION   INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Individual FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	06.30.14	12.31.13
1	Total Assets	33,559,348	31,652,197
1.01	Current Assets	12,762,662	10,570,290
1.01.01	Cash and Cash Equivalents	2,541,106	905,176
1.01.02	Marketable Securities	260,423	178,720
1.01.02.01	Financial Investments Evaluated at Fair Value	260,423	178,720
1.01.02.01.01	Held for Trading	259,526	178,097
1.01.02.01.02	Available for Sale	897	623
1.01.03	Trade Accounts Receivable	4,553,760	4,069,167
1.01.03.01	Trade Accounts Receivable	4,396,651	3,985,424
1.01.03.02	Other Receivables	157,109	83,743
1.01.04	Inventories	2,455,098	2,462,818
1.01.05	Biological Assets	1,185,339	1,198,361
1.01.06	Recoverable Taxes	1,176,189	1,211,084
1.01.06.01	Current Recoverable Taxes	1,176,189	1,211,084
1.01.08	Other Current Assets	590,747	544,964
1.01.08.01	Non-current Assets Held for Sale	170,691	146,924
1.01.08.01.01	Noncurrent Assets for Sale	170,691	146,924
1.01.08.03	Other	420,056	398,040
1.01.08.03.01	Interest on Shareholders' Equity Receivable	19,985	33,104
1.01.08.03.02	Derivatives	79,150	8,857
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	46,354	88,270
1.01.08.03.05	Other	274,567	267,809
1.02	Non-current Assets	20,796,686	21,081,907
1.02.01	Non-current Assets	3,359,991	3,454,005
1.02.01.02	Marketable Securities Valued at Amortized Cost	58,811	56,002
1.02.01.02.01	Held to Maturity	58,811	56,002
1.02.01.03	Trade Accounts Receivable	372,389	313,759
1.02.01.03.01	Trade Accounts Receivable	7,264	7,690
1.02.01.03.02	Other Receivables	365,125	306,069
1.02.01.05	Biological Assets	573,469	568,978
1.02.01.06	Deferred Taxes	562,226	745,875
1.02.01.06.01	Deferred Income Tax and Social Contribution	562,226	745,875
1.02.01.08	Receivables from Related Parties	-	13,505
1.02.01.08.04	Receivables from Other Related Parties	-	13,505
1.02.01.09	Other Non-current Assets	1,793,096	1,755,886
1.02.01.09.03	Judicial Deposits	551,258	472,617
1.02.01.09.04	Recoverable Taxes	782,912	790,619
1.02.01.09.06	Accounts Receivable from Disposal of Equity Interest	173,365	196,437
1.02.01.09.07	Restricted Cash	109,019	99,212
1.02.01.09.08	Other	176,542	197,001
1.02.02	Investments	3,118,875	3,204,866
1.02.02.01	Investments	3,118,875	3,204,866
1.02.02.01.01	Equity in Affiliates	54,869	60,995
1.02.02.01.02	Interest on Wholly-owned Subsidiaries	3,063,133	3,142,998
1.02.02.01.04	Other	873	873

(CONVENIENCE TRANSLATION   INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Individual FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	06.30.14	12.31.13
1.02.03	Property, Plant and Equipment, Net	10,231,442	10,338,897
1.02.03.01	Property, Plant and Equipment in Operation	9,462,027	9,428,120
1.02.03.02	Property, Plant and Equipment Leased	208,905	263,696
1.02.03.03	Property, Plant and Equipment in Progress	560,510	647,081
1.02.04	Intangible	4,086,378	4,084,139
1.02.04.01	Intangible	4,086,378	4,084,139
1.02.04.01.02	Software	105,519	116,914
1.02.04.01.03	Trademarks	1,173,000	1,173,000
1.02.04.01.04	Other	12,380	13,046
1.02.04.01.05	Goodwill	2,767,985	2,767,985
1.02.04.01.06	Software Leased	27,494	13,194

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	06.30.14	12.31.13
2	Total Liabilities	33,559,348	31,652,197
2.01	Current Liabilities	9,536,436	9,395,238
2.01.01	Social and Labor Obligations	92,720	101,764
2.01.01.01	Social Obligations	16,006	13,632
2.01.01.02	Labor Obligations	76,714	88,132
2.01.02	Trade Accounts Payable	3,809,878	3,378,029
2.01.02.01	Domestic Suppliers	3,396,488	3,037,038
2.01.02.02	Foreign Suppliers	413,390	340,991
2.01.03	Tax Obligations	200,683	213,331
2.01.03.01	Federal Tax Obligations	64,627	73,455
2.01.03.01.02	Other Federal	64,627	73,455
2.01.03.02	State Tax Obligations	133,739	137,784
2.01.03.03	Municipal Tax Obligations	2,317	2,092
2.01.04	Short Term Debts	2,556,080	2,469,634
2.01.04.01	Short Term Debts	2,556,080	2,469,634
2.01.04.01.01	Local Currency	2,497,464	2,415,207
2.01.04.01.02	Foreign Currency	58,616	54,427
2.01.05	Other Obligations	2,207,491	2,661,377
2.01.05.01	Liabilities with Related Parties	1,570,145	1,672,005
2.01.05.01.04	Other Liabilities with Related Parties	1,570,145	1,672,005
2.01.05.02	Other	637,346	989,372
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	330,152	336,677
2.01.05.02.04	Derivatives	73,425	318,201
2.01.05.02.05	Management and Employees Profit Sharing	97,845	177,064
2.01.05.02.07	Other Obligations	135,924	157,430
2.01.06	Provisions	669,584	571,103
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	236,276	233,435
2.01.06.01.01	Tax Risk Provisions	53,298	66,401
2.01.06.01.02	Social Security and Labor Risk Provisions	152,501	148,385
2.01.06.01.04	Civil Risk Provisions	30,477	18,649
2.01.06.02	Other Provisons	433,308	337,668
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	384,281	288,641
2.01.06.02.05	Employee Benefits Provisions	49,027	49,027

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	06.30.14	12.31.13
2.02	Non-current Liabilities	8,930,127	7,601,888
2.02.01	Long-term Debt	6,454,740	5,205,667
2.02.01.01	Long-term Debt	6,454,740	5,205,667
2.02.01.01.01	Local Currency	1,524,080	1,657,256
2.02.01.01.02	Foreign Currency	4,930,660	3,548,411
2.02.02	Other Obligations	1,384,420	1,399,353
2.02.02.01	Liabilities with Related Parties	664,378	715,109
2.02.02.01.04	Other Liabilities with Related Parties	664,378	715,109
2.02.02.02	Other	720,042	684,244
2.02.02.02.06	Other Obligations	720,042	684,244
2.02.04	Provisions	1,090,967	996,868
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	827,585	754,632
2.02.04.01.01	Tax Risk Provisions	151,440	70,697
2.02.04.01.02	Social Security and Labor Risk Provisions	100,751	113,399
2.02.04.01.04	Civil Risk Provision	32,566	27,331
2.02.04.01.05	Contingent Liability	542,828	543,205
2.02.04.02	Other Provisons	263,382	242,236
2.02.04.02.04	Employee Benefits Provisions	263,382	242,236
2.03	Shareholders' Equity	15,092,785	14,655,071
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.02	Capital Reserves	69,848	36,418
2.03.02.01	Goodwill on the Shares Issuance	62,767	62,767
2.03.02.04	Granted Options	86,400	72,225
2.03.02.05	Treasury Shares	(44,321)	(77,379)
2.03.02.07	Gain on Disposal of Shares	11,076	24,879
2.03.02.08	Goodwill on Acquisition of Non-Controlling Entities	(46,074)	(46,074)
2.03.04	Profit Reserves	2,584,201	2,511,880
2.03.04.01	Legal Reserves	273,367	273,367
2.03.04.02	Statutory Reserves	1,993,360	1,993,360
2.03.04.07	Tax Incentives Reserve	317,474	245,153
2.03.05	Accumulated Earnings	149,196	-
2.03.08	Other Comprehensive Income	(170,931)	(353,698)
2.03.08.01	Derivative Financial Intruments	(128,996)	(341,687)
2.03.08.02	Financial Instruments (Available for Sale)	3,381	(5,406)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(76,324)	(32,258)
2.03.08.04	Actuarial Losses	31,008	25,653

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Individual FS / Statement of Income

(in thousands of Brazilian Reais)

			Accumulated		Accumulated
Account		Current Quarter	Current Year	Previous Quarter	Previous Year
Code	Account Description	04.01.14 to 06.30.14	01.01.14 to 06.30.14	04.01.13 to 06.30.13	01.01.13 to 06.30.13
3.01	Net Sales	6,909,006	13,478,381	7,053,836	13,823,525
3.02	Cost of Goods Sold	(5,176,457)	(10,328,919)	(5,321,690)	(10,581,016)
3.03	Gross Profit	1,732,549	3,149,462	1,732,146	3,242,509
3.04	Operating (Expenses) Income	(1,337,733)	(2,319,572)	(1,064,276)	(2,092,426)
3.04.01	Selling	(982,713)	(1,970,303)	(939,881)	(1,764,081)
3.04.02	General and Administrative	(78,599)	(155,747)	(92,877)	(158,760)
3.04.04	Other Operating Income	111,394	156,677	35,982	56,331
3.04.05	Other Operating Expenses	(215,843)	(366,303)	(147,371)	(231,174)
3.04.06	Equity Pick-Up	(171,972)	16,104	79,871	5,258
3.05	Income before Financial and Tax Results	394,816	829,890	667,870	1,150,083
3.06	Financial Results	(99,297)	(173,449)	(422,916)	(469,449)
3.06.01	Financial Income	232,167	485,576	155,580	264,987
3.06.02	Financial Expenses	(331,464)	(659,025)	(578,496)	(734,436)
3.07	Income before Taxes	295,519	656,441	244,954	680,634
3.08	Income and Social Contribution	(28,450)	(73,924)	(36,516)	(113,662)
3.08.01	Current	(1,606)	(1,606)	64,573	-
3.08.02	Deferred	(26,844)	(72,318)	(101,089)	(113,662)
3.09	Net Income from Continued Operations	267,069	582,517	208,438	566,972
3.11	Net Income	267,069	582,517	208,438	566,972
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	0.30653	0.66859	0.23949	0.65143
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.30639	0.66827	0.23925	0.65079

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Individual FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

			Accumulated	Previous	Accumulated
		Current Quarter	Current Year	Quarter	Previous Year
Account		04.01.14 to	01.01.14 to	04.01.13 to	01.01.13 to
Code	Account Description	06.30.14	06.30.14	06.30.13	06.30.13
4.01	Net Income	267,069	582,517	208,438	566,972
4.02	Other Comprehensive Income	60,735	182,767	(266,647)	(191,170)
4.02.01	Loss in Foreign Currency Translation Adjustments	(4,498)	(44,066)	6,375	(12,678)
4.02.02	Unrealized Gain (Loss) in Available for Sale Marketable Securities	5,077	8,903	(23,155)	(24,175)
4.02.03	Taxes on unrealized gains on investments on available for sale	(101)	(116)	52	153
4.02.04	Unrealized losses in cash flow hedge	87,141	321,264	(378,613)	(227,016)
4.02.05	Taxes on unrealized gains on investments available for sale	(29,561)	(108,573)	132,576	82,497
4.02.06	Actuarial gains (losses) on defined benefits plans	4,056	8,112	(5,882)	(15,075)
4.02.07	Taxes on actuarial unrealized gains (losses) on defined benefit plans	(1,379)	(2,757)	2,000	5,124
4.03	Comprehensive Income	327,804	765,284	(58,209)	375,802

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Individual FS / Statement of Cash Flows

(in thousands of Brazilian Reais)

		Accumulated	Accumulated
		Current Year	Previous Year
Account		01.01.14 to	01.01.13 to
Code	Account Description	06.30.14	06.30.13
6.01	Net Cash Provided by Operating Activities	975,256	288,073
6.01.01	Cash from Operations	1,292,038	1,764,270
6.01.01.01	Net Income for the period	582,517	566,972
6.01.01.03	Depreciation and Amortization	587,974	540,474
6.01.01.04	Gain on Disposals of Property, Plant and Equipments	(94,627)	(107,933)
6.01.01.05	Deferred Income Tax	72,318	113,662
6.01.01.06	Provision for Tax, Civil and Labor Risks	149,109	114,132
6.01.01.07	Other Provisions	19,173	(12,463)
6.01.01.08	Interest and Exchange Rate Variations	(8,322)	554,684
6.01.01.09	Equity Pick-Up	(16,104)	(5,258)
6.01.02	Changes in Operating Assets and Liabilities	(316,782)	(1,476,197)
6.01.02.01	Trade Accounts Receivable	(409,189)	(485,733)
6.01.02.02	Inventories	(7,895)	(91,342)
6.01.02.03	Trade Accounts Payable	418,704	(85,476)
6.01.02.04	Payment of Tax, Civil and Labor Risks Provisions	(123,821)	(92,656)
6.01.02.05	Payroll and Related Charges	(7,451)	(624,721)
6.01.02.06	Investment in Held for Trading Securities	(175,427)	-
6.01.02.07	Redemption of Held for Trading Securities	107,178	76,499
6.01.02.10	Other Financial Assets and Liabilities	4,272	(88,926)
6.01.02.11	Payment of Interest	(164,616)	(173,446)
6.01.02.13	Interest on Shareholders' Equity Received	28,441	-
6.01.02.14	Consumable biological assets	13,022	89,604
6.02	Net Cash Provided by Investing Activities	(539,348)	(815,607)
6.02.05	Restricted Cash Investments	(9,807)	(6,382)
6.02.06	Additions to Property, Plant and Equipment	(349,621)	(634,166)
6.02.07	Proceeds from Disposals of Property, Plant and Equipment	73,862	172,159
6.02.08	Capital increase in subsidiaries	-	(90,294)
6.02.09	Additions to Intangible	(474)	(1,678)
6.02.10	Additions to Biological Assets to Production	(251,365)	(255,246)
6.02.11	Other Investments, net	(1,943)	-
6.03	Net Cash Provided by Financing Activities	1,206,570	197,768
6.03.01	Proceeds from Debt Issuance	2,434,936	1,915,901
6.03.02	Payment of Debt	(896,411)	(1,514,264)
6.03.03	Dividends and Interest on Shareholders' Equity Paid	(365,013)	(220,050)
6.03.06	Treasury Shares Acquisition	(50,278)	-
6.03.07	Treasury Shares Disposal	83,336	16,181
6.04	Exchange Rate Variation on Cash and Cash Equivalents	(6,548)	9,745
6.05	Increase (Decrease) in Cash and Cash Equivalents	1,635,930	(320,021)
6.05.01	At the Beginning of the Period	905,176	907,919
6.05.02	At the End of the Period	2,541,106	587,898

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Individual FS / Statement of Changes in Shareholders' Equity for the Period from

01/01/2014 to 06/30/2014

(in thousands of Brazilian Reais)

			Capital
			Reserves,
			Granted Options			Other
Account			and Treasury		Retained	Comprehensive	Shareholders'
Code	Account Description	Capital Stock	Shares	Profit Reserves	Earnings	Income	Equity
5.01	Balance at January 1, 2014	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071
5.03	Opening Balance Adjusted	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071
5.04	Share-based Payments	-	33,430	-	(361,000)	-	(327,570)
5.04.03	Options Granted	-	14,175	-	-	-	14,175
5.04.04	Treasury Shares Acquired	-	(50,278)	-	-	-	(50,278)
5.04.05	Treasury Shares Sold	-	83,336	-	-	-	83,336
5.04.07	Interest on Shareholders' Equity	-	-	-	(361,000)	-	(361,000)
5.04.08	Gain on Disposal of Shares	-	(13,803)	-	-	-	(13,803)
5.05	Total Comprehensive Income	-	-	-	582,517	182,767	765,284
5.05.01	Net Income for the Period	-	-	-	582,517	-	582,517
5.05.02	Other Comprehensive Income	-	-	-	-	182,767	182,767
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	321,264	321,264
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(108,573)	(108,573)
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	8,787	8,787
5.05.02.08	Actuarial losses on defined benefit plans	-	-	-	-	5,355	5,355
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(44,066)	(44,066)
5.06	Statements of Changes in Shareholders' Equity	-	-	72,321	(72,321)	-	-
5.06.08	Tax Incentives Reserve	-	-	72,321	(72,321)	-	-
5.07	Balance at June 30, 2014	12,460,471	69,848	2,584,201	149,196	(170,931)	15,092,785

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Individual FS / Statement of Changes in Shareholders' Equity for the Period from

01/01/2013 to 06/30/2013

(in thousands of Brazilian Reais)

			Capital
			Reserves,
			Granted Options			Other
Account			and Treasury		Retained	Comprehensive	Shareholders'
Code	Account Description	Capital Stock	Shares	Profit Reserves	Earnings	Income	Equity
5.01	Balance at January 1, 2013	12,460,471	17,990	2,274,206	-	(201,012)	14,551,655
5.03	Opening Balance Adjusted	12,460,471	17,990	2,274,206	-	(201,012)	14,551,655
5.04	Share-based Payments	-	36,061	(45,300)	(359,000)	-	(368,239)
5.04.03	Options Granted	-	10,924	-	-	-	10,924
5.04.05	Treasury Shares Sold	-	16,181	-	-	-	16,181
5.04.06	Dividends	-	-	(45,300)	-	-	(45,300)
5.04.07	Interest on Shareholders' Equity	-	-	-	(359,000)	-	(359,000)
5.04.08	Gain on Disposal of Shares	-	8,956	-	-	-	8,956
5.05	Total Comprehensive Income	-	-	-	566,972	(191,170)	375,802
5.05.01	Net Income for the Period	-	-	-	566,972	-	566,972
5.05.02	Other Comprehensive Income	-	-	-	-	(191,170)	(191,170)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(227,016)	(227,016)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	82,497	82,497
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(24,022)	(24,022)
5.05.02.08	Actuarial losses on defined benefit plans	-	-	-	-	(9,951)	(9,951)
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(12,678)	(12,678)
5.06	Statements of Changes in Shareholders' Equity	-	-	46,254	(59,381)	-	(13,127)
5.06.08	Tax Incentives Reserve	-	-	59,381	(59,381)	-	-
5.06.09	Reserve for income retention	-	-	(13,127)	-	-	(13,127)
5.07	Balance at June 30, 2013	12,460,471	54,051	2,275,160	148,591	(392,182)	14,546,091

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Individual FS / Statement of Value Added

(in thousands of Brazilian Reais)

		Accumulated	Accumulated
		Current Year	Previous Year
Account		01.01.14 to	01.01.13 to
Code	Account Description	06.30.14	06.30.13
7.01	Revenues	15,046,109	15,523,655
7.01.01	Sales of Goods, Products and Services	14,862,207	15,154,274
7.01.02	Other Income	(132,570)	(79,977)
7.01.03	Revenue Related to Construction of Own Assets	314,860	447,196
7.01.04	Reversal (Provisions) for Doubtful Accounts	1,612	2,162
7.02	Raw Material Acquired from Third Parties	(9,998,582)	(10,228,812)
7.02.01	Costs of Products and Goods Sold	(8,267,895)	(8,580,925)
7.02.02	Materials, Energy, Third Parties Services and Other	(1,736,684)	(1,661,584)
7.02.03	Recovery (Loss) of Assets Values	5,997	13,697
7.03	Gross Value Added	5,047,527	5,294,843
7.04	Retentions	(587,974)	(540,474)
7.04.01	Depreciation, Amortization and Exhaustion	(587,974)	(540,474)
7.05	Net Value Added	4,459,553	4,754,369
7.06	Received from Third Parties	505,213	272,102
7.06.01	Equity Pick-Up	16,104	5,258
7.06.02	Financial Income	485,576	264,987
7.06.03	Other	3,533	1,857
7.07	Value Added to be Distributed	4,964,766	5,026,471
7.08	Distribution of Value Added	4,964,766	5,026,471
7.08.01	Payroll	1,956,023	1,939,004
7.08.01.01	Salaries	1,498,921	1,490,871
7.08.01.02	Benefits	352,877	345,338
7.08.01.03	Government Severance Indemnity Fund for Employees
	Guarantee Fund for Length of Service - FGTS	104,225	102,795
7.08.02	Taxes, Fees and Contributions	1,647,510	1,640,652
7.08.02.01	Federal	801,785	773,042
7.08.02.02	State	831,112	786,006
7.08.02.03	Municipal	14,613	81,604
7.08.03	Capital Remuneration from Third Parties	778,716	879,843
7.08.03.01	Interests	678,382	759,457
7.08.03.02	Rents	100,334	120,386
7.08.04	Interest on Own Capital	582,517	566,972
7.08.04.01	Interest on Shareholders' Equity	361,000	359,000
7.08.04.03	Retained Earnings	221,517	207,972

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Consolidated FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	06.30.14	12.31.13
1	Total Assets	33,298,980	32,374,569
1.01	Current Assets	14,333,748	13,242,523
1.01.01	Cash and Cash Equivalents	4,578,388	3,127,715
1.01.02	Marketable Securities	530,118	459,568
1.01.02.01	Financial Investments Evaluated at Fair Value	530,118	459,568
1.01.02.01.01	Held for Trading	259,526	179,195
1.01.02.01.02	Available for Sale	270,592	280,373
1.01.03	Trade Accounts Receivable	2,969,571	3,487,362
1.01.03.01	Trade Accounts Receivable	2,760,546	3,338,355
1.01.03.02	Other Receivables	209,025	149,007
1.01.04	Inventories	3,153,571	3,111,615
1.01.05	Biological Assets	1,193,814	1,205,851
1.01.06	Recoverable Taxes	1,297,965	1,302,939
1.01.06.01	Current Recoverable Taxes	1,297,965	1,302,939
1.01.08	Other Current Assets	610,321	547,473
1.01.08.01	Non-current Assets Held for Sale	170,697	148,948
1.01.08.01.01	Non-current Assets for Sale	170,697	148,948
1.01.08.03	Other	439,624	398,525
1.01.08.03.01	Equity Interest Receivable	111	16
1.01.08.03.02	Derivatives	79,150	11,572
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	46,354	88,270
1.01.08.03.05	Other	314,009	298,667
1.02	Non-current Assets	18,965,232	19,132,046
1.02.01	Non-current Assets	3,358,724	3,444,556
1.02.01.02	Marketable Securities Evaluated at Amortized Cost	58,811	56,002
1.02.01.02.01	Held to Maturity	58,811	56,002
1.02.01.03	Trade Accounts Receivable	417,746	361,486
1.02.01.03.01	Trade Accounts Receivable	7,364	7,811
1.02.01.03.02	Other Receivables	410,382	353,675
1.02.01.05	Biological Assets	573,805	568,978
1.02.01.06	Deferred Taxes	487,298	665,677
1.02.01.06.01	Deferred Income Tax and Social Contribution	487,298	665,677
1.02.01.09	Other Non-current Assets	1,821,064	1,792,413
1.02.01.09.03	Judicial Deposits	553,420	478,676
1.02.01.09.04	Recoverable Taxes	791,400	800,808
1.02.01.09.06	Accounts Receivable from Disposal of Equity Interest	173,365	196,437
1.02.01.09.07	Restricted Cash	109,019	99,212
1.02.01.09.08	Other	193,860	217,280
1.02.02	Investments	56,681	107,990
1.02.02.01	Investments	56,681	107,990
1.02.02.01.01	Equity in Affiliates	54,869	105,874
1.02.02.01.04	Other	1,812	2,116
1.02.03	Property, Plant and Equipment, Net	10,785,184	10,821,578
1.02.03.01	Property, Plant and Equipment in Operation	9,745,483	9,757,650
1.02.03.02	Property, Plant and Equipment Leased	208,983	265,556
1.02.03.03	Property, Plant and Equipment in Progress	830,718	798,372
1.02.04	Intangible	4,764,643	4,757,922
1.02.04.01	Intangible	4,764,643	4,757,922
1.02.04.01.02	Software	133,682	153,218
1.02.04.01.03	Trademarks	1,298,377	1,302,305
1.02.04.01.04	Other	175,487	187,455
1.02.04.01.05	Goodwill	3,129,603	3,101,750
1.02.04.01.06	Software Leased	27,494	13,194

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	06.30.14	12.31.13
2	Total Liabilities	33,298,980	32,374,569
2.01	Current Liabilities	8,703,970	8,436,031
2.01.01	Social and Labor Obligations	117,510	122,143
2.01.01.01	Social Obligations	26,810	23,387
2.01.01.02	Labor Obligations	90,700	98,756
2.01.02	Trade Accounts Payable	4,081,181	3,674,705
2.01.02.01	Domestic Suppliers	3,396,491	3,040,491
2.01.02.02	Foreign Suppliers	684,690	634,214
2.01.03	Tax Obligations	289,602	253,678
2.01.03.01	Federal Tax Obligations	92,187	102,387
2.01.03.01.01	Income Tax and Social Contribution Payable	22,606	13,658
2.01.03.01.02	Other Federal	69,581	88,729
2.01.03.02	State Tax Obligations	195,098	149,199
2.01.03.03	Municipal Tax Obligations	2,317	2,092
2.01.04	Short Term Debts	2,757,571	2,696,594
2.01.04.01	Short Term Debts	2,757,571	2,696,594
2.01.04.01.01	Local Currency	2,497,464	2,415,207
2.01.04.01.02	Foreign Currency	260,107	281,387
2.01.05	Other Obligations	763,808	1,084,621
2.01.05.02	Other	763,808	1,084,621
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	330,259	336,677
2.01.05.02.04	Derivatives	113,488	357,182
2.01.05.02.05	Management and Employees Profit Sharing	99,194	177,064
2.01.05.02.07	Other Obligations	220,867	213,698
2.01.06	Provisions	694,298	604,290
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	244,679	243,939
2.01.06.01.01	Tax Risk Provisions	53,414	66,547
2.01.06.01.02	Social Security and Labor Risk Provisions	160,694	158,626
2.01.06.01.04	Civil Risk Provisions	30,571	18,766
2.01.06.02	Other Provisons	449,619	360,351
2.01.06.02.04	Vacations and Christmas Bonuses Provisions	400,592	311,324
2.01.06.02.05	Employee Benefits Provisions	49,027	49,027
2.02	Non-current Liabilities	9,459,103	9,242,384
2.02.01	Long-term Debt	7,597,765	7,484,596
2.02.01.01	Long-term Debt	7,597,765	7,484,596
2.02.01.01.01	Local Currency	1,524,080	1,657,256
2.02.01.01.02	Foreign Currency	6,073,685	5,827,340
2.02.02	Other Obligations	739,951	719,627
2.02.02.02	Other	739,951	719,627
2.02.02.02.06	Other Obligations	739,951	719,627
2.02.03	Deferred Taxes	14,421	20,566
2.02.03.01	Deferred Income Tax and Social Contribution	14,421	20,566
2.02.04	Provisions	1,106,966	1,017,595
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	843,584	775,359
2.02.04.01.01	Tax Risk Provisions	154,591	74,931
2.02.04.01.02	Social Security and Labor Risk Provisions	105,589	117,502
2.02.04.01.04	Civil Risk Provision	32,494	29,491
2.02.04.01.05	Contingent Liabilities	550,910	553,435
2.02.04.02	Other Provisons	263,382	242,236
2.02.04.02.04	Employee Benefits Provisions	263,382	242,236

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	06.30.14	12.31.13
2.03	Shareholders' Equity	15,135,907	14,696,154
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.02	Capital Reserves	69,848	36,418
2.03.02.01	Goodwill on the Shares Issuance	62,767	62,767
2.03.02.04	Granted Options	86,400	72,225
2.03.02.05	Treasury Shares	(44,321)	(77,379)
2.03.02.07	Gain on Disposal of Shares	11,076	24,879
2.03.02.08	Goodwill on Acquisition of Non-Controlling Shareholders	(46,074)	(46,074)
2.03.04	Profit Reserves	2,584,201	2,511,880
2.03.04.01	Legal Reserves	273,367	273,367
2.03.04.02	Statutory Reserves	1,993,360	1,993,360
2.03.04.07	Tax Incentives Reserve	317,474	245,153
2.03.05	Accumulated Earnings / Loss	149,196	-
2.03.08	Other Comprehensive Income	(170,931)	(353,698)
2.03.08.01	Derivative Financial Instruments	(128,996)	(341,687)
2.03.08.02	Financial Instrument (Available for Sale)	3,381	(5,406)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(76,324)	(32,258)
2.03.08.04	Actuarial Losses	31,008	25,653
2.03.09	Non-controlling Shareholders' Equity	43,122	41,083

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Consolidated FS / Statement of Income

(in thousands of Brazilian Reais)

			Accumulated	Previous	Accumulated
		Current Quarter	Current Year	Quarter	Previous Year
Account		04.01.14 to	01.01.14 to	04.01.13 to	01.01.13 to
Code	Account Description	06.30.14	06.30.14	06.30.13	06.30.13
3.01	Net Sales	7,690,827	15,029,640	7,525,447	14,734,343
3.02	Cost of Goods Sold	(5,647,087)	(11,093,183)	(5,648,333)	(11,160,384)
3.03	Gross Profit	2,043,740	3,936,457	1,877,114	3,573,959
3.04	Operating (Expenses) Income	(1,352,088)	(2,682,938)	(1,374,601)	(2,540,387)
3.04.01	Selling	(1,136,807)	(2,248,733)	(1,140,303)	(2,142,177)
3.04.02	General and Administrative	(108,825)	(210,711)	(118,227)	(221,191)
3.04.04	Other Operating Income	144,675	193,406	37,347	63,464
3.04.05	Other Operating Expenses	(262,142)	(439,417)	(155,616)	(250,081)
3.04.06	Equity Pick-Up	11,011	22,517	2,198	9,598
3.05	Income before Financial and Tax Results	691,652	1,253,519	502,513	1,033,572
3.06	Financial Results	(393,833)	(590,326)	(258,993)	(360,741)
3.06.01	Financial Income	257,567	588,125	428,116	630,665
3.06.02	Financial Expenses	(651,400)	(1,178,451)	(687,109)	(991,406)
3.07	Income Before Taxes	297,819	663,193	243,520	672,831
3.08	Income and Social Contribution	(30,538)	(76,466)	(34,669)	(107,653)
3.08.01	Current	(16,992)	(20,195)	61,751	(1,927)
3.08.02	Deferred	(13,546)	(56,271)	(96,420)	(105,726)
3.09	Net Income from Continued Operations	267,281	586,727	208,851	565,178
3.11	Net Income	267,281	586,727	208,851	565,178
3.11.01	Attributable to: BRF Shareholders	267,069	582,517	208,438	566,972
3.11.02	Attributable to: Non-Controlling Shareholders	212	4,210	413	(1,794)
3.99	Earnings per share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	0.30677	0.67342	0.23996	0.64937
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.30663	0.67310	0.23973	0.64873

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Consolidated FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

			Accumulated	Previous	Accumulated
		Current Quarter	Current Year	Quarter	Previous Year
Account		04.01.14 to	01.01.14 to	04.01.13 to	01.01.13 to
Code	Account Description	06.30.14	06.30.14	06.30.13	06.30.13
4.01	Net Income	267,281	586,727	208,851	565,178
4.02	Other Comprehensive Income	60,735	182,767	(266,647)	(191,170)
4.02.01	Loss in Foreign Currency Translation Adjustments	(4,498)	(44,066)	6,375	(12,678)
4.02.02	Unrealized Gain (Loss) in Available for Sale Marketable Securities	5,077	8,903	(23,155)	(24,175)
4.02.03	Taxes on unrealized gains on investments on available for sale	(101)	(116)	52	153
4.02.04	Unrealized losses in cash flow hedge	87,141	321,264	(378,613)	(227,016)
4.02.05	Taxes on unrealized gains on investments available for sale	(29,561)	(108,573)	132,576	82,497
4.02.06	Actuarial gains (losses) on defined benefits plans	4,056	8,112	(5,882)	(15,075)
4.02.07	Taxes on actuarial unrealized gains (losses) on defined benefit plans	(1,379)	(2,757)	2,000	5,124
4.03	Comprehensive Income	328,016	769,494	(57,796)	374,008
4.03.01	Attributable to: BRF Shareholders	327,804	765,284	(58,209)	375,802
4.03.02	Attributable to: Non-Controlling Shareholders	212	4,210	413	(1,794)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Consolidated FS / Statement of Cash Flows

(in thousands of Brazilian Reais)

		Accumulated	Accumulated
		Current Year	Previous Year
Account		01.01.14 to	01.01.13 to
Code	Account Description	06.30.14	06.30.13
6.01	Net Cash Provided by Operating Activities	2,136,248	1,256,590
6.01.01	Cash from Operations	1,417,070	1,869,798
6.01.01.01	Net Income for the Period	582,517	566,972
6.01.01.02	Non-controlling Shareholders	4,210	(1,794)
6.01.01.03	Depreciation and Amortization	613,861	569,504
6.01.01.04	Gain on Disposals of Property, Plant and Equipments	(96,617)	(101,898)
6.01.01.05	Deferred Income Tax	56,271	105,726
6.01.01.06	Provision for Tax, Civil and Labor Risks	150,012	114,188
6.01.01.07	Other Provisions	12,770	(27,221)
6.01.01.08	Interest and Exchange Rate Variations	141,526	653,919
6.01.01.09	Equity Pick-Up	(22,517)	(9,598)
6.01.01.10	Results on the business combination	(24,963)	-
6.01.02	Changes in Operating Assets and Liabilities	719,178	(613,208)
6.01.02.01	Trade Accounts Receivable	691,620	8,207
6.01.02.02	Inventories	67,765	(134,589)
6.01.02.03	Trade Accounts Payable	314,642	(81,587)
6.01.02.04	Payment of Tax, Civil and Labor Risks Provisions	(123,821)	(94,658)
6.01.02.05	Payroll and Related Charges	65,624	(106,463)
6.01.02.06	Investment in Held for Trading Securities	(175,428)	-
6.01.02.07	Redemption of Held for Trading Securities	108,316	77,522
6.01.02.10	Other Financial Assets and Liabilities	18,668	(114,709)
6.01.02.11	Payment of Interest	(284,036)	(255,701)
6.01.02.12	Payment of Income Tax and Social Contribution	(4,650)	(1,057)
6.01.02.13	Interest on Shareholders' Equity Received	28,441	-
6.01.02.14	Biological assets	12,037	89,827
6.02	Net Cash Provided by Investing Activities	(724,568)	(780,312)
6.02.01	Marketable Securities	-	(314,991)
6.02.02	Redemptions of Marketable Securities	-	377,489
6.02.03	Investment in Available for Sale Securities	-	(108,679)
6.02.04	Redemptions of Available for Sale Securities	1,060	121,912
6.02.05	Restricted Cash	(9,807)	(6,363)
6.02.06	Additions to Property, Plant and Equipment	(497,426)	(671,447)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	90,481	173,457
6.02.08	Capital increase in subsidiaries	-	(10,000)
6.02.09	Additions to Intangible	(3,422)	(31,983)
6.02.10	Additions to Biological Assets	(251,774)	(255,246)
6.02.11	Other Investments, Net	(1,944)	(54,461)
6.02.12	Business Combination	(51,736)	-
6.03	Net Cash Provided by Financing Activities	146,181	(430,355)
6.03.01	Proceeds from Debt Issuance	3,052,346	2,047,153
6.03.02	Payment of Debt	(2,574,210)	(2,273,639)
6.03.03	Dividends and Interest on Shareholders' Equity Paid	(365,013)	(220,050)
6.03.06	Treasury Shares Acquisition	(50,278)	-
6.03.07	Treasury Shares Disposal	83,336	16,181
6.04	Exchange Rate Variation on Cash and Cash Equivalents	(107,188)	51,763
6.05	Decrease in Cash and Cash Equivalents	1,450,673	97,686
6.05.01	At the Beginning of the Period	3,127,715	1,930,693
6.05.02	At the End of the Period	4,578,388	2,028,379

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders' Equity for the Period from

01/01/2014 to 06/30/2014

(in thousands of Brazilian Reais)

			Capital
			Reserves,
			Granted Options			Other		Participation of	Total
Account			and Treasury		Retained	Comprehensive	Shareholders'	Non-Controlling	Shareholders'
Code	Account Description	Capital Stock	Shares	Profit Reserves	Earnings	Income	Equity	Shareholders	Equity
5.01	Balance at January 1, 2014	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071	41,083	14,696,154
5.03	Opening Balance Adjusted	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071	41,083	14,696,154
5.04	Share-based Payments	-	33,430	-	(361,000)	-	(327,570)	(2,171)	(329,741)
5.04.03	Options Granted	-	14,175	-	-	-	14,175	-	14,175
5.04.04	Treasury Shares Acquired	-	(50,278)	-	-	-	(50,278)	-	(50,278)
5.04.05	Treasury Shares Sold	-	83,336	-	-	-	83,336	-	83,336
5.04.07	Interest on Shareholders' Equity	-	-	-	(361,000)	-	(361,000)	-	(361,000)
5.04.08	Gain on Disposal of Shares	-	(13,803)	-	-	-	(13,803)	-	(13,803)
5.04.10	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	(2,171)	(2,171)
5.05	Total Comprehensive Income	-	-	-	582,517	182,767	765,284	4,210	769,494
5.05.01	Net Income for the Period	-	-	-	582,517	-	582,517	4,210	586,727
5.05.02	Other Comprehensive Income	-	-	-	-	182,767	182,767	-	182,767
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	321,264	321,264	-	321,264
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(108,573)	(108,573)	-	(108,573)
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	8,787	8,787	-	8,787
5.05.02.08	Actuarial losses on defined benefit plans	-	-	-	-	5,355	5,355	-	5,355
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(44,066)	(44,066)	-	(44,066)
5.06	Statements of Changes in Shareholders' Equity	-	-	72,321	(72,321)	-	-	-	-
5.06.08	Tax Incentives Reserve	-	-	72,321	(72,321)	-	-	-	-
5.07	Balance at June 30, 2014	12,460,471	69,848	2,584,201	149,196	(170,931)	15,092,785	43,122	15,135,907

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders' Equity for the Period from

01/01/2013 to 06/30/2013

(in thousands of Brazilian Reais)

			Capital
			Reserves,
			Granted Options			Other		Participation of	Total
Account			and Treasury		Retained	Comprehensive	Shareholders'	Non-Controlling	Shareholders'
Code	Account Description	Capital Stock	Shares	Profit Reserves	Earnings	Income	Equity	Shareholders	Equity
5.01	Balance at January 1, 2013	12,460,471	17,990	2,274,206	-	(201,012)	14,551,655	37,512	14,589,167
5.03	Opening Balance Adjusted	12,460,471	17,990	2,274,206	-	(201,012)	14,551,655	37,512	14,589,167
5.04	Share-based Payments	-	36,061	(45,300)	(359,000)	-	(368,239)	(681)	(368,920)
5.04.03	Options Granted	-	10,924	-	-	-	10,924	-	10,924
5.04.05	Treasury Shares Sold	-	16,181	-	-	-	16,181	-	16,181
5.04.06	Dividends	-	-	(45,300)	-	-	(45,300)	-	(45,300)
5.04.07	Interest on Shareholders' Equity	-	-	-	(359,000)	-	(359,000)	-	(359,000)
5.04.08	Gain on Disposal of Shares	-	8,956	-	-	-	8,956	-	8,956
5.04.10	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	(681)	(681)
5.05	Total Comprehensive Income	-	-	-	566,972	(191,170)	375,802	(1,794)	374,008
5.05.01	Net Income for the Period	-	-	-	566,972	-	566,972	(1,794)	565,178
5.05.02	Other Comprehensive Income	-	-	-	-	(191,170)	(191,170)	-	(191,170)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(227,016)	(227,016)	-	(227,016)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	82,497	82,497	-	82,497
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(24,022)	(24,022)	-	(24,022)
5.05.02.08	Actuarial losses on defined benefit plans	-	-	-	-	(9,951)	(9,951)	-	(9,951)
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(12,678)	(12,678)	-	(12,678)
5.06	Statements of Changes in Shareholders' Equity	-	-	46,254	(59,381)	-	(13,127)	-	(13,127)
5.06.08	Tax Incentives Reserve	-	-	59,381	(59,381)	-	-	-	-
5.06.09	Reserve for income retention	-	-	(13,127)	-	-	(13,127)	-	(13,127)
5.07	Balance at June 30, 2013	12,460,471	54,051	2,275,160	148,591	(392,182)	14,546,091	35,037	14,581,128

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Consolidated FS / Statement of Value Added

(in thousands of Brazilian Reais)

		Accumulated	Accumulated
		Current Year	Previous Year
Account		01.01.14 to	01.01.13 to
Code	Account Description	06.30.14	06.30.13
7.01	Revenues	16,848,262	16,619,375
7.01.01	Sales of Goods, Products and Services	16,544,617	16,224,144
7.01.02	Other Income	(157,102)	(87,440)
7.01.03	Revenue Related to Construction of Own Assets	457,287	470,958
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal (Provisions)	3,460	11,713
7.02	Raw Material Acquired from Third Parties	(10,975,643)	(11,042,311)
7.02.01	Costs of Products and Goods Sold	(8,905,276)	(9,014,693)
7.02.02	Materials, Energy, Third Parties Services and Other	(2,079,582)	(2,040,031)
7.02.03	Recovery of Assets Values	9,215	12,413
7.03	Gross Value Added	5,872,619	5,577,064
7.04	Retentions	(613,861)	(569,504)
7.04.01	Depreciation, Amortization and Exhaustion	(613,861)	(569,504)
7.05	Net Value Added	5,258,758	5,007,560
7.06	Received from Third Parties	614,178	642,123
7.06.01	Equity Pick-Up	22,517	9,598
7.06.02	Financial Income	588,125	630,665
7.06.03	Other	3,536	1,860
7.07	Value Added to be Distributed	5,872,936	5,649,683
7.08	Distribution of Value Added	5,872,936	5,649,683
7.08.01	Payroll	2,142,916	2,129,435
7.08.01.01	Salaries	1,657,718	1,662,490
7.08.01.02	Benefits	378,011	362,770
7.08.01.03	Government Severance Indemnity Fund for Employees
	Guarantee Fund for Length of Service - FGTS	107,187	104,175
7.08.02	Taxes, Fees and Contributions	1,818,511	1,803,744
7.08.02.01	Federal	931,783	896,146
7.08.02.02	State	867,126	818,862
7.08.02.03	Municipal	19,602	88,736
7.08.03	Capital Remuneration from Third Parties	1,324,782	1,151,326
7.08.03.01	Interests	1,202,574	1,017,314
7.08.03.02	Rents	122,208	134,012
7.08.04	Interest on Own Capital	586,727	565,178
7.08.04.01	Interest on Shareholders' Equity	361,000	359,000
7.08.04.03	Retained Earnings	221,517	207,972
7.08.04.04	Non-Controlling Interest	4,210	(1,794)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Market value
R$ 46.6 billion
US$ 21.2 billion

Prices
BRFS3 R$ 53.40
BRFS US$ 24.31

Common shares:
872,473,246 shares
943,853 treasury shares
Basis: 06/30/2014

Webcast
Data: 08/01/2014
09h Portuguese
10h30 English
Telephone:
Dial in with connections
on Brazil: +55 11 46886361
or +55 11 28204001
Dial-in with connections in
USA: +1 8887000802
www.brf-br.com/ir

IR Contacts
Augusto Ribeiro Júnior
CFO and IRO

Christiane Assis
IR Director

55 11 23225286
acoes@brf-br.com
www.brf-br.com/ir

Dear Shareholders,

BRF’s performance in the second quarter of 2014 is indicative of senior management’s focus on profitability and value maximization. The Company posted strong free cash flow generation during the quarter, reaching R$954.0 million in 2Q14 versus R$365.0 million in 2Q13. This is a result of BRF’s operating improvements, capex optimization and efforts towards the consistent and sustainable reduction of its financial cycle, which improved from 57.4 days in June 2013, representing 14.6% of net operational revenues (NOR), to 36.4 days in June 2014, representing 9.8% of NOR. The Company envisages the continued active management of payables, receivables and inventories.

In relation to the operating results, the Company reported positive figures for the international markets, where performance was favorable across various regions, as well as the domestic market, despite macroeconomic adversities.

During the period, the Company successfully optimized the results from international markets by implementing several initiatives, among these prioritizing regions and more profitable SKUs. This performance addresses BRF’s concern in reducing the existing volatility in these markets. With the conclusion of the acquisition of Federal Foods in the United Arab Emirates, the Company has taken a step forward in its process of internationalization gaining access to local markets, strengthening brands and expanding the product portfolio in the region. Following this strategy, on the 3rd of July, BRF acquired 40% of the equity of Al Khan Foodstuff LLC, BRF’s current distributor in Sultanate of Oman.

In the domestic market, significant efforts were made in relation to consumption, despite the challenging environment during the quarter due to the slowdown of the Brazilian economy. The Company focused on its strategy of rationalizing its portfolio, repositioning its brands and launching new products in line with our consumers’ needs. We also concluded the consolidation of our sales force, part of the new go-to-market (GTM) plan, having had encouraging preliminary results: we noticed greater cross-selling, especially with the Perdigão brand, as well as enhanced capillarity, allowing us to reach new points of sale and improve our positioning in the Brazilian market.

Also in 2Q14, we have concluded the Zero Based Budget Project (ZBB) as well as the reduction of hierarchical levels in the organization. Both measures brought significant benefits in terms of synergies, simplification and responsiveness of the decision making process. We also promoted a grand event enhancing the corporate culture for leadership which relies, primarily on two pillars: meritocracy and high performance, both linked to compensation tools.

With the implementation of these internal and external projects, BRF was able to report second quarter net sales of R$7.7 billion, 2.2% higher than the same period in 2013, even with volumes 12.0% lower (mainly due to the volume reduction strategy in international markets). Gross profit reached R$2.0 billion (8.9% higher than 2Q13); operating profit was R$691.7 million (+37.6%); and EBITDA reached R$ 1.0 billion, a 25.1% growth and a 13.0% margin, versus 10.6% reported for the second quarter in 2013.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

It is also worth pointing out that the Company leverage ratio continues to decline. BRF’s financial health was reinforced by a positive evaluation from Standard & Poor’s and the successful funding of a ten-year bond issue for US$750.0 million at competitive interest rates compared to companies with similar risk profile in Latin America. Following the first quarter’s trend, BRF was able to report robust cash generation. At the end of the quarter, net debt stood at R$5.1 billion, 14.6% less than posted for the 1Q14. Net debt to EBITDA for the last twelve months was 1.51 times, representing a very comfortable level for new investments.

The #jogapramim campaign served as a vehicle for making Sadia, a sponsor of the Brazilian national soccer team, one of the five leading brands related to soccer and to the World Cup most spontaneously recalled. The perception of the Brazilians was extremely positive with more than 80% approval rate and presence in the global trend topics. This campaign was important to reinforce the company’s focus towards the sports segment, and now we direct our efforts to the 2016 Olympic Games in Rio de Janeiro, which we are official sponsors.

It is this vocation for protagonism combined with the efforts described herein and the results reported that lead us to believe that the Company is moving in the right direction.

Abilio Diniz	Cláudio Galeazzi
Chairman	Global Chief Executive Officer

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

HIGHLIGHTS

2st Quarter 2014 (2Q14)

•        Net sales totaled R$7.7 billion, a 2.2% growth compared with 2Q13, largely due to growth in revenue flows from the commercialization of industrialized products and in natura poultry to the domestic market, in line with our strategy.

•        Sales volume in the period amounted to 1.3 million tons, a 12.0% year-on-year decline. This decrease reflects our strategy of downsizing export volumes in order to prioritize profitability.

•         Gross profit amounted to R$2.0 billion, 8.9% more than in 2Q13, due to the pass through of prices in the domestic market, primarily in the case of processed products, as well as due to an improvement in dollar prices for the international markets.

•         The Company reported an EBIT in the period of R$691.7 million versus R$502.5 million in 2Q13, and therefore a 37.6% improvement compared with the same period of 2013.

•         EBITDA reached R$1.0 billion, 25.1% higher than 2Q13, corresponding to an EBITDA margin of 13.0% versus 10.6% in the same period in 2013.

•         Net income was R$267.1 million versus a net result of R$208.4 million in 2Q13, and therefore a 28.1% improvement.

•        Strong free cash flow generation during the quarter, reaching R$954.0 million in 2Q14 versus R$365.0 million in 2Q13, and therefore a 161% improvement compared with the same period of 2013.

•        The Company’s net debt was R$5.1 billion, 14.6% lower than in March, 31, 2014, resulting in a net debt to EBITDA ratio (last twelve months) of 1.51 times (versus 1.88 times in 1Q14), reinforcing the Company’s financial health.

•         Financial trading volume for the Company’s equity stock averaged US$77.1 million/day in the quarter, 6.4% less than in 2Q13.

Highlights (R$ Million)	2Q14	2Q13	ch. (%)
Net Sales	7,691	7,525	2
Brazil Net Sales[1]	4,340	4,101	6
International Net Sales[2]	3,350	3,425	(2)
Gross Profit	2,044	1,877	9
Gross Margin	26.6%	24.9%	170 bps
Net Income	267	208	28
Net Margin	3.5%	2.8%	70 bps
EBIT	692	503	38
EBITDA	1,002	801	25
EBITDA Margin	13.0%	10.6%	240 bps
Earnings per share[3]	0.31	0.24	28
[1] Includes sales of Domestic Market+ Food Services and dairy Brazil
[2] Includes sales of International Market+ Food Services and dairy International
[3] Consolidated earnings per share (in R$), excluding treasury shares.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

1st Half 2014 (1H14)

•      Net sales amounted to R$15.0 billion, a consolidated growth of 2.0%, primarily due to the performance of the domestic market sales where there was an improvement of 5.3% compared to the same period in 2013.

•        Total sales volume was 2.7 million tons, 9.8% lower than in 2Q13, in part due to our strategy of decreasing volumes to the international markets.

•        Gross profit totaled R$3.9 billion, 10.1% higher than the 1H13 due to the passing through of prices to the domestic market as well as improved pricing for our products in the International Markets. The combined effect was a gain of 1.9 p.p. in gross margin.

•        The Company posted an EBIT of R$1.3 billion versus R$1.0 billion reported in the same period for the preceding year and representing a growth of 21.3%.

•         EBITDA reached R$ 1.9 billion, a 16.1% improvement in relation to the preceding year and equivalent to an EBITDA margin of 12.4% versus 10.9% in 2Q13.

•         Net income was R$582.5 million versus a net result of R$567.0 million recorded in the preceding year, a 2.7% increase and corresponding to a net margin of 3.9% versus 3.8% in 2013.

•      Strong free cash flow generation during the quarter, reaching R$2.1 billion in 1H14 versus R$434.0 million in 1H13, and therefore a 381% improvement compared to the same period in 2013.

•        The Company’s net debt was R$5.1 billion, 24.6% lower than in March 31, 2014, resulting in a net debt to EBITDA ratio (last twelve months) of 1.51 times (versus 2.17 times in 4Q13), reinforcing the Company’s financial health.

•         Financial trading volume in the Company’s equity stock averaged US$81.9 million/day, 5.3% less than the same period in 2013.

Highlights (R$ Million)	1H14	1H13	ch. (%)
Net Sales	15,030	14,734	2
Brazil Net Sales[1]	8,548	8,170	5
International Net Sales[2]	6,481	6,564	(1)
Gross Profit	3,936	3,574	10
Gross Margin	26.2%	24.3%	190 bps
Net Income	583	567	3
Net Margin	3.9%	3.8%	10 bps
EBIT	1,254	1,034	21
EBITDA	1,863	1,605	16
EBITDA Margin	12.4%	10.9%	150 bps
Earnings per share[3]	0.67	0.65	3
[1] Includes sales of Domestic Market+ Food Services and dairy Brazil
[2] Includes sales of International Market+ Food Services and dairy International
[3] Consolidated earnings per share (in R$), excluding treasury shares.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

SECTOR SCENARIO

Macro Environment

Domestic Consumption

The Brazilian Central Bank’s Focus  bulletin for July 11, 2014 is forecasting GDP growth to be 1.05% for 2014. The Quarterly Inflation Report (RIT) for June 2014 attributed this weak growth mainly to the performance of the industrial sector during the year (revised down from the 1.5% in the preceding report to -0.4%). The forecast was also influenced on the demand side by the Gross Fixed Capital Formation factor, an indicator that measures the increase in capital goods for the corporate sector and also revised downwards from 1.0% to -2.4%. In the first quarter of the year, government statistics office - IBGE  – data shows the Brazilian GDP growing at 1.9%, a similar performance to the same period in 2013.

The government focus is on containing inflation rather than GDP. The Central Bank itself defends this policy, in a published note by Copom  (the monetary policy committee) where it states that high interest rates increase risks, reduce investor confidence and household planning horizons, not to mention eroding purchasing power and consumer confidence. In this context, the market outlook is that inflation (measured by the IPCA) will remain close to the upper limit of the inflation band of 6.50%, the estimate for 2014 being 6.48% (Focus  – July 11, 2014). In June, the monthly inflation figure was 0.40% (IBGE), 0.06 p.p. below the result for may. Copom  further declares that inflationary pressure should continue over the next few quarters, tending to converge with the upper limit of the inflation target band. Market forecasts for the basic interest rate Selic, after rising to 11.25% at the end of may, currently stand at 11.0% for 2014 as a whole and 12.0% for 2015 (unchanged from forecasts in the previous quarter).

Another important indicator of current behavior is the Consumer Confidence Index (ICC), which increased 1.0% from May to June to 103.8 points (according to the FGV’s “Consumer Behavior Survey” / June 2014). However, this positive impact still fails to compensate fully for the decline registered from the beginning of November (from March to April, a fall of 3.3%). Further, consumer confidence is still well below the historical average of 116.3 points, indicative of the limited degree of satisfaction on the part of consumers with the current scenario and symptomatic of the prevailing pessimism in relation to the economic conjuncture. In the labor market, the rate of unemployment as measured by the IBGE  was 5.0% in April (versus 5.7% in the same period in 2013). The economy created 379.3 thousand new jobs in this period versus 432.8 thousand in the same period for 2013.

In relation to the performance of the core retail sector (excluding vehicles, parts and construction material), LCA Consultores’ monthly study reports that sales volume rose 6.7% in April 2014 versus April 2013. However, when compared to march of this year, taking into account seasonal adjustments there was a decline in volumes for six of the eight segments comprising the core retail indicator. The supermarket and hypermarket segment recorded revenues of R$30 billion in April, a growth of 18.0% in relation to April 2013, representing a one-off improvement in contrast to the decelerating trend reported since early 2013. The IBGE  is forecasting for 2014 a variation of 12.0% versus 2013 and 10.0% in 2015 for this segment of retail sales.

26

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Brazilian Exports

Brazilian chicken exports in 2Q14 totaled 995 thousand tons, on sales of US$2.0 billion. During the period, business remained concentrated on: Saudi Arabia (16% of the total exports by Brazil), Japan (11%) and Hong Kong (8%). On a year-on-year comparative basis (2Q13), Brazilian exports of chicken meat reported 0.6%  increase in terms of volume and 7.1% reduction in terms of billings (US$), a reflection of a decline of 7.3% in the average export price. Compared with the preceding quarter (1Q14), there was a sharp improvement both in volume as well as revenue – by 9.7% and 17.9%, respectively.

Shipped pork meat volumes in 2Q14 amounted to 125 thousand tons on billings of US$407.5 million. Russia (taking 40% of total Brazilian exports), Hong Kong (21%) and Angola (10%) ranked as the main importers of Brazilian pork. In comparison with 2Q13, there was an increase of 4.1% in volume and 30.8% in billings (US$), reflecting an increase of 24.9% in average prices. Compared with the preceding quarter (1Q14), the improvement was even more evident: volume was up by 12.8% and billings by 39.9%. The main factor benefiting Brazilian exports has been the spread of porcine epidemic diarrhea (PED) in the USA and in other countries of the Americas, which has reduced the world supply of such protein.

Beef shipments in 2Q14 totaled 368 thousand tons, equivalent to sales of US$1.7 billion. Brazilian exports to Russia, Hong Kong and Venezuela were major highlights in the period. The growth in 2Q14 in relation to 2Q13 is significant: 6.4% in volumes and 12.6% in billings (US$). By contrast, beef exports recorded a quarter-on-quarter decline of 3.9% in volumes, with an improvement in billings of 2.3% given the increase of 6.4% in average price. Worthy of mention is that in May, the OIE (World Organization for Animal Health) declared the states in the Northeast region of Brazil free of foot and mouth disease with vaccination, thus allowing the region to compete more effectively in the international beef market.

BRF’s Results

Production

Poultry slaughter in 2Q14 posted a decline of 13% in line with the Company’s strategy of reducing volumes in international markets. Hog/beef cattle slaughter saw a fall of 2%, reflecting the divestment of a hog slaughtering plant in the state of Rio Grande do Sul in May 2013. Production figures were also impacted by a decrease in the slaughter of beef cattle in line with our strategy of downsizing this segment of the business, according to the announcement to the market of 11.01.2013. In 2Q14, BRF produced 1.2 million tons of food, 8.9% less in volume terms than recorded in 2Q13.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

OPERATIONAL PERFORMANCE

Production	2Q14	2Q13	ch. (%)	1H14	1H13	ch.%
Poultry Slaughter (million heads)	399	458	(13)	808	900	(10)
Hog/ Cattle Slaughter (thousand heads)	2,407	2,448	(2)	4,761	4,923	(3)
Production (thousand tons)	1,240	1,361	(9)	2,474	2,695	(8)
Meats	930	1,032	(10)	1,858	2,053	(10)
Dairy Products	187	203	(8)	380	401	(5)
Other Processed Products	123	127	(3)	236	241	(2)
Feed and Premix (thousand tons)	2,562	2,871	(11)	5,100	5,612	(9)

*Volumes of meat of the 2Q13 changed from 1,036 to 1,032 due to a correction in volumes of Argentina's production.
** Volumes of other processed products of 2Q13 changed from 128 to 127 due to a correction in volumes of Argentina's production.

Production Launches and Investments in Marketing

We are constantly seeking to develop new products to renew the portfolio, repositioning brands/ categories and adding value. In the second quarter, the Company launched 24 new products: 18 in the domestic market, 4 in the international markets and 2 in the food services market.

The main launches in the quarter were:

•         The Soltíssimo line brings frankfurters, turkey breast and hams as well as a line in sliced danbo and mozzarella cheeses for practicality and the convenience of our consumers and guaranteeing the quality of our products.

•         The Suínos Fácil line with new seasoning and flavors; and the entire Frango Fácil cuts line with lemon and oregano flavoring, and the whole chicken Frango Fácil line already seasoned with garlic, onion and green peas. These launches are designed to enhance BRF’s share of added value in natura products, which are also aligned with the market trend towards practicality and convenience.

•         The most significant launches in the international markets were the small seasoned and breaded chicken fillets, fillet strips already marinated and baked and frozen pork sausage.

•         We launched potato and bacon products in the Food Services market in response to the requirements and demands of our clients in this segment.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

BRF Brands

In 2014, we ran some important advertising campaigns for the Qualy and Sadia brands. Qualy aired the “Bread and Stove” film, with the target to include the culinary uses of the product. The film was both involving in its execution as well as effective and was seen by nearly 90% of interviewed consumers*.

The Sadia campaign (In Natura Chicken) was aired in three stages (Juvenal - Supermarket, Juvenal - Dentists Consulting Room and the Fernandas) and exceeded all the expected levels of visibility reaching almost 100% of interviewees*, all of whom understood that Sadia chicken contains no hormones and has the warranty of the Sadia Total Guarantee Program (pioneer in these claims). Consumers deemed these messages as credible, relevant and different. Thanks to the campaign, Sadia was able to further consolidate its market position in the areas of quality and healthiness.

In the context of the FIFA World Cup, Sadia’s sponsorship of the Brazilian national soccer team took the form of the #Jogapramim campaign, ranking the brand as one of the most spontaneously recalled Top 5 brands related to soccer and the World Cup.

With a long history of investments in sport, Sadia is reinforcing still further its initiatives in the field through sponsorship of the Brazilian national soccer team and the future support of the Rio 2016 Olympic and Paralympic Games Organizing Committee.

*Post Test Communication Study, Tracking via Millward Brown Institute, March-April 2014.

Domestic Market

As previously mentioned, in January we began the new go-to-market** (GTM) process in the state of Minas Gerais, with a later roll out to the other regions of the country.

We concluded the consolidation of our sales force (part of new GTM) in May, with encouraging preliminary results. As the project was implemented, we began to detect indications of increased volume. During this first phase, there was a greater degree of cross selling between brands, primarily in relation to the Perdigão brand. There was also enhanced Company capillarity as we successfully captured new points of sale, thereby improving our positioning in the Brazilian market.

The next stage of the project is currently being implemented. It involves the training of salespersons with the objective of continuing to increase volumes via productivity and support tools, further increasing cross selling and improvements in client service.

In these first months, we have been able to prove that the Company’s strategy is correctly calibrated and we believe it will be successful in achieving the expected synergies. In addition, we continue to work intensely to improve our level of service, with several projects in progress for implementation of systems, improvement in processes and staff training, among others.

As we informed in the end of 2013, we made a reduction of approximately 40% of the numbers of the SKUs of processed products in the domestic market, to simplify processes and reduce the complexity of our operations. Until mid-July, we had stopped 95% of the production of these products and had already removed 50% of products in the selling points.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

In parallel to the portfolio rationalization and optimization, we continue to pursue a strategy of innovation by offering products aligned to the needs of our consumers (see “Production Launches and Investments in Marketing” in this report).

Despite the 5.3% decline in volumes in 2Q14, domestic market net operational revenues (NOR) were R$3.3 billion, 7.0% greater than 2Q13. Average prices rose by 13.0%, reflecting the improvement in portfolio and the passing through of costs (principally those of grains and beef cattle), which on average were year-on-year 8.4% higher, to prices.

In relation to 1Q14, there was an improvement of 3.0% in the net operational revenues, being a 2.1% decline in volumes, with average prices 5.2% higher.

As was the case with previous quarters, in 2Q14, we continued to experience the impact of the ‘other sales’ item that posted significant variations in price and volume during the period. This difference was due to the raw materials sold to the Doux plant (sold in May 2013) and a non-recurring event. If we exclude ‘other sales’ from the analysis, then the quarter’s numbers would better reflect the effective scenario in the Domestic Market, with NOR of R$3.0 billion, 6.4% above the same period of 2013, being a 3,1% decline of 3.1% in volume, and a 9.9% increase in average prices.

The Company reported an operating result of R$384.2 million, 70.4% more than in 2Q13, with an operating margin of 11.6% versus 7.3%, an increase of 4.3 p.p. in comparison to the same quarter in 2013. On a quarter-on-quarter basis (vs. 1Q14) there was an increase of 0.6 p.p. in operating margin.

**Go-to-market: a group of measures adopted by the Company throughout its sales channels to strengthen the relationship with clients, increasing market penetration, improving revenues and profitability. These measures involve the restructuring of the Company’s sales forces, as well as logistics and distribution.

DOMESTIC MARKET	THOUSAND TONS				MILLION R$
	2Q14	2Q13	ch. (%)	2Q14	2Q13	ch. (%)
In Natura	104	97	7	640	567	13
Poultry	75	62	21	416	329	27
Pork/Beef	29	35	(18)	224	238	(6)
Processed Foods	354	376	(6)	2,405	2,294	5
Others Sales	81	96	(16)	268	234	14
Total	540	570	(5)	3,312	3,094	7
Total without other sales	459	473	(3)	3,044	2,860	6

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

DOMESTIC MARKET	THOUSAND TONS				MILLION R$
	1H14	1H13	ch. (%)	1H14	1H13	ch. (%)
In Natura	207	199	4	1,250	1,184	6
Poultry	150	134	12	818	721	13
Pork/Beef	57	65	(13)	432	462	(7)
Processed Foods	706	725	(3)	4,778	4,523	6
Others Sales	178	212	(16)	499	491	2
Total	1,091	1,137	(4)	6,527	6,198	5
Total without other sales	913	925	(1)	6,028	5,707	6

Market Share – Value %

Reading:  1: May/June; 2: May/June; 3: April/May; 4: April/May; 5: April/May

Source: AC Nielsen

BRF remains the market leader in the categories of Specialty meats, Frozen products, Pizza and Margarines (core businesses).

Since the end of 2013, the Company has a growing trend on the market share, with consistent gains on the categories of Frozen products, Margarines and Pizza in the last two to four market readings, depending on the category.

In the last reading, there have been cost pressures, especially from grains, that were passed through prices by BRF. As shown before, our average prices in the domestic market rose 13.0% year-on-year. We have noticed, though, that this strategy was not adopted by competitors in the same pace as BRF, which led to a more aggressive competitive scenario, with players acting in tiers of lower prices.

BRF once again chose to maintain its profitability and continued its strategy of structured growth.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Sales by Channel

(% of Net Sales) - Quarterly

Sales by Channel

(% of Net Sales) – 1st Half

Wholesale	Distributors, wholesalers and small business representatives belonging to board route retail customers.
Accounts of large customers (key accounts) with national
Supermarket	coverage from 1 to 50 checkouts, including the wholesaler
branches known as "atacarejos".
Clients of the Food Service channel, such as restaurants,
Food Services	hotels, pizzerias, industrial kitchens, Government Agency, etc

Retail	Smaller clients in the retail industry, such as supermarkets, butchers, grocery, bakery, etc

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Since January of 2014, a new structure of distribution channels was adopted by BRF in order to adapt this classification to the current reality of the Company. All clients have been reclassified for this new structure, according to their nature, creating new groups with different composition and size of those existing in 2013. This affected mainly the wholesale and retail channels.

Dairy Products

In relation to the second quarter of 2013, net sales of dairy products held steady, totaling R$702.9 million. Volumes registered a decline of 13.5%, reflecting the strategy of enhancing the sales mix. Average prices increased by 15.3%, partially offsetting higher costs which rose 20.5% in relation to the same period of 2013. Operating results amounted to R$26.2 million, a margin of 3.7% (versus 3.5% in 2Q13).

On a quarterly comparative basis (2Q14 versus 1Q14), we recorded growth of 7.2% in net sales while average prices increased by 6.2% in the period. Volumes improved 0.9% versus the preceding quarter. The segment reported an operating result of R$26.2 million, representing a strong recovery in relation to 1Q14. Operating margins rose by 5.4 p.p.

DAIRY	THOUSAND TONS				MILLION R$
	2Q14	2Q13	ch. (%)	2Q14	2Q13	ch. (%)
Dry Division	140	141	(1)	386	363	6
Frozen and fresh Division	57	63	(9)	317	325	(3)
Other sales	-	24	-	-	17	-
Total	198	228	(13)	703	705	-

DAIRY	THOUSAND TONS				MILLION R$
	1H14	1H13	ch. (%)	1H14	1H13	ch. (%)
Dry Division	277	282	(2)	738	690	7
Frozen and fresh Division	117	129	(9)	621	629	(1)
Other sales	-	45	-	-	33	-
Total	393	456	(14)	1,359	1,352	-

Food Services

BRF recorded growth in net sales of 6.6% in 2Q14 versus 2Q13 in line with the market, reaching R$383.8 million. Volume rose by 4.6%, especially in the elaborated/processed product categories. Some factors prevented the Company from growing volumes at a faster pace: 1) the World Cup, which was negative for food consumption away from home, impacting Food Services, and 2) lower beef volumes sold in the quarter.

We reported an EBIT of R$25.8 million with a fall in margin of 3.5 p.p. to 6.7 % year-on-year to higher production costs (notably grains and in natura beef), which rose 7.4%. We are working to restore margins in this division and expect improvements in the coming quarters.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

	FOOD SERVICES	THOUSAND TONS				MILLION R$
		2Q14	2Q13	ch. (%)	2Q14	2Q13	ch. (%)

Total		53	51	5	384	360	7

	FOOD SERVICES	THOUSAND TONS				MILLION R$
		1H14	1H13	ch. (%)	1H14	1H13	ch. (%)

Total		109	100	9	784	725	8

International Markets

On an annual comparative basis, BRF achieved some important results in 2Q14, despite certain challenges faced by the Company in the period such as cost pressures and a global decline in beef cattle and hog supply.

We continue to pursue our strategy of withdrawing volume from regions with lower margins and this approach has proved effective. Volume exported to International Markets in 2Q14 was 549.5 thousand tons, a 18.4% fall versus 2Q13, with a net operating revenue of R$3.3 billion. Compared to 2Q13, our average price in dollars rose 11.2% (+19.8% in Reais), while in comparison with 1Q14, our average price increased by 10.8% in dollar terms (+4.6% in Reais).

Net operating revenue from this division posted a slight year-on-year fall of 2.2% while there was a 7.3% increase in net revenue from 1Q14. Operating margins were 7.8% in 2Q14, compared to 6.4% in 2Q13 and 6.0% in 1Q14.

The status of our main markets during the quarter was as follows:

Middle East|Africa – volume sold in the period was 269.3 thousand tons (in line with the preceding quarter), on revenues of R$1.4 billion, 4.1% more than 1Q14. In April, the Company concluded the acquisition of the remaining economic rights of Federal Foods. This initiative is in line with BRF’s strategic plan of internationalizing the Company by accessing local markets, strengthening the brands and expanding the product portfolio in the region. After that, BRF also acquired 40% of the capital stock of AKF, current distributor in Oman.

Asia – in 2Q14, BRF sold 123.5 thousand tons to the Asian markets, equivalent to sales worth R$727.8 million, a growth of 4.0% in relation to the preceding quarter. The trend seen in 1Q14 in Japan, the main market of the region (40% of the volume), continued with a reduction in local inventory and opportunities for price increases. In the context of the Asian market, it is also worth mentioning that the Company terminated its joint venture with the Chinese company, Dah Chong Hong in April. However, both companies will maintain a non-exclusive commercial partnership, focusing on the markets of Hong Kong and Macau.

Europe|Eurasia – shortages in the supply of pork and turkey meats represented good opportunities for the Company, since the market is experiencing a favorable situation with improved volumes and, importantly higher prices. Sales to Europe/Eurasia in the quarter amounted to 87.7 thousand tons, corresponding to net operating revenue of R$810.5 million, 14.2% higher than the preceding quarter.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

The Americas –

the market reported significant progress in 2Q14. Sales volume was 77.8 thousand tons on net operating revenue of R$456.8 million, both increasing in relation to 2Q13 – 16.3% and 9.0%, respectively.

INTERNATIONAL MARKETS	THOUSAND TONS				MILLION R$
	2Q14	2Q13	ch. (%)	2Q14	2Q13	ch. (%)
In Natura	440	514	(15)	2,502	2,633	(5)
Poultry	386	451	(14)	1,993	2,203	(10)
Pork/Beef	54	64	(15)	509	430	18
Processed Foods	110	108	2	779	681	14
Other Sales	0	51	-	12	52	(77)
Total	549	673	(18)	3,292	3,366	(2)

INTERNATIONAL MARKETS	THOUSAND TONS				MILLION R$
	1H14	1H13	ch. (%)	1H14	1H13	ch. (%)
In Natura	881	1,009	(13)	4,873	5,109	(5)
Poultry	773	879	(12)	3,923	4,243	(8)
Pork/Beef	108	130	(17)	950	866	10
Processed Foods	203	211	(4)	1,464	1,295	13
Other Sales	0	55	-	22	55	(605)
Total	1,085	1,275	(15)	6,359	6,459	(2)

Exports by Region

(% of Net Sales) – Quarterly

Exports by Region

(% of Net Sales) – First Half

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

ECONOMIC AND FINANCIAL PERFORMANCE

BRF Consolidated Result

Net Operating Revenues- NOR

In 2Q14, revenues increased 2.2% versus the same period in 2013, reaching R$7.7 billion. Compared with 1Q14, revenues improved by 4.8%.

On a yearly comparison, revenue for the quarter was driven by the Domestic Market due to price transfers associated with the increase in the cost of inputs (grain, cattle and milk collection), as well as a mix improvement, offsetting a still weakened macro scenario. Revenue in the domestic market increased by 7.0% compared to 2Q13 (average price 13.0% higher than 2Q13), and 3.0% compared to 1Q14 (average price 5.2% above 1Q14).

Conversely, in International Markets, there was a quarter-on-quarter recovery and we proceeded in line with our strategy of withdrawing volume from regions commanding lower margins, a process which continues to prove effective. On a year-on-year basis, average prices in dollars rose 11.2% (+19.8% in Reais). When compared with 1Q14, our average price rose 10.8% in dollars (+4.6% in Reais). Net revenues for this division posted a slight decline of 2.2% on a year-on-year comparative basis but rose 7.3% when compared to 1Q14.

Breakdown of Net Sales (%)

Quarterly

DM: domestic market

IM: international markets

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Breakdown of Net Sales (%)

Quarterly

Breakdown of Net Sales (%)

Semi-annual

Cost of Goods Sold (COGS)

In relation to 2Q13, our COGS was stable while quarter-on-quarter it increased 3.7%. In percentage terms, COGS amounted to 73.4% of NOR compared to 75.1% of NOR in 2Q13 and 74.2% of NOR in 1Q14.

While reporting costs almost unchanged in the quarter, our volumes were 12.0% lower versus 2Q13, reflecting an increase in cost/kg in the period. Costs rose for animal feed (driven by soymeal prices) as well as for beef cattle and milk collection. To a lesser degree, packaging costs also showed some increase in 2Q14, impacted by currency devaluation in the same period.

On the other hand, relative to 1Q14, costs of animal feed reported smaller increases: while soymeal prices weakened, corn prices saw some hardening early on in the quarter. Beef cattle costs recorded an increase as did labor overheads and milk collection costs. With volumes flat in the period (+0.1%), our cost/kg slightly rose.

It is also worth mentioning that with the reduction in volumes from the end of 2013, there was limited capacity to dilute fixed costs at the industrial units, impacting the cost per ton sold - which increased.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Gross Profit and Gross Margin

Gross Profit amounted to R$2.0 billion in 2Q14, 8.9% more than registered for 2Q13. Gross margin posted an increase of 1.7 p.p. from 24.9% in 2Q13 to 26.6% in 2Q14, mainly due to the passing through of costs to prices in the domestic market. Improved margins were also boosted by better prices in international markets, especially of pork-based products. On a quarter-on-quarter comparative basis, gross margin widened by 0.8 p.p.

Operating Expenses

In 2Q14, we reported a reduction of 1.0% in operating expenses compared with 2Q13. When compared with 1Q14, there has been a slight increase of 2.6%. Operating expenses amounted to 16.2% of NOR, versus 16.7% in 2Q13 and 16.5% in 1Q14.

Commercial expenses fell 0.3% when compared with 2Q13 while administrative expenses were 8.0% below the amount posted in 2Q13 due to reductions in consultancy fees.

When compared to 1Q14, commercial expenses posted a slight increase of 2.2%, while administrative expenses were 6.8% higher.

Moreover, aiming at further reducing our expenses, we concluded the ZBB (Zero Based Budgeting) project in June, which intended to review the Company’s expenses budget, according to the activities and processes that are essential to the business. During the first half of 2014, we have had improvements arising from this project and, at least until December, we still have additional improvements to be captured as we leverage on the headcount reduction and administrative structure’s revision that were concluded in the 2Q14.

Others Operating Results

In 2Q14, we posted expenses of R$117.5 million for the other operating results line, 0.7% less than the expenses of R$118.3 million for 2Q13.

This quarter’s other net operating expenses include non-recurring items such as expenditures with restructuring of R$72.7 million, reflecting staff adjustments. We also set aside provisions for civil and tax contingencies of R$96.0 million, as well as for profit sharing and other employee benefits in the amount of R$44.0 million. The other net operating revenues line includes a net gain of R$88.7 million from the sale of real estate, which encompasses income from the sale of the pork facility of Carambeí. This plant was leased to Marfrig as part of the TCD, which also established that the company would have the right to acquire this unit from BRF at a later date. This right was transferred to JBS and exercised on may, 30th, 2014, as outlined in our explanatory note 1.4.”Exercise of the buy option of industrial unit of Carambeí”

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Operating Result before Financial Expenses and Operating Margin - EBIT

Operational Results- R$ million		EBIT		EBIT Margin (%)
	2Q14	2Q13	ch. (%)	2Q14	2Q13	ch. (%)
Domestic Market	384	225	70	12	7	430 bps
International Market	255	216	18	8	6	140 bps
Food Services	26	37	(30)	7	10	(350) bps
Dairy	26	25	6	4	4	-
Total	692	503	38	9	7	230 bps

The operating result before net financial expenses was R$691.7 million in the quarter, year-on-year higher by 37.6% with the operating margin increasing from 6.7% of NOR in 2Q13 to 9.0% in 2Q14. Quarter-on-quarter, there was an increase of 1.3 p.p. in operating margin.

Net Financial Results
R$ million	2Q14	1H14	2Q13	1H13
Financial Income	258	588	428	631
Financial Expense	(651)	(1178)	(687)	(991)
Net Financial Income (Expenses)	(393)	(590)	(259)	(361)

Net financial expenses totaled R$393.8 million in the quarter, 52.1% above 2Q13, mainly due to the premium paid for repurchase of bonds at face value of US$450.0 million in may, with the consecutive issue of US$750.0 million of face value for a period of 10 years. Such transactions extended the duration of the debt in foreign currency from 6.4 years in the 1Q14 to 7.2 years in the 2Q14, while our average cost in dollars has been reduced from 5.5% to 5.03% in the same period.

Due to the high level of exports, the Company conducts operations in the derivatives market with the specific purpose of currency hedging. In accordance with hedge accounting standards (CPC 38 and IAS 39), it uses financial derivatives (for example: NDF) and non-derivative financial instruments (for example: foreign currency debt) to execute hedge operations to eliminate the respective unrealized foreign exchange rate variations from the income statement (in the Financial Expenses line).

The use of non-derivative and derivative financial instruments for foreign exchange protection permits a significant reduction in net currency exposure in the balance sheet. The currency exposure impacting a result of US$73.9 million long position in 1Q14 was transformed to a long position of US$36.5 million in 2Q14.

On June 30, 2014, the non-financial derivative instruments designated as hedge accounting for currency cover amounted to US$600.0 million. In addition, the financial derivative instruments designated as hedge accounting according to the concept of a cash flow hedge for coverage of highly probable exports in their respective currencies, totaled US$830.1 million, €76.5 million and £21.0 million. These instruments also contributed directly to the reduction in currency exposure. In both cases, the unrealized result for exchange rate variation was booked to other results.

The Company’s net debt was R$5.1 billion, 14.6% lower than in march 31, 2014, resulting in a net debt to EBITDA ratio (last twelve months) of 1.51 times.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Debt

Debt - R$ Million		06.30.2014		12.31.2013
	Current	Non- Current	Total	Total	ch. (%)

Local Currency	(2,497)	(1,524)	(4,022)	(4,073)	(1)
Foreign Currency	(374)	(6,074)	(6,447)	(6,466)	-
Gross Debt	(2,871)	(7,598)	(10,469)	(10,539)	(1)
Cash Investments
Local Currency	1,318	168	1,485	1,091	36
Foreign Currency	3,870	-	3,870	2,663	45
Total Cash Investments	5,188	168	5,355	3,754	43
Net Accounting Debt	2,317	(7,430)	(5,113)	(6,784)	(25)
Exchange Rate Exposure - US$ million			26	(87)	-

The Total Gross Debt as shown above accounts for the total financial debt amounting R$10,355.0 million, added to other financial liabilities, amounting to R$113.0 million, according to Note 4.1.f the ITR 06.30.2014

Net Debt/EBITDA demonstrative

Quarterly

The leverage reduction is a result of the improvement in operating performance, as well as Capex and working capital discipline, reinforcing the company financial health.

Investments

Investments in Capex during the quarter amounted to R$470.5 million, a 20.7% growth in relation to the same quarter of 2013. This amount includes R$131.6 million of investments in biological assets (breeder stock). For the first half of 2014, investments totaled R$806.3 million.

Main disbursements in 2014 were allocated to investments in the construction of the processed products plant in the Middle East as well as investments in automation, process improvements and support projects.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

In accordance to the Company’s strategy, we are optimizing Capex through the prioritization of projects and concentration on investments in automation, logistics and systems (IT), shifting the focus away from ramping up productive capacity.

Financial Cycle

The Company’s efforts to optimize working capital led to a reduction in the financial cycle from 57.4 days in June 2013, representing 14.6% of NOR, to 36.4 days in June 2014, representing 9.8%. BRF obtained the most significant gains this quarter in the accounts payable and accounts receivable lines, respectively.

The Company envisages the continued active management of payables, receivables and inventories.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Free Cash Flow

The free cash flow (EBITDA – Variation in the Financial Cycle – Capex) here described, which doesn’t consider taxes, was R$954.0 million versus R$365.0 million generated in 2Q13. This increase reflects the operational improvements in the period, greater efficiency in the use of working capital and optimization of Capex.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Equity Income Result

The equity income accruing from results of affiliates and joint ventures amounted to a gain of R$11.0 million in 2Q14, versus a gain of R$2.2 million in the same period for 2013. This corresponds to an increase of R$8.8 million, primarily reflecting the results from the UP! Alimentos Ltda affiliate.

Income Tax and Social Contribution

The result of income tax and social contribution was an expense of R$30.5 million in the quarter versus an expense of R$34.7 million in 2Q13, representing an effective tax rates of 10.3% and 14.2%, respectively. The underlying factors explaining an effective tax rate that is lower than the nominal rate are related to tax breaks accruing from the payout of interest on capital, tax credits granted on investments as well as results from overseas subsidiaries.

Participation of non-controlling shareholders

The result attributed in the quarter to non-controlling shareholders in Argentina, the Middle East and Europe represented an expense of R$212 thousand versus an expense of R$413 thousand in the same quarter of the previous fiscal year

Net Income and Net Margin

The net income of the period was R$267.1 million in 2Q14, with a net margin of 3.5%, an increase of 0.7 pp in relation to 2Q13. This improvement could have been higher if it were not for the disbursement registered under "Financial expenses" regarding the premium paid for execution in the repurchase of bonds. Such result also reflects the best performance in international markets where the company operates, the various strategies implemented domestically that are beginning to show promising initial results, and the operating improvement of our subsidiaries.

EBITDA

EBITDA reached R$1.0 billion, 25.1% above 2Q13, and corresponding to an EBITDA margin of 13.0% versus 10.6% recorded in 2Q13. Quarter-on-quarter, there was an improvement in EBITDA of 16.5% with a 1.3 p.p. increase in margin.

EBITDA - R$ Million	2Q14	2Q13	ch. (%)	1H14	1H13	ch. (%)
Net Income	267	208	28	583	567	3
Income Tax and Social Contribution	31	35	(12)	76	108	(29)
Net Financial	394	259	52	590	361	64
Depreciation and Amortization	311	299	4	614	570	8
=EBITDA	1,002	801	25	1,863	1,605	16

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

EBITDA – 2nd Quarter Trend

 (R$ million)

EBITDA- Quarterly Trend

(R$ million)

Shareholder Equity

On 06.30.201, Shareholders’ Equity amounted to R$15.1 billion versus R$15.2 billion on 03.31.2014, largely due to the payout of interest on capital of R$361 million in 2Q14, despite the increase in shareholders’ equity following good results achieved over the quarter.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Capital Markets

BRF’s equities reported a closing price for the quarter of R$53.40 on the São Paulo Stock Exchange (BM&FBovespa), an increase of 17.9% while the Company’s ADRs closed the period at US$24.31 on the New York Stock Exchange, appreciating by 21.7% in relation to the preceding quarter. Stock performance was better than the 5.5% appreciation of the Ibovespa, the stock index which tracks the most liquid shares on the Brazilian stock exchange in the same period.

The Company’s market capitalization amounted to R$46.6 billion, a growth of 10.2% over the 2nd quarter of 2013.

PERFORMANCE	2Q14	2Q13	4Q13
BRFS3 - BM&F Bovespa
Share price - R$ *	53.40	48.45	49.25
Traded shares (Volume) - Millions	120.3	127.8	114.6
Performance	17.9%	8.6%	(8.8%)
Bovespa Index	5.5%	(15.8%)	(1.6%)
IGC (Brazil Corp. Gov. Index)	6.3	(8.6%)	0.4%
ISE (Corp. Sustainability Index)	5.1	(8.0%)	1.4%
BRFS - NYSE
Share price - US$ *	24.31	21.71	20.87
Traded shares (Volume) - Millions	92.2	99.8	68.7
Performance	21.7%	(1.8%)	(14.9%)
Dow Jones Index	2.2%	2.3%	9.6%
* Closing price

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Financial Trading Volume in the quarter

Average of US$77.1 million/day, 6.4% lower than the same period in 2013.

Source: Bloomberg

Financial Trading Volume in the half year

Average of US$ 81.9 million/day, 5.3% less than the same period in 2013.

Source: Bloomberg

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Source: Bloomberg

ADRs performance on the NYSE (2Q14)

Source: Bloomberg

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Share performance on the São Paulo stock exchange (BM&FBovespa) (1H14)

Source: Bloomberg

ADR performance on the NYSE (1H14)

Source: Bloomberg

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

CORPORATE GOVERNANCE

Diffused Control

Rating

The Company is ranked investment grade BBB- by Fitch Ratings and Standard & Poor’s and Baa by Moody’s; all with stable perspective.

Novo Mercado

BRF joined Novo Mercado of BM&FBovespa on 04.12.2006, being bounded to the Market Arbitration Chamber, according to an arbitration clause contained in its articles of association and bylaws.

Risk Management

BRF and its subsidiaries adopt a series of previously structured and addressed measures in its risk policies, to keep under strict control the risks inherent in its business. Risks of performance market, sanitary control, grains, food safety, environmental protection, internal controls and financial risks are monitored. Note 4 of the Financial Statements describes such management and further details can also be found on our Reference Form and Report 20F submitted on an annual basis to the Brazilian Securities and Exchange Commission (CVM) and Securities and Exchange Commission (SEC), respectively.

The risk management of BRF is followed on a monthly basis by the Statutory Executive Directors, the Advisement Committee and the Board of Directors. Every two years the risk policy is reviewed and approved by the Board and is considered of paramount coverage, protected from isolated actions and changes in names of the officers.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Moreover, BRF, aiming to assist the Board of Directors in its role of managing and mitigating corporate risks, created on April 3, 2014, the Statutory Audit Committee (EAC), that has, as one of its functions, to support the Board of Directors on corporate risk management.

The internal control area also gained even more strength and importance in this context, expanding its performance in fulfillment of policies and procedures with a view to provide greater security to its information and operating processes, seeking greater reliability and accuracy on the financial statements and related processes, as well as the correct submission of the same, ensuring that they were prepared in accordance with accounting standards and principles required by Brazilian and U.S. regulatory bodies.

Relationship with Independent Auditors

Pursuant to CVM Instruction no. 381 of January 14, 2003, the Company announces that its policy of contracting services not related to external audit is based on principles that preserve the auditor's independence. Such principles are based on the fact that the independent auditor should not audit his own work, cannot perform management functions, should not advocate for his client or provide any other services that are considered prohibited by applicable standards, keeping thus the independence in the work performed.

Pursuant to CVM Instruction 480/09, the administration in a meeting held on 07.31.2014 declares that it addressed, reviewed and agreed with information expressed in the report of the independent auditors on financial information for the period of three months ended on 06.30.2014.

Corporate Balance

Operating in Brazil with 47 plants, 30 distribution centers, TSPs, farms and sales subsidiaries and, abroad, with 8 plants in Argentina and 2 in Europe (England and Holland), and 22 sales offices, BRF has 110 thousand employees worldwide.

The Company's main hiring policy is the internal recruitment and decentralized selection process performed in the facilities, boosting local economies, contributing to the development of the society and valuing its employees. The main goal is to attract, select and direct the professionals according to their profile and potential, hiring people aligned to the values and culture of BRF. The practice is to prioritize applicants from the location of the vacant.

Valuing Human Capital

BRF goes through an important moment of mapping of its human management processes seeking to understand their needs, capabilities and paths to be a company with more development opportunities for its professionals and the business itself. However, while this process of diagnosis and planning is in course, it maintained important training activities that had been already planned for the first quarter of 2014.

Through “Nosso Jeito de Liderar” Program, it trained 564 supervisors and coordinators, “Formação de Líderes” trained over 30 professionals, and around 34 managers participated in “Integração de Líderes (e-learning)” program. The Business area performed several training classes last quarter. Over 5,500 professionals including leaders and sales people are being trained and prepared to meet the new form of customer service through GTM (Go to Market) project.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

At the end of the last quarter, the 22 trainees selected in the program in 2014 participated in “job rotation” between the Company areas. This process step ends in July and they will be assigned to areas of Global Presidency to carry out projects for 6 months.

BRF Internship Program totaled 407 active interns in June 2014.

The selection step of Summer Internship Program 2014, whose purpose is to identify potential young people from the most renowned MBA schools in the world to contribute to the Company’s strategies, began in October 2013. Throughout the months of May and June 2014, 6 applicants were hired by BRF and assigned to its projects, distributed across various areas and places among Brazil, Dubai, Argentina and Europe.

In the quarter, 9,200 professionals of the business watched the Sales TV, which monthly shows strategic issues intended for this audience.

Some of these programs and development processes will be reviewed and new learning actions will be programmed and created in accordance with to the mapping being made, the new culture and the vision of future of the Company.

HSE

The Health, Safety and Environment (HSE) Management continues to show significant progress. In November 2013, we recorded the lowest lost time injury frequency rate in the history of HSE in BRF, reaching Frequency Rate (FR) of 1.02. Compared to the previous year, the accumulated indicator of 2014 decreased by 9.83%. In accumulated in 2014: FR 1.56 versus performance in 2013: FR 1.73.

Compared to 2008, the result of the frequency rate 2014 by June decreased by 81.88%.

In November 2011 (diagnostic phase), the HSE had been extended to the Transport and Distribution areas of the Company. The deployment in the three pilot units had been completed in March 2013. In October 2013, the 2nd phase of the project began, rolling out to regional units of Santa Catarina, Paraná and Rio Grande do Sul, comprising 27 units, in Refrigerate, Livestock, Dairy, Distribution and Transport segments of employees. With such initiative, 42% of carriers and 35% of the vehicle fleet will be covered.

In late 2014, the 3rd part of the roll out will start with the expansion of the project to the regional units of BRF and all other carriers.

51

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Stock Options Plan

Currently the Company has granted to 237 executive officers the amount of 7,002,655 stock options with maximum term for exercise of five years, in accordance with the Regulations of the Compensation Plan based on shares approved on 03.31.2010 and amended on 04.24.2012, 04.09.2013 and 04.03.2014 in a Special/ Annual Shareholders’ Meeting contemplating CEO, deputy CEO, officers and other executive officers of BRF.

DVA

Added Value Distribution (R$ million)	1H14	1H13	ch. (%)
Human Resources	2,143	2,129	1
Taxes	1,819	1,804	1
Interest / Rents	1,325	1,151	15
Retention	583	567	3
Non-controlling shareholders	4	(2)	-
Total	5,873	5,650	4

Disclaimer

Statements in this report related to the Company's business perspective, projections and results and its growth potential are mere forecasts and have been based on administration's expectations regarding the Company's future. Such expectations are highly dependent on market changes and overall economic performance of the country, sector and international markets; being therefore subject to changes.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

BRF S.A. Consolidated
Financial Statement
R$ milhões	2Q14	2Q13	ch. (%)	1H14	1H13	ch. (%)

Net Sales	7,691	7,525	2	15,030	14,734	2

Cost of Sales	(5,647)	(5,648)	-	(11,093)	(11,160)	(1)
% of NS	73	75	170 bps	(74)	(76)	190 bps

Gross Profit	2,044	1,877	9	3,936	3,574	10
% of NS	27	25	170 bps	26	24	190 bps

Operating Expenses	(1,246)	(1,259)	(1)	(2,459)	(2,363)	4
% of NS	(16)	(17)	50 bps	(16)	(16)	(40) bps
Selling Expenses	(1,137)	(1,140)	-	(2,249)	(2,142)	5
% of NS	(15)	(15)	40 bps	(15)	(15)	(50) bps
Fixed	(707)	(659)	7	(1,380)	(1,220)	13
Variable	(429)	(481)	(11)	(869)	(922)	(6)
General and Administrative Expenses	(109)	(118)	(8)	(211)	(221)	(5)
% of NS	(1)	(2)	20 bps	(1)	(2)	10 bps
Honorary of our administrators	(7)	(5)	32	(14)	(11)	34
% of NS	0	0	-	0	0	-
General and administrative	(102)	(113)	(10)	(197)	(211)	(7)
% of NS	(1)	(2)	20 bps	(1)	(1)	10 bps

Operating Income	798	619	29	1,477	1,211	22
% of NS	10	8	220 bps	10	8	160 bps

Other Operating Results	(117)	(118)	(1)	(246)	(187)	32

Equity Income	11	2	401	23	10	135

Results before financial income	692	503	38	1,254	1,034	21
% of NS	9	7	230 bps	8	7	130 bps

Net Financial Income	(394)	(259)	52	(590)	(361)	64

Pre-tax income	298	244	22	663	673	(1)
% of NS	4	3	70 bps	4	5	(20) bps
Income tax and social contribution	(31)	(35)	(12)	(76)	(108)	(29)
% of pre-tax income	(10)	(14)	(390) bps	(12)	(16)	(450) bps

Net income before participation	267	209	28	587	565	4

Participation of non-controlling shareholders	0	0	(49)	(4)	2	-

Net Income	267	208	28	583	567	3
% of NS	4	3	70 bps	0	0	10 bps

EBITDA	1,002	801	25	1,863	1,605	16
% of NS	13	11	240 bps	12	11	150 bps

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

BRF S.A. Consolidated
BALANCE SHEET
BALANCE SHEET - R$ Million	06.30.2014	12.31.2013	ch. (%)

Assets	33,299	32,375	3
Current Assets	14,334	13,243	8
Cash and cash equivalents	4,578	3,128	46
Financial investments	530	460	15
Accounts receivable	2,761	3,338	(17)
Recoverable taxes	1,298	1,303	-
Assets held for sale	171	149	15
Securities receivable	209	149	40
Inventories	3,154	3,112	1
Biological assets	1,194	1,206	(1)
Other financial assets	79	12	584
Other receivables	239	283	(16)
Anticipated expenses	122	104	17

Non-Current Assets	18,965	19,132	(1)
Long-term assets	3,359	3,445	(2)
Cash investments	59	56	5
Accounts receivable	7	8	(6)
Escrow deposits	553	479	16
Biological assets	574	569	1
Securities receivable	410	354	16
Recoverable taxes	791	801	(1)
Deferred taxes	487	666	(27)
Other receivables	367	414	(11)
Restricted cash	109	99	10
Permanent Assets	15,607	15,687	(1)
Investments	57	108	(48)
Property, plant and equipment	10,785	10,822	-
Intangible	4,765	4,758	-

Liabilities	33,299	32,375	3
Current Liabilities	8,704	8,436	3
Loans and financing	2,758	2,697	2
Suppliers	4,081	3,675	11
Payroll and mandatory social charges	518	433	20
Taxes payable	290	254	14
Dividends/interest on shareholders’ equity	330	337	(2)
Management and staff profit sharing	99	177	(44)
Other financial liabilities	113	357	(68)
Provisions	245	244	-
Employee pension plan	49	49	-
Other liabilities	221	214	3

Non-Current Liabilities	9,459	9,242	2
Loans and financing	7,598	7,485	2
Suppliers	133	146	(9)
Taxes and social charges payable	14	19	(30)
Provision for tax, civil and labor contingencies	844	775	9
Deferred taxes	14	21	(30)
Employee pension plan	263	242	9
Other liabilities	593	554	7

Shareholders’ Equity	15,136	14,696	3
Capital stock paid in	12,460	12,460	-
Capital reserves	114	114	-
Profit reserves	2,584	2,512	3
Other related results	(171)	(354)	(52)
Retained profits	583	0	-
Interest on shareholders’ equity	(361)	0	-
Transfer reserves and tax incentives	(72)	0	-
Treasury shares	(44)	(77)	(43)

Participation of non controling shareholders	43	41	5

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

BRF S.A. Consolidated
Cash Flow - R$ million	2Q14	2Q13	ch. (%)	1H14	1H13	ch. (%)
Operating Activities
Result for the fiscal year	267	208	28	583	567	3
Adjustments to the result	505	754	(33)	786	1,266	(38)

Changes in assets and liabilities
Accounts receivable from clients	208	(121)	-	692	8	8,327
Inventory	9	35	(74)	68	(135)	-
Biological assets	10	38	(75)	12	90	(87)
Interest on Shareholders' Equity received	28	0	-	28	-	-
Suppliers	261	40	552	315	(82)	-
Payment of contingencies	(85)	(71)	19	(124)	(95)	30
Interest payments	(162)	(126)	28	(284)	(256)	11
Payment of income tax and social contribution	(2)	(1)	176	(5)	(1)	340
Salaries, social obligations and others	150	(46)	-	66	(106)	-
Net cash provided by operating activities	1,189	710	68	2,136	1,257	70

Investment Activities
Financial investments	(2)	43	-	1	76	(99)
Investment in restricted cash	(5)	(4)	56	(10)	(6)	54
Acquisition of companies	(52)	0	-	(52)	0	-
Increase in capital subsidiaries	0	0	-	0	(10)	-
Other investments	0	0	-	(2)	(54)	(96)
Acquisition of fixed assets/investments	(284)	(253)	12	(497)	(671)	26
Acquisition of biological assets	(132)	(134)	(2)	(252)	(255)	(1)
Revenue from the sale of fixed assets	42	172	(75)	90	173	(48)
Intangible investments	(3)	(3)	(9)	(3)	(32)	(89)
Cash from (invested) investment activities	(436)	(178)	145	(725)	(780)	(7)

Financing activities
Loans and financing	547	78	606	478	(226)	-
Interest on shareholders' equity	0	(45)	-	(365)	(220)	66
Sale of treasury stocks	(50)	-	-	(50)	0	-
Disposal of treasury stocks	55	12	367	83	16	415
Cash from (invested) in financing activities	551	44	1,156	146	(430)	-

Currency variation on cash and cash equivalents	(40)	71	-	(107)	52	-

Net increase (decrease) in cash held	1,265	647	96	1,451	98	1,385

Cash and cash equivalents at the beginning of the period	3,313	1,381	140	3,128	1,931	62
Cash and cash equivalents at the end of the period	4,578	2,028	126	4,578	2,028	126

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its subsidiaries (collectively the “Company”) is one of Brazil’s largest companies in the food industry. BRF is a public company, listed on the New Market of Brazilian Securities, Commodities & Futures Exchange (“BM&FBOVESPA”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. It´s headquarter is located at 475, Rua Jorge Tzachel in the City of Itajaí, State of Santa Catarina. With a focus on raising, producing and slaughtering of poultry, pork and beef for processing, production and sale of fresh meat, processed products, milk and dairy products, pasta, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and turkey and frozen cuts of chicken, frozen turkey, pork and beef;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Milk, dairy products and desserts;

•                Juices, milk and soy juices;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

The Company's activities are segregated into 4 operating segments, being domestic market, foreign market, food service and dairy products, as disclosed in note 5.

In the domestic market, the Company operates 47 manufacturing facilities, being: 34 meat processing plants, 13 dairy products processing plants, 3 margarine processing plants, 3 pasta processing plants, 1 dessert processing plant and 3 soybean crushing plant, located close to the Company’s raw material suppliers or the main consumer centers.

The Company has an advanced distribution system and uses 30 distribution centers to deliver its products to supermarkets, retail stores, wholesalers, restaurants and other institutional customers in the domestic and foreign markets.

In the foreign market, the Company operates 10 manufacturing facilities, being: 5 meat processing plants, 1 margarine and oil processing plant, 1 sauces and mayonnaise processing plant, 1 pasta and pastries processing plant, 1 frozen vegetables processing plant, 1 cheese processing plant and 13 distribution centers, besides subsidiaries or sales offices in the United Kingdom, Italy, Austria, Hungary, Japan, The Netherlands, Russia, Singapore, United Arab Emirates, Portugal, France, Germany, Turkey, China, Cayman Islands, South Africa, Venezuela, Uruguay and Chile. The Company exports to more than 110 countries.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

BRF has a number of trademarks among which the most important are: Batavo, Claybom, Chester®, Elegê, Fazenda, Nabrasa, Perdigão, Perdix, Hot Pocket, Miss Daisy, Nuggets, Qualy, Sadia, Speciale Sadia, Dánica and Paty, in addition to licensed trademarks such as Bob Esponja, Trakinas and Philadelfia.

The table below summarizes the direct and indirect ownership interests of the Company, as well as the activities of each subsidiary and associate:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

1.1.        Interest in subsidiaries

Subsidiary		Main activity	Country	Participation	06.30.14	12.31.13
Avipal Centro-oeste S.A.	(a)	Industrialization and commercializations of milk	Brazil	Direct	100.00%	100.00%
Avipal S.A. Construtora e Incorporadora	(a)	Construction and real estate marketing	Brazil	Direct	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	100.00%	100.00%
Al-Wafi Food Products Factory LLC	(c)	Industrialization and commercialization of products	United Arab Emirates	Indirect	49.00%	49.00%
Badi Ltd.		Import and commercialization of products	United Arab Emirates	Indirect	100.00%	100.00%
Al-Wafi Al-Takamol Imp.		Import and commercialization of products	Saudi Arabia	Indirect	75.00%	75.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	1.00%	1.00%
BRF Foods GmbH	(g)	Industralization, import and commercialization of products	Austria	Indirect	100.00%	-
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	90.00%	90.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	99.00%	99.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	100.00%	100.00%
Qualy 5201 B.V.	(b)	Import and commercialization of products	The Netherlands	Indirect	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	100.00%	100.00%
Federal Foods Ltd.	(d)	Import and commercialization of products	United Arab Emirates	Indirect	49.00%	49.00%
Perdigão Europe Ltd.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Perdigão France SARL		Marketing and logistics services	France	Indirect	100.00%	100.00%
Perdigão International Ltd.		Import and commercialization of products	Cayman Island	Indirect	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
Plusfood Germany GmbH		Import and commercialization of products	Germany	Indirect	100.00%	100.00%
Plusfood Holland B.V.		Administrative services	The Netherlands	Indirect	100.00%	100.00%
Plusfood B.V.		Industrialization, import and commercializations of products	The Netherlands	Indirect	100.00%	100.00%
Plusfood Hungary Trade and Service LLC		Import and commercialization of products	Hungary	Indirect	100.00%	100.00%
Plusfood Iberia SL		Marketing and logistics services	Spain	Indirect	100.00%	100.00%
Plusfood Italy SRL		Import and commercialization of products	Italy	Indirect	67.00%	67.00%
Plusfood UK Ltd.		Import and commercialization of products	United Kingdom	Indirect	100.00%	100.00%
Plusfood Wrexham		Industrialization, import and commercializations of products	United Kingdom	Indirect	100.00%	100.00%
Rising Star Food Company Ltd.	(i)	Industralization, import and commercialization of products	China	Joint venture	-	50.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	40.00%	40.00%
Sadia Foods GmbH	(a)	Import and commercialization of products	Germany	Indirect	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	10.00%	10.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Mato Grosso Bovinos S.A.	(e)	Participation in other companies	Brazil	Direct	99.00%	99.00%
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercializations of dairy products	Argentina	Direct	98.26%	98.26%
K&S Alimentos S.A.		Industrialization and commercialization of products	Brazil	Affiliate	49.00%	49.00%
Nutrifont Alimentos S.A.	(c)	Industrialization and commercialization of products	Brazil	Affiliate	50.00%	50.00%
Perdigão Trading S.A.	(a)	Holding	Brazil	Direct	100.00%	100.00%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	12.00%	12.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	88.00%	88.00%
Mato Grosso Bovinos S.A.	(f )	Participation in other companies	Brazil	Indirect	1.00%	-
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercializations of products	Brazil	Indirect	100.00%	100.00%
PR-SAD Administração de bem próprio S.A.	(h)	Management of assets	Brazil	Affiliate	33.33%	-
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	90.05%	90.05%
Sadia Alimentos S.A.		Import and export of products	Argentina	Direct	99.98%	99.98%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	99.46%	99.46%
Flora Dánica S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
GB Dan S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
Flora San Luis S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
Flora Dánica S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
GB Dan S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
Flora San Luis S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	60.00%	60.00%
Sadia U.K. Ltd.	(a)	Import and commercialization of products	United Kingdom	Indirect	100.00%	100.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	100.00%	100.00%
Sadia Alimentos S.A.		Import and export of products	Argentina	Indirect	0.02%	0.02%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	100.00%	100.00%
UP Alimentos Ltda.		Industrialization and commercializations of products	Brazil	Affiliate	50.00%	50.00%
Vip S.A. Emp. Part. Imobiliárias		Commercialization of ow ned real state	Brazil	Direct	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercializations of dairy products	Argentina	Indirect	1.74%	1.74%

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH, formerly known as Acheron Beteiligung-sverwaltung GmbH, started to operate as a trading in the European market as from May 1, 2013. In addition, it owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of June 30, 2014 of R$6,695 (R$2,799 as of

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

December 31, 2013) and one direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20, with an investment as of June 30, 2014 of R$1,499 (R$1,130 as of December 31, 2013). The wholly-owned subsidiary Qualy 5201 B.V. owns 213 subsidiaries in The Netherlands being the amount of this investment as of June 30, 2014 totaled R$15,867 (R$10,546 as of December 31, 2012). The purpose of these two subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       Subsidiary and associate in pre-operational phase.

(d)       On January 16, 2013, BRF acquired 49% of the equity interest with the rights to 60% of dividends as permitted by Federal Law Nº 8/1984, in force in the United Arab Emirates and according to the shareholders’ agreement. As disclosed in explanatory note 39, on April 09, 2014, the Company announced the completion of the purchase of 100% of the economic rights.

(e)       On February 11, 2014,change the corporate name from BRF Suínos do Sul Ltda. to Mato Grosso Bovinos S.A.

(f)        On February 11, 2014, acquisition of equity interest.

(g)       On February 21, 2014, establishment of wholly-owned subsidiary.

(h)       On March 14, 2014, acquisition of equity interest.

(i)        On April 30, 2014 Disposal of 50% of equity interest Held by BRF GmbH, to Dah Chong Hong Limited.

1.2        Signing of a temporary animal slaughtering agreement

On November 01, 2013, BRF announced to the market that entered into an investment agreement with Minerva S.A. (“Minerva”) and VDQ Holdings S.A. (“VDQ”), Minerva´s controlling shareholder. Such investment agreement was analyzed by Superintendência-Geral – Senior Management ("SG") of the Brazilian Anti-Trust Enforcement Agency ("CADE"), which recommended the adoption of measures for eliminating the concerns in relation to the degree of competition of the specified lines of the processed products segment, according to announcement to the market disclosed on June 06, 2014.

As part of these measures and, after approval of the SG, on June 26, 2014, BRF announced to the market which was entered into with Minerva, animal slaughtering agreement. The agreement establishes that BRF will provide to Minerva, on a temporary basis, cattle slaughtering and deboning services; when implemented, it will allow for better utilization of the Company’s cattle slaughtering facilities. It is estimated that such services will be started upon the final judgment of the SG's decision, which approved such cattle slaughtering and deboning services agreement.

1.3        Step acquisition – Federal Foods LLC (“FF”).

On January 16, 2013, BRF announced that it had concluded, through BRF GmbH, its wholly-owned subsidiary in Austria, acquisition of 49% equity interest of FF, becoming the holder of 60% of economic rights of such company, pursuant the terms of shareholders agreement entered into with Al Nowais Investments Company LLC ("ANI"), former parent company of FF.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The investment in the acquisition of 49% shares of FF was R$75.785.

On February 17, 2014, the Company announced to the market it had signed a binding offer with ANI for, among other provisions, the acquisition of additional economic rights of FF, through its wholly-owned subsidiary in Austria, in accordance with the local regulation and usual practices in UAE.

On April 09, 2014, BRF announced that it had concluded this transaction at the final amount of R$61.488.

Such transaction, in compliance with CVM Deliberation No. 665/11, which approved the technical pronouncement CPC 15 (R1), in their paragraphs 41 and 42, is treated for accounting purposes as step acquisition. Thus, the investment of the former participation was measured at fair value, generating a gain of R$24.963 recorded as other operating results.

Pursuant to CVM Deliberation No. 665/11, will be prepared an appraisal report to support the fair value of assets acquired and liabilities assumed in determining the purchase price allocation. Management expects that such appraisal report is concluded until next quarter to be end on September 30, 2014, which is the deadline for the final goodwill allocation and respective accounting impacts.

The fair value of the consideration paid at the acquisition date totaled R$151.714, which consisted of:

Cash - consideration paid for acquisition of 40% of the economic rights of FF.	61,488
Fair value of equity interest in FF immediately before the acquisition of the controlling interest.	90,226
Total	151,714

The preliminary goodwill of R$64.639 arising from business combination is based on the expectation of future profitability due to possible of business expansion in the local market and the relevance of customer relationship acquired. Such amount was measured between the book value of assets acquired and liabilities assumed and the consideration paid at the acquisition date.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The assets acquired and liabilities assumed at the acquisition date of controlling interest of FF, are summarily presented below:

ASSETS		LIABILITIES
CURRENT		CURRENT
Cash and cash equivalents	10,926	Trade accounts payable	78,689
Trade accounts receivable	109,904	Social and labor obligations	3,028
Inventories	131,498	Short term debts	75,276
Other receivable	15,093	Other payable	19,942
	267,421		176,935

NON-CURRENT		NON-CURRENT
Property, plan and equipment, net	6,974	Other payable	8,053
Intangible	630
	7,604		8,053

		NET ASSETS ACQUIRED	90,037

TOTAL ASSETS	275,025	TOTAL LIABILITIES	275,025

1.4      Exercise of the call option - Carambeí (PR) Facility

On May 13, 2014, the Company entered into a lease agreement with Marfrig Alimentos S.A. (“Marfrig”), for a period of 3 years, renewable for more a period of 1 year, by means of which risks and rewards of ownership relating pork slaughtering and processing manufacturing facility located in the City of Carambeí (PR) were transferred. In accordance with the terms of the agreement, Marfrig had a call option of this manufacturing facility for R$188.000, subject to the variation of General Price Market Index (“IGP-M”) which should be exercised until June 01, 2014.

Rights and obligations related to this agreement were assumed by Seara Brasil (“Seara”), a company of Marfrig Group, which was acquired by JBS Group in October 2013.

On May 30, 2014, Seara exercised the call option set out in agreement and paid to BRF the amount of R$57.348 adjusted by IGP-M. The remaining balance of R$138.000, will be paid in the future and adjusted by IGP-M, such amount was recorded as other receivables. Arising from this transaction, the Company measured a gain of R$141.546 recorded as other operating income. As set out in agreement, due to exercise of the call option, the lease agreement was renewed for a period of 1 year with maturity date in June 2016.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

1.5      Seasonality

The Company does not operate with any significant seasonality through the year. In general, during the fourth quarter of each year the demand in the domestic market is slightly stronger than in the other quarters, mainly due to the year-end holiday season such as Christmas and New Year’s Eve. Our bestselling products are: turkey, Chester® and ham.

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF QUARTERLY FINANCIAL INFORMATION

The Company’s consolidated quarterly financial information is prepared in accordance with the accounting practices adopted in Brazil which comprise the rules issued by the Brazilian Securities Commission (“CVM”) and the pronouncements and interpretations of the Brazilian Accounting Pronouncements Committee (“CPC”), which are in conformity with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

The Company’s individual quarterly financial information has been prepared in accordance with the accounting practices adopted in Brazil and for presentation purposes, is identified as “BR GAAP”. Such information differs from IFRS in relation to the evaluation of investments in subsidiaries, affiliates and joint ventures, which were measured and recorded based on the equity pick-up accounting method rather than at cost or fair value, as required by IFRS.

The Company’s individual and consolidated quarterly financial information are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the quarterly financial information, when applicable, were also expressed in thousands. The information of results are shown by its cumulative result compared to the same period last year.

The preparation of the Company’s quarterly financial information requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amounts of the affected assets and liabilities in future periods.

The settlement of the transactions involving such estimates can result in amounts significantly different from those recorded in the quarterly financial information due to the lack of precision inherent to the estimation process. The Company reviews its judgments, estimates and assumptions on a quarterly basis.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The individual and consolidated quarterly financial information were prepared based on the historical cost except for the following material items:

(i)     derivative and non-derivative financial instruments, being changes to fair value recognized through the statement of income;

(ii)    available for sale financial assets; and

(iii)  share-based payments and employee benefits measured at fair value.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The quarterly financial information was prepared according to CVM Deliberation No. 673/11, which establishes the minimum content of interim financial statements and the principles for measurement and recognition of a full or condensed set of financial statements for an interim period.

The interim financial statements, in this case denominated as quarterly financial information, aims to provide updated information based on the last annual financial statements disclosed. Therefore, the quarterly financial information is focused on new activities, events and circumstances and do not duplicate the information previously disclosed, except in the case where Management judged that the maintenance of the information was relevant. Following this assumption, the Company informs that in 2014, in addition to measuring the adjustment to present value the balances of non-current trade accounts receivable, social obligations and other obligations, also started to measure the present value adjustment for balances of current trade accounts receivable and current and non-current trade accounts payable.  This enhancement in accounting policy resulted from the efforts made to reduce the working capital and on capital invested, which resulted in the reduction of average collection period from customers and increased average payment of suppliers.

The current quarterly financial information was consistently prepared based on the accounting policies and estimates calculation methodology adopted in the preparation of the annual financial statements for the year ended December 31, 2013 (note 3).

There were no changes of any nature related to such policies and estimates calculation methodology.  As allowed by CVM Deliberation No. 673/11, Management decided not to disclose again the details of the accounting policies adopted by the Company. Hence, the quarterly financial information should be read in conjunction with the annual financial statements for the year ended December 31, 2013, in order to allow the users of this financial information to further understand the Company’s capacity of profit and future cash flows generation as well as its financial conditions and liquidity.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The exchange rates in Brazilian Reais effective at the balance sheet dates were as follows:

Exchange rate at the balance sheet date	06.30.14	12.31.13
U.S. Dollar (US$)	2.2025	2.3426
Euro (€)	3.0150	3.2265
Pound Sterling (£)	3.7676	3.8728
Argentine Peso (AR$)	0.2708	0.3594

Average rates
U.S. Dollar (US$)	2.2969	2.1576
Euro (€)	3.1484	2.8677
Pound Sterling (£)	3.8322	3.3779
Argentine Peso (AR$)	0.2943	0.3947

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the normal course of its business, the Company is exposed to credit, liquidity and market risks, which are actively managed in conformity to the Risk Policy and internal guidelines subject to such policy.

The Risk Policy is under the management of the Financial Risk Management Committee, Board of Executive Officers and Board of Directors, with clear and defined roles and responsibilities, as follows:

•         The Board of Directors is responsible for approving the Risk Policy and defining the limits of tolerance of the different risks identified as acceptable for the Company on behalf of its shareholders;

•         The Financial Risk Management Committee is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the risk exposure levels to ensure compliance with Risk Policy;

•         The Board of Executive Officers is in charge of the evaluation of the Company’s exposure for each identified risk, according to the guidelines established by the Board of Directors; and

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

•         The Risk Management area has as a crucial role in monitoring, evaluating and reporting of the financial risks taken by the Company.

The Risk Policy does not authorize the Company’s management to contract leveraged derivative transactions and determines that any individual hedge operations (notional amount) must not exceed 2.5% of the Company’s shareholders’ equity.

The processes of monitoring, evaluation and approval of risk management were properly disclosed in the details in the financial statements for the year ended December 31, 2013 (note 4) and has not changed during the site month period ended June 30, 2014.

a.            Credit risk management

The Company is subject to the credit risk related to trade accounts receivable, financial investments and derivative contracts, as follows:

•         Credit risk associated with trade accounts receivable is actively managed by dedicated team, though specific systems. Furthermore, it should be noted the diversification of the customer portfolio and the concession of credit to customers with good financial and operational conditions. The Company does not usually require collateral for sales to customer, and has a contracted credit insurance policy for specific markets; and

•         Credit risk associated with financial investments and derivative contracts is mitigated by the Company’s policy of working with prime institutions.

On June 30, 2014, the Company had financial investments over R$10,000 at the following financial institutions: Banco BNP, Banco Bradesco, Banco do Brasil, Banco do Nordeste, Banco HSBC, Banco Itaú, Banco Safra, Banco Santander, Banco Votorantim and Caixa Econômica Federal.

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil,  Banco HSBC, Banco Itaú,  Banco Safra, Banco Santander, Banco Votorantim, Barclays, Citibank, Deutsche Bank,ING Bank, JP Morgan, Merrill Lynch, Morgan Stanley and Rabobank.

b.            Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events which may affect the Company’s cash flow. Thus, the Company utilizes the following metrics:

•         Cash Flow at Risk (“CFaR”), which aims to statistically estimates the cash flows for the next twelve months and the Company’s liquidity exposure. The Company determined that the minimum cash available should be equivalent mainly to the average monthly billing and EBITDA for the last twelve-month period; and

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

•         Value at Risk ("VaR") is used for derivative transactions that require payments of periodic adjustments. Currently, the Company holds only BM&F operations with daily adjustments and in order to monitor them, such methodology is utilized, which statistically measures potential maximum adjustments to be paid at intervals of 1 to 21-days.

The Company maintains its leverage levels in order to avoid any impact to its ability to settle commitments and obligations. As a guideline, the majority of the debt should be in long term. On June 30, 2014, the long term debt portion represented 73.4% (73.5% as of December 31, 2013) of the total outstanding debt with an average term greater than 5.2 years.

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity:

	BR GAAP
	Parent company
	06.30.14
	Book	Cash flow	Up to 6					After
	value	contracted	months	2015	2016	2017	2018	5 years
Non derivative financial liabilities
Loans and financing	4,227,395	4,718,856	1,688,338	1,138,030	319,485	472,576	487,930	612,497
BRF bonds	4,783,425	7,012,516	128,881	257,761	257,761	257,761	738,386	5,371,966
Trade accounts payable	3,809,878	3,809,878	3,809,878	-	-	-	-	-
Capital lease (1)	169,848	271,722	26,362	40,436	23,796	19,585	19,585	141,958
Operational lease	-	566,247	68,352	101,250	90,544	70,275	61,798	174,028

Derivative financial liabilities
Financial instruments designated as cash
flow hedge
Interest rate and exchange rate derivatives	68,453	21,066	(1,215)	(2,335)	(2,255)	(2,501)	29,372	-
Currency derivatives (NDF)	112	(1,880)	(641)	(1,239)	-	-	-	-
Currency derivatives (options)	1,809	-	-	-	-	-	-	-
Financial instruments not designated as
cash flow hedge
Interest rate and exchange rate derivatives	3,051	2,679	1,727	952	-	-	-	-

(1)     It does not include the capital leases contracted with financial institutions which are included in loans and financing line above.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	06.30.14
	Book	Cash flow	Up to 6					After 5
	value	contracted	months	2015	2016	2017	2018	years
Non derivative financial liabilities
Loans and financing	4,629,131	5,148,363	1,857,737	1,158,844	328,956	478,877	711,452	612,497
BRF bonds	4,783,425	7,012,516	128,881	257,761	257,761	257,761	738,386	5,371,966
BFF bonds	483,046	694,199	17,536	35,073	35,073	35,073	35,073	536,371
Sadia bonds	354,302	424,458	12,096	24,192	24,192	363,978	-	-
Quickfood bonds	105,432	160,028	15,393	65,577	68,693	10,365	-	-
Trade accounts payable	4,081,181	4,081,181	4,081,181	-	-	-	-	-
Capital lease (1)	170,219	272,217	26,836	40,457	23,796	19,585	19,585	141,958
Operational lease	-	569,292	68,352	102,243	91,537	71,268	61,864	174,028

Derivative financial liabilities
Financial instruments designated as cash
flow hedge
Interest rate and exchange rate derivatives	105,215	131,147	5,221	23,381	23,177	23,073	55,752	543
Currency derivatives (NDF)	112	(1,880)	(641)	(1,239)	-	-	-	-
Currency derivatives (options)	1,809	-	-	-	-	-	-	-
Financial instruments not designated as
cash flow hedge
Currency derivatives (NDF)	3,301	(11,870)	(11,870)	-	-	-	-	-
Interest rate and exchange rate derivatives	3,051	2,679	1,727	952	-	-	-	-

(1)     It does not include the capital leases contracted with financial institutions which are included in loans and financing line above.

c.            Interest rate risk management

It is the risk the Company incurs in economic losses resulting from changes in interest rates, which could affect its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation such rates and manage the mismatch between its financial investments and debts. In these transactions the Company enters into contracts that exchange floating rate for fixed rate or vice-versa. Such transactions were designated by the Company as cash flow hedge.

The Company’s indebtedness is essentially tied to the London Interbank Offered rate ("LIBOR"), fixed coupon (“R$ and USD”), Long Term Interest Rate ("TJLP") and Monetary Unit of the Bank National Economic and Social Development ("UMBNDES") rates. In case of adverse changes in the market that result in LIBOR hikes, the cost of the floating indebtedness rises and on the other hand, the cost of the fixed indebtedness decreases in relative terms. The same consideration is applicable to the TJLP and UMBNDES.

With regards to the Company's marketable securities, they are remunerated based Interbank Deposit Certificate ("CDI") in the domestic market and fixed coupon (“USD”) in the foreign market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

d.            Foreign exchange risk management

It is the risk related to variations of foreign exchange rates that may cause the Company to incur unexpected losses, leading to a reduction of assets or an increase in liabilities.

Assets and liabilities denominated in foreign currency are as follows:

	BR GAAP and IFRS
	Consolidated
	06.30.14	12.31.13
	Total	exposure
Cash and cash equivalents and marketable securities	3,791,003	2,651,927
Trade accounts receivable	1,443,024	1,593,473
Accounts receivable from subsidiaries	24,841	146,223
Future dollar agreements	121,138	480,233
Inventories	26,793	50,808
Exchange rate contracts (Swap)	(11,372)	(20,158)
Loans and financing	(6,333,792)	(6,108,727)
Bonds designated as cash flow hedge	660,750	702,780
Exports prepayment designated as cash flow hedge	660,750	702,780
Trade accounts payable	(684,690)	(634,214)
Other assets and liabilities, net	358,931	231,459
	57,376	(203,416)

Foreign exchange exposure (in US$)	26,050	(86,833)

Foreign exchange exposure impacting the income (in US$)	36,500	28,747
Foreign exchange exposure impacting the shareholders' equity (in US$)	(10,450)	(115,580)

Foreign exchange exposure (in US$)	26,050	(86,833)

The Company's net foreign exchange exposure as of June 30, 2014 corresponds to a asset amounting to US$26,050. Due to the impacts of the functional currency, net foreign exchange exposure is composed of: (i) an asset totaling US$36,500, which variations are recorded in statement of income and (ii) a liability totaling US$10,450, which variation are recognized in comprehensive income. On June 30, 2014, the net foreign exchange exposure is within the limit set by the Company's Risk Policy.

e.            Commodity price risk management

In the normal course of its operations, the Company purchases commodities, mainly corn, soymeal and oil and live pork, which are some of the individual components of production cost.

Corn, soymeal and oil prices are subject to volatility resulting from weather conditions, crop yield, transportation and storage costs, government’s agricultural policy, foreign exchange rates and the prices of these commodities on the international market, among others factors. The prices of pork acquired from third parties are subject to market conditions and are influenced by internal availability and levels of demand in the international market, among other aspects.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The Risk Policy establishes limits for hedging the corn and soymeal purchase flow, aiming to reduce the impact resulting from a price increase of these raw materials, and may utilize derivative instruments or inventory management for this purpose. Currently, the management of inventory levels is used as a hedging instrument.

During the six month period ended June 30, 2014, the Company utilized derivative instruments to mitigate the exposure to live cattle price variation. The contracts are recorded at their fair value through the statement of income, as financial result.

On June 30, 2014, the Company has not held any open position of such derivative instruments.

f.             Capital management

The Company’s definition of the adequate capital structure is mainly associated with (i) cash strength as a tolerance factor to liquidity volatility, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The cash and liquidity strategy takes into consideration the historical scenarios of volatility of results as well as simulations of sectorial and systemic crises. In addition, is based on permitting the resilience in scenarios of restricted access to capital.

Financial leverage aims the balance between the different sources of funding and their conditions of allocation in order to maximize the opportunity cost to BRF in its business expansion initiatives. Moreover, the objective of maintaining the investment grade disciplines the weighting of using own and third party capital.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The Company monitors debt levels and net debt, which are shown below:

	BR GAAP and IFRS
	Consolidated
	06.30.14			12.31.13
	Current	Non-current	Total	Total
Foreign currency debt	(260,107)	(6,073,685)	(6,333,792)	(6,108,727)
Local currency debt	(2,497,464)	(1,524,080)	(4,021,544)	(4,072,463)
Other financial liabilities	(113,488)	-	(113,488)	(357,182)
Gross debt	(2,871,059)	(7,597,765)	(10,468,824)	(10,538,372)

Marketable securities and cash and cash equivalents	5,108,506	58,811	5,167,317	3,643,285
Other financial assets	79,150	-	79,150	11,572
Restricted cash	-	109,019	109,019	99,212
Net debt	2,316,597	(7,429,935)	(5,113,338)	(6,784,303)

4.2.        Derivative and non-derivative financial instruments designated as hedge accounting

As permitted by CVM Deliberation Nº 604/09, the Company applies hedge accounting to its derivative instruments classified as cash flow hedge, in accordance with the Risk Policy. The cash flow hedge consists of hedging the exposure to variations of the cash flow which is attributable to a particular risk associated with a recognized asset or liability, or a highly probable transaction that could affect profit and loss.

The Risk Policy has also the purpose of determining parameters of use of financial instruments, including derivatives, which are designed to protect the operating and financial assets and liabilities, which are exposed to the variations of foreign exchange rates, the fluctuation of the interest rates and changes to the commodity prices. The Risk Management area is responsible for ensuring compliance to the requirements established by the Company’s Risk Policy.

The Company, within its hedge accounting strategy, utilizes the following financial instruments:

•         Non-deliverable forwards – NDF;

•         Interest rate and currency swap;

•         Options;

•         Deliverable forwards;

•         Export prepayments – PPEs; and

•         Senior unsecured notes – Bonds

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.2.1 Breakdown of the balances of derivative financial instruments

The positions of outstanding derivative financial instruments are as follows:

BR GAA P and IFRS
Parent co mpany and C o nso lidated
06.30.14					12.31.13
		Reference	Reference
	Hedge	currency	value		Reference
Instrument	object	(notional)	(notional)	Fair value (1)	value (notional)	Fair value (1)
Financial instruments designated as cash flow hedge
NDF - Dolar	Currency	USD	280,000	32,707	190,000	(21,349)
NDF - Euro	Currency	EUR	76,500	13,883	106,800	(25,193)
NDF - Pounds Sterling	Currency	GBP	21,000	2,423	33,000	(12,088)
Currency swap - US$	Currency	BRL	250,000	(40,469)	572,990	(203,924)
Interest rate - US$	Interest	USD	200,000	(27,984)	200,000	(33,187)
Fixed exchange rate - US$	Currency	USD	85,000	20,927	160,000	(10,429)
Options (Collar) - US$	Currency	USD	215,100	5,737	120,000	(287)
T o tal in P arent co mpany				7,224		(306,457)
Interest rate - US$	Interest	USD	200,000	(36,762)	200,000	(38,754)
T o tal C o nso lidated				(29,538)		(345,211)

Financial instruments no t designated as cash flo w hedge
Currency swap - US$	Currency	BRL	8,395	(3,051)	13,992	(6,104)
Interest rate - R$	Interest	BRL	267,380	82	267,380	510
Interest rate - R$	Interest	BRL	50,000	700	50,000	80
Options	Live cattle	BRL	-	-	6,650	(154)
NDF	Live cattle	BRL	-	-	3,296	(484)
Future - BM F	Live cattle	BRL	-	-	4,400	18
Future - BM F	Currency	USD	55,000	770	205,000	3,247
Total in Parent company				(1,499)		(2,887)
NDF - Euro	Currency	EUR	150,000	(2,901)	150,000	2,715
NDF - Libra	Currency	GBP	15,000	(400)	15,000	(227)
Total Conso lidated				(4,800)		(399)
Total in Parent company				5,725		(309,344)
To tal Consolidated				(34,338)		(345,610)

(1)     The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, obtained from the database of Bloomberg and BM&F.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

a.            Non-deliverable forwards – NDF

The position of the outstanding non-deliverable forward – NDF by maturity, as well as the weighted average exchange rates and the fair value, are presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
06.30.14
R$ x US$				R$ x EUR			R$ x GBP
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value
Financial instruments designated as cash flow hedge
July 2014	37,000	2.4194	7,720	12,000	3.3056	3,336	3,500	3.8370	186
August 2014	66,000	2.3665	8,254	15,000	3.2571	2,810	4,500	3.9561	564
September 2014	20,000	2.4858	4,495	13,500	3.2767	2,409	3,500	4.0097	520
October 2014	31,000	2.4824	6,218	11,000	3.3103	2,066	2,500	4.0946	499
November 2014	35,000	2.3428	1,590	7,000	3.4326	1,944	2,000	4.1388	419
December 2014	35,000	2.3683	1,842	8,000	3.3018	1,018	2,000	4.0666	220
January 2015	36,000	2.3897	2,010	7,000	3.2424	329	2,000	3.9925	24
February 2015	20,000	2.3768	578	3,000	3.2080	(29)	1,000	3.9985	(9)
	280,000	2.3958	32,707	76,500	3.2933	13,883	21,000	3.9951	2,423

BR GAAP and IFRS
Parent company and Consolidated
06.30.14
	EUR x USD			GBP x USD
Maturities	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
September 2014	150,000	1.3603	(2,901)	15,000	1.6987	(400)
	150,000	1.3603	(2,901)	15,000	1.6987	(400)

b.            Interest rate and currency swap

The position of interest rate and currency swap is presented as follows:

BR GAAP
06.30.14
				Parent company		Consolidated
	Maturity	Assets	Liabilities
Instrument	date	(Hedged object)	(Protected risk)	Notional	Fair value	Notional	Fair value
Financial instruments designated as cash flow hedge
Interest rate	01.22.18	LIBOR 6M + 2.82% p.a.	5.86% p.a.	100,000	(15,176)	100,000	(15,176)
Interest rate	06.18.18	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100,000	(12,808)	100,000	(12,808)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.90% p.a.	-	-	100,000	(18,479)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.88% p.a.	-	-	100,000	(18,283)
					(27,984)		(64,746)
Currency swap	05.22.18	R$ + 7.75%	US$ + 1.60%	250,000	(40,469)	250,000	(40,469)
					(68,453)		(105,215)

Financial instruments not designated as cash flow hedge
Interest rate	05.22.18	R$ (Fixed rate of 7.75% p.a.)	68.84% CDI	50,000	700	50,000	700
Interest rate	10.21.14	R$ (Fixed rate of 8.10% p.a.)	78.30% CDI	267,380	82	267,380	82
Currency swap	03.16.15	R$ (Fixed rate of 8.41% p.a.)	US$ - 0.20%	8,395	(3,051)	8,395	(3,051)
					(2,269)		(2,269)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

c.            Deliverable forwards

The position of fixed exchange rate designated as cash flow hedge is presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
06.30.14
R$ x US$
Maturities	Notional US$	Average US$	Fair value
July 2014	20,000	2.5067	5,789
August 2014	20,000	2.4793	4,671
September 2014	25,000	2.5052	5,984
October 2014	10,000	2.4559	1,719
November 2014	10,000	2.5845	2,764
	85,000	2.5030	20,927

d.            Options

The Company designates as a cash flow hedge only the variation in the intrinsic value of its options, recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Brazilian Real, the losses related to the options will be registered as financial expenses in the statement of income.

The Company has designated transactions involving options denominated collar where there is a purchase of a put option ("PUT") and a sale of a call option ("CALL").

When the market price of any of the options is not available in an active market, the fair value is based on an option pricing model (Black-Scholes or Binomial).

BR GAAP and IFRS
Parent company and Consolidated
06.30.14
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Put (Purchase)	From 07.2014 to 11.2014	215,100	2.2463	7,546
Call (Sale)	From 07.2014 to 11.2014	(215,100)	2.3539	(1,809)
				5,737

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.2.2 Breakdown of the balances of non-derivative financial instruments

The position of non-derivative financial instruments is presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
				06.30.14		12.31.13
		Reference
		currency	Value	Fair value	Value	Fair value
Instrument	Hedge object	(notional)	(notional)	(1)	(notional)	(1)
Financial instruments designated as cash flow hedge
Export prepayment - PPE	Exchange	USD	300,000	660,750	300,000	702,780
Bonds	Exchange	USD	300,000	660,750	300,000	702,780
			600,000	1,321,500	600,000	1,405,560

(1)     Notional converted by the exchange rate in effect at period-end.

a.            Export prepayments – PPEs

The position of PPEs is presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
06.30.14
	Type of risk		Notional
Hedge Instrument	hedged	Maturities	(US$)	Average rate	Fair value
Export prepayment - PPE	US$ (E.R.)	02.2017 to 02.2019	300,000	1.7796	660,750

b.            Senior unsecured notes – Bonds

The position of bonds designated as cash flow hedge is presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
06.30.14
	Type of risk		Notional
Hedge Instrument	hedged	Maturities	(US$)	Average rate	Fair value
BRF SA BRFSBZ5	US$ (E.R.)	06.2022	150,000	2.0213	330,375
BRF SA BRFSBZ3	US$ (E.R.)	05.2023	150,000	2.0387	330,375
			300,000	2.0300	660,750

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.3.        Gains and losses of derivative and non-derivative financial instruments

The unrealized gains and losses of derivative and non-derivative financial instruments designated as cash flow hedge are recorded as a component of other comprehensive income, is presented as follows:

	Shareholders' Equity
	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13
Financial instruments designated as cash flow hedge
Foreign exchange risks	57,885	(172,402)	57,885	(172,402)
Interest risks	(25,538)	(30,525)	(57,994)	(64,911)
	32,347	(202,927)	(109)	(237,313)
Financial instruments not designated as cash flow hedge
Foreign exchange risks	(178,620)	(262,680)	(178,620)	(262,680)
Gross losses	(146,273)	(465,607)	(178,729)	(499,993)
Deferred taxes on losses	49,733	158,306	49,733	158,306
OCI recognized by subsidiaries	(32,456)	(34,386)	-	-
Losses, net of taxes	(128,996)	(341,687)	(128,996)	(341,687)

Rolforward of other comprehensive income during the period
Unrealized gains (losses) on cash flow hedge during the period	319,334	(277,268)	321,264	(260,066)
Income taxes	(108,573)	94,271	(108,573)	94,271
OCI recognized by subsidiaries	1,930	17,202	-	-
Net gains (losses) recognized in other comprehensive income
during the period	212,691	(165,795)	212,691	(165,795)

On June 30, 2014, the realized transaction with derivative and non-derivative financial instruments designated as cash flow hedge resulted in a loss of R$66,048 (gain of R$6,839 as of June 30, 2013), composed by a net loss amounting to R$63,752 (gain of R$7,142 as of June 30, 2013) recorded as gross revenues and a net loss of R$2,296 (loss of R$302 as of June 30, 2013) recorded in the financial result gain or losses on derivative transactions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.4.        Breakdown of financial instruments by category – except derivatives

	BR GAAP
	Parent company
	06.30.14
	Loans and	Available for	Trading	Held to	Financial
	receivables	sale	securities	maturity	liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	58,811	-	58,811
Restricted cash	-	-	-	109,019	-	109,019
Trade accounts receivable	4,403,915	-	-	-	-	4,403,915
Other credits	522,234	-	-	-	-	522,234
Other receivables	219,719	-	-	-	-	219,719
Fair value
Marketable securities	-	897	259,526	-	-	260,423
Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,809,878)	(3,809,878)
Loans and financing
Local currency	-	-	-	-	(4,021,544)	(4,021,544)
Foreign currency	-	-	-	-	(4,989,276)	(4,989,276)
Capital lease payable	-	-	-	-	(169,848)	(169,848)
	5,145,868	897	259,526	167,830	(12,990,546)	(7,416,425)

						BR GAAP
						Parent company
						12.31.13
	Loans and	Available for	Trading	Held to	Financial
	receivables	sale	securities	maturity	liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	56,002	-	56,002
Restricted cash	-	-	-	99,212	-	99,212
Trade accounts receivable	3,993,114	-	-	-	-	3,993,114
Other credits	389,812	-	-	-	-	389,812
Other receivables	284,707	-	-	-	-	284,707
Fair value
Marketable securities	-	623	178,097	-	-	178,720

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,378,029)	(3,378,029)
Loans and financing
Local currency	-	-	-	-	(4,072,463)	(4,072,463)
Foreign currency	-	-	-	-	(3,602,838)	(3,602,838)
Capital lease payable	-	-	-	-	(187,856)	(187,856)
	4,667,633	623	178,097	155,214	(11,241,186)	(6,239,619)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	06.30.14
	Loans and	Available for	Trading	Held to	Financial
	receivables	sale	securities	maturity	liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	58,811	-	58,811
Restricted cash	-	-	-	109,019	-	109,019
Trade accounts receivable	2,767,910	-	-	-	-	2,767,910
Other credits	619,407	-	-	-	-	619,407
Other receivables	219,719	-	-	-	-	219,719
Fair value
Marketable securities	-	270,592	259,526	-	-	530,118
Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,081,181)	(4,081,181)
Loans and financing
Local currency	-	-	-	-	(4,021,544)	(4,021,544)
Foreign currency	-	-	-	-	(6,333,792)	(6,333,792)
Capital lease payable	-	-	-	-	(170,219)	(170,219)
	3,607,036	270,592	259,526	167,830	(14,606,736)	(10,301,752)

	BR GAAP and IFRS
	Consolidated
	12.31.13
	Loans and	Available for	Trading	Held to	Financial
	receivables	sale	securities	maturity	liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	56,002	-	56,002
Restricted cash	-	-	-	99,212	-	99,212
Trade accounts receivable	3,346,166	-	-	-	-	3,346,166
Other credits	502,682	-	-	-	-	502,682
Other receivables	284,707	-	-	-	-	284,707
Fair value
Marketable securities	-	280,373	179,195	-	-	459,568

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,674,705)	(3,674,705)
Loans and financing
Local currency	-	-	-	-	(4,072,463)	(4,072,463)
Foreign currency	-	-	-	-	(6,108,727)	(6,108,727)
Capital lease payable	-	-	-	-	(188,839)	(188,839)
	4,133,555	280,373	179,195	155,214	(14,044,734)	(9,296,397)

4.5.        Determination of the fair value of financial instruments

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting pronouncements, which refers to concepts of valuation and disclosure requirements.

Particularly related to the disclosure, the Company applies the hierarchy requirements set out in CVM Deliberation Nº 699/12 , which involves the following aspects:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

•         The fair value is the price that an asset could be exchanged and a liability could be settled, between knowledgeable willing parties in an arm’s length transaction; and

•         Hierarchy on 3 levels for measurement of the fair value, according to observable inputs for the valuation of an asset or liability on the date of its measurement.

The valuation established on 3 levels of hierarchy for measurement of the fair value is based on observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while non-observable inputs reflect the Company’s valuation technics. These two types of inputs create the hierarchy of fair value set forth below:

•         Level 1 – Prices observed(unadjusted) for identical instruments in active markets;

•         Level 2 – Prices observed in active markets for similar instruments, prices observed for identical or similar instruments in non-active markets and evaluation models for which inputs are observable; and

•         Level 3 – Instruments whose significant inputs are non-observable.

The table below presents the overall classification of financial assets and liabilities according to the valuation hierarchy.

	BR GAAP
	Parent company
	06.30.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Stocks	897	-	-	897
Held for trading
Bank deposit certificates	-	61,426	-	61,426
Financial treasury bills	198,100	-	-	198,100
Other financial assets
Financial instruments derivatives designed as cash flow hedge	-	77,598	-	77,598
Financial instruments derivatives not designated as cash flow hedge	-	1,552	-	1,552
	198,997	140,576	-	339,573
Liabilities
Financial liabilities
Other financial liabilities
Financial instruments derivatives designed as cash flow hedge	-	(70,374)	-	(70,374)
Financial instruments derivatives not designated as cash flow hedge	-	(3,051)	-	(3,051)
	-	(73,425)	-	(73,425)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP
	Parent company
	12.31.13
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Stocks	623	-	-	623
Held for trading
Bank deposit certificates	-	113,253	-	113,253
Financial treasury bills	64,844	-	-	64,844
Other financial assets
Financial instruments derivatives designed as cash flow hedge	-	5,592	-	5,592
Financial instruments derivatives not designated as cash flow hedge	-	3,265	-	3,265
	65,467	122,110	-	187,577
Liabilities
Financial liabilities
Other financial liabilities
Financial instruments derivatives designed as cash flow hedge	-	(311,459)	-	(311,459)
Financial instruments derivatives not designated as cash flow hedge	-	(6,742)	-	(6,742)
	-	(318,201)	-	(318,201)

	BR GAAP and IFRS
	Consolidated
	06.30.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	172,208	-	-	172,208
Brazilian foreign debt securities	97,487	-	-	97,487
Stocks	897	-	-	897
Held for trading
Bank deposit certificates	-	61,426	-	61,426
Financial treasury bills	198,100	-	-	198,100
Other financial assets
Financial instruments derivatives designed as cash flow hedge	-	77,598	-	77,598
Financial instruments derivatives not designated as cash flow hedge	-	1,552	-	1,552
	468,692	140,576	-	609,268
Liabilities
Financial liabilities
Other financial liabilities
Financial instruments derivatives designed as cash flow hedge	-	(107,136)	-	(107,136)
Financial instruments derivatives not designated as cash flow hedge	-	(6,352)	-	(6,352)
	-	(113,488)	-	(113,488)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	12.31.13
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	173,969	-	-	173,969
Brazilian foreign debt securities	105,322	-	-	105,322
Exclusive investment funds	459	-	-	459
Stocks	623	-	-	623
Held for trading
Bank deposit certificates	-	114,351	-	114,351
Financial treasury bills	64,844	-	-	64,844
Other financial assets
Financial instruments derivatives designed as cash flow hedge	-	5,592	-	5,592
Financial instruments derivatives not designated as cash flow hedge	-	5,980	-	5,980
	345,217	125,923	-	471,140
Liabilities
Financial liabilities
Other financial liabilities
Financial instruments derivatives designed as cash flow hedge	-	(350,213)	-	(350,213)
Financial instruments derivatives not designated as cash flow hedge	-	(6,969)	-	(6,969)
	-	(357,182)	-	(357,182)

The following is a description of the valuation methodologies utilized by the Company for financial instruments measured at fair value:

•         Investments in Brazilian foreign debt securities, Financial Treasury Notes (“LFT”), financial investment funds and stocks are classified at Level 1 of the fair value hierarchy, as the market prices are available in an active market;

•         Investments in Bank Deposit Certificates (“CDB”) are classified at Level 2, since the determination of fair value is based on the price quotation of similar financial instruments in non-active markets; and

•         Derivative financial instruments are valued through existing pricing models widely accepted by financial market and described in appendix III of the Risk Policy. Readily observable market inputs are used, such as interest rate forecasts, volatility factors and foreign currency rates. These instruments are classified at Level 2 in the valuation hierarchy, including interest rates swap and foreign currency derivatives.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.6.        Comparison between book value and fair value of financial instruments

Except for the items presented below, the book value of all other financial instruments approximate fair value.

	BR GAAP and IFRS
	Parent company and Consolidated
	06.30.14			12.31.13
		Book	Fair	Book	Fair
	Maturity	value	value	value	value
BRF bonds
BRF SA BRFSBZ5	2022	(1,652,273)	(1,803,693)	(1,757,590)	(1,754,392)
BRF SA BRFSBZ4	2024	(1,619,170)	(1,650,074)	-	-
BRF SA BRFSBZ3	2023	(1,011,228)	(1,045,635)	(1,076,223)	(915,169)
BRF SA BRFSBZ7	2018	(500,754)	(437,773)	(500,323)	(416,898)
Parent company		(4,783,425)	(4,937,175)	(3,334,136)	(3,086,459)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(483,046)	(571,426)	(1,501,982)	(1,654,926)
Sadia bonds
Sadia Overseas BRFSBZ6	2017	(354,302)	(394,970)	(520,609)	(574,900)
Quickfood bonds
Quickfood	2016	(105,432)	(105,432)	(54,586)	(54,586)
Consolidated		(5,726,205)	(6,009,003)	(5,411,313)	(5,370,871)

4.7.        Table of sensitivity analysis

The Company has financing, loans and receivables denominated in foreign currency and in order to mitigate the risks resulting from exchange rate exposure, it contracts derivative financial instruments.

The Company understands that the current interest rate fluctuations do not affect significantly its financial results, since it opted to fix the exchange rate of a considerable portion of its floating interest rates debts by using derivative transactions (interest rates swaps). The Company designates such derivatives as cash flow hedge and, therefore, their effectiveness is monitored through prospective and retrospective tests.

In the table presented below, 5 scenarios are considered for the next twelve-month period, considering the percentage variations of the quote of the parity between the Brazilian Reais and U.S. Dollar, Brazilian Reais and Euro and Brazilian Reais and Pounds Sterling, whereas the most likely scenario is that one adopted by the Company. The total of export sales analyzed corresponds to the total of derivative financial instruments increased by the amortization flow of PPEs designated as cash flow hedge.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

Parity - Brazilian Reais x U.S. Dollar		2.2025	1.9823	1.6519	2.7531	3.3038
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	79,673	160,064	280,651	(121,305)	(322,283)
Options - currencies	Devaluation of R$	9,432	56,807	127,871	85,879	204,318
Export prepayments	Devaluation of R$	(126,870)	(60,795)	38,318	(292,058)	(457,245)
Bonds	Devaluation of R$	(51,750)	14,325	113,438	(216,938)	(382,125)
Swaps	Devaluation of R$	(21,525)	5,628	46,356	(89,406)	(157,287)
Exports	Appreciation of R$	(89,105)	(216,872)	(408,522)	35,426	117,965
Net effect		(200,145)	(40,843)	198,112	(598,402)	(996,657)
Statement of income		-	-	-	-	-
Shareholders' equity		(200,145)	(40,843)	198,112	(598,402)	(996,657)

Parity - Brazilian Reais x Euro		3.0150	2.7135	2.2613	3.7688	4.5225
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	21,287	44,352	78,949	(36,374)	(94,036)
Exports	Appreciation of R$	(21,287)	(44,352)	(78,949)	36,374	94,036
Net effect		-	-	-	-	-
Statement of income		-	-	-	-	-
Shareholders' equity		-	-	-	-	-

Parity - Brazilian Reais x Pound Sterling		3.7676	3.3908	2.8257	4.7095	5.6514
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	4,777	12,689	24,557	(15,003)	(34,783)
Exports	Appreciation of R$	(4,777)	(12,689)	(24,557)	15,003	34,783
Net effect		-	-	-	-	-
Statement of income		-	-	-	-	-
Shareholders' equity		-	-	-	-	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the Board of Directors and Directors for assessing the performance of each segment and allocating resources.

The segment information is prepared considering the following 4 reportable segments: domestic market, foreign market, dairy products and food service. The reportable segments identified primarily observe division by sales channel and the criteria was detailed in note 5 of the financial statements for the year ended December 31, 2013.

The net sales for each reportable operating segment are presented below:

	BR GAAP and IFRS
		Consolidated
Net sales	06.30.14	06.30.13
Domestic market
Poultry	817,579	721,474
Pork and beef	432,049	462,423
Processed products	3,399,917	3,164,226
Other processed products	1,378,309	1,358,664
Other sales	499,347	491,026
	6,527,201	6,197,813
Foreign market
Poultry	3,922,859	4,242,887
Pork and beef	950,344	865,617
Processed products	1,265,783	1,165,175
Other processed products	198,304	129,832
Other sales	21,895	55,374
	6,359,185	6,458,885
Dairy products
Milk	661,803	622,074
Dairy products and other beverages	696,989	730,371
	1,358,792	1,352,445
Food service
Poultry	190,992	178,622
Pork and beef	118,440	109,904
Processed products	405,373	369,508
Other processed products	57,398	67,166
Other sales	12,259	-
	784,462	725,200
	15,029,640	14,734,343

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The operating income for each reportable operating segment is presented below:

	BR GAAP and IFRS
		Consolidated
	06.30.14	06.30.13
Operating income
Domestic market	736,808	642,251
Foreign market	439,283	250,345
Dairy products	15,313	53,447
Food service	62,115	87,529
	1,253,519	1,033,572

No customer was individually or in aggregate responsible for more than 5% of net sales for the six month period ended June 30, 2014 and 2013.

Net export sales were originated in the segments of the foreign market, dairy products and food service, as set for below:

	BR GAAP and IFRS
		Consolidated
	06.30.14	06.30.13
Net export sales per market
Foreign market	6,359,185	6,458,885
Dairy products	9,288	430
Food service	112,810	104,614
	6,481,283	6,563,929

Net export sales by region are presented below:

	BR GAAP and IFRS
		Consolidated
	06.30.14	06.30.13
Net export sales per region
Middle East / Africa	2,657,676	2,766,306
Europe / Eurasia	1,520,288	1,388,436
Far East	1,427,313	1,313,956
Americas	876,006	1,095,231
	6,481,283	6,563,929

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, taking into account the nature of the products manufactured in each segment (cash-generating unit), as presented below:

	BR GAAP and IFRS
	Consolidated
	Goodwill		Trademarks		Total
	06.30.14	12.31.13	06.30.14	12.31.13	06.30.14	12.31.13
Domestic market	1,069,958	1,069,958	982,478	982,478	2,052,436	2,052,436
Foreign market	1,306,708	1,278,855	315,899	319,827	1,622,607	1,598,682
Dairy products	671,398	671,398	-	-	671,398	671,398
Food service	81,539	81,539	-	-	81,539	81,539
	3,129,603	3,101,750	1,298,377	1,302,305	4,427,980	4,404,055

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the Company’s Management, which take investment decisions and determine allocation of assets on a consolidated basis.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

6.            CASH AND CASH EQUIVALENTS

		BR GAAP		BR GAAP and IFRS
	Average rate	Parent company			Consolidated
	(p.a.)	06.30.14	12.31.13	06.30.14	12.31.13
Cash and bank accounts
U.S. Dollar	-	1,173,414	18,472	1,494,732	582,898
Brazilian Reais	-	165,116	211,874	165,329	211,929
Euro	-	51,869	97,118	252,610	190,525
Other currencies	-	1,384	428	30,524	42,299
		1,391,783	327,892	1,943,195	1,027,651
Cash equivalents
In Brazilian Reais
Investment funds	8.79%	12,810	13,650	12,810	13,650
Bank deposit certificates	10.92%	862,752	462,365	878,941	529,959
		875,562	476,015	891,751	543,609
In U.S. Dollar
Term deposit (1)	0.44%	160,823	-	1,256,652	1,277,506
Overnight	0.17%	37,455	52,851	396,417	212,137
In Euro
Term deposit	0.43%	75,483	48,418	90,256	66,690
Other currencies
Term deposit	0.19%	-	-	117	122
		273,761	101,269	1,743,442	1,556,455
		2,541,106	905,176	4,578,388	3,127,715

(1)     Matures with various dates through December 23,2014.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

7.            MARKETABLE SECURITIES

			Average	BR GAAP		BR GAAP and IFRS
			interest rate	Parent company		Consolidated
	WATM (1)	Currency	(p.a.)	06.30.14	12.31.13	06.30.14	12.31.13
Available for sale
Credit linked note	5.97	US$	3.77%	-	-	172,208	173,969
Brazilian foreign debt securities	1.89	US$	2.71%	-	-	97,487	105,322
Stocks	-	R$	-	897	623	897	623
Exclusive investment funds	-	ARS	-	-	-	-	459
				897	623	270,592	280,373
Held for trading
Bank deposit certificates ("CDB")	4.50	R$	10.73%	61,426	113,253	61,426	114,351
Financial treasury bills	1.25	R$	10.90%	198,100	64,844	198,100	64,844
				259,526	178,097	259,526	179,195
Held to maturity
Financial treasury bills	3.24	R$	10.90%	58,811	56,002	58,811	56,002
				58,811	56,002	58,811	56,002
				319,234	234,722	588,929	515,570
Current				260,423	178,720	530,118	459,568
Non-current				58,811	56,002	58,811	56,002

(1)     Weighted average maturity in years.

There were no changes in the characteristics of marketable securities disclosed above as compared to the information disclosed in the financial statements for the year ended December 31, 2013 (note 7).

The unrealized gain by the change in fair value of the available for sale securities, recorded in other comprehensive income, corresponds to the accumulated amount of R$3,381 net of income tax of R$382 (loss of R$5,406 net of income tax of R$266 as of December 31, 2013).

Additionally, on June 30, 2014, of the total of marketable securities, R$14,654 (R$82,758 as of December 31, 2013)  were pledged as collateral for operations with future contracts denominated in U.S. Dollars and live cattle, traded on the Futures and Commodities Exchange (“BM&F”).

On June 30, 2014, the maturities of the non-current marketable securities are as follows:

BR GAAP and IFRS
Maturities	Parent company and Consolidated
2017	58,811
58,811

The Company conducted an analysis of sensitivity to foreign exchange rate as presented in note 4.7.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

8.            TRADE ACCOUNTS RECEIVABLE, NET AND OTHER RECEIVABLES

	BR GAAP		BR GAAP and IFRS
	Parent Company		Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13

Domestic third parties	1,412,169	1,712,518	1,412,416	1,712,900
Domestic related parties	2,208	1,059	2,208	1,059
Foreign third parties	247,857	316,750	1,443,024	1,593,473
Foreign related parties	2,847,706	2,062,672	24,841	146,223
	4,509,940	4,092,999	2,882,489	3,453,655
( - ) Adjustment to present value	(7,763)	(11)	(7,763)	(11)
( - ) Allowance for doubtful accounts	(98,262)	(99,874)	(106,816)	(107,478)
	4,403,915	3,993,114	2,767,910	3,346,166
Current	4,396,651	3,985,424	2,760,546	3,338,355
Non-current	7,264	7,690	7,364	7,811

Other receivables
Credit notes	547,480	403,934	646,548	520,216
( - ) Adjustment to present value	(11,257)	(175)	(13,152)	(3,587)
( - ) Allowance for doubtful accounts	(13,989)	(13,947)	(13,989)	(13,947)
	522,234	389,812	619,407	502,682
Current	157,109	83,743	209,025	149,007
Non-current (1)	365,125	306,069	410,382	353,675

(1)     Weighted average maturity of 2.99 year.

Credit notes are comprised mainly by receivables from the (i) Ana Rech city (RS) assets to JBS, of R$173,406, (ii) assets of Vila Anastácio, former headquarters of Sadia, of R$ 76,752 and in (iii) facility of Carambeí (PR) to Seara, of R$ 166,841 various other assets and farms, R$ 189,916.

The trade accounts receivable from related parties are disclosed in note 29 and refers to transactions with the associates UP! and Nutrifont in the domestic

The rollforward of allowance for doubtful accounts is presented below:

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13
Beginning balance	99,874	106,417	107,478	123,018
Additions	44,545	61,051	47,295	93,739
Business combination	-	-	2,798	-
Reversals	(27,181)	(28,904)	(28,600)	(67,195)
Write-offs	(18,939)	(38,639)	(19,663)	(39,669)
Exchange rate variation	(37)	(51)	(2,492)	(2,415)
Ending balance	98,262	99,874	106,816	107,478

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The aging of trade accounts receivable is as follows:

		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13
Current	4,327,768	3,913,969	2,606,369	3,143,565
Overdue
01 to 60 days	79,461	50,559	150,407	169,744
61 to 90 days	3,733	33,172	10,473	35,996
91 to 120 days	3,172	3,357	4,152	4,105
121 to 180 days	5,155	6,903	6,402	8,716
181 to 360 days	3,271	3,430	12,427	4,705
More than 361 days	87,380	81,609	92,259	86,824
( - ) Adjustment to present value	(7,763)	(11)	(7,763)	(11)
( - ) Allowance for doubtful accounts	(98,262)	(99,874)	(106,816)	(107,478)
	4,403,915	3,993,114	2,767,910	3,346,166

9.            INVENTORIES

		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13
Finished goods	1,528,417	1,515,920	2,074,797	1,951,167
Goods for resale	20,396	26,038	20,186	26,038
Work in process	169,398	175,711	178,652	186,883
Raw materials	333,761	315,984	372,730	361,940
Packaging materials	80,881	80,905	96,705	100,150
Secondary materials	182,934	204,282	198,304	223,901
Spare parts	132,031	119,966	147,285	137,510
Goods in transit	-	27	61,418	104,896
Imports in transit	58,552	59,506	60,744	63,847
Advances to suppliers	11,023	11,158	11,023	11,158
(-) Provision for adjustment to realizable value	(11,035)	(30,663)	(11,245)	(31,590)
(-) Provision for deterioration	(25,736)	(10,795)	(31,099)	(19,064)
(-) Provision for obsolescense	(3,911)	(5,221)	(4,316)	(5,221)
(-) Adjustment to present value	(21,613)	-	(21,613)	-
	2,455,098	2,462,818	3,153,571	3,111,615

The write-offs of products sold from inventories to cost of sales during the six month period ended June 30, 2014 totaled R$10,328,919 in the parent company and R$11,093,183 in the consolidated (R$10,581,016 in the parent company and R$11,160,384 in the consolidated as of June 30, 2013). Such amounts include the additions and reversals of inventory provisions presented in the table below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

					BR GAAP
				Parent company
	12.31.13	Additions	Reversals	Write-offs	06.30.14
Provision for adjustment to realizable value	(30,663)	(12,650)	32,278	-	(11,035)
Provision for deterioration	(10,795)	(23,338)	-	8,397	(25,736)
Provision for obsolescence	(5,221)	(331)	-	1,641	(3,911)
	(46,679)	(36,319)	32,278	10,038	(40,682)

					BR GAAP and IFRS
						Consolidated
	12.31.13	Additions	Reversals	Write-offs	Exchange rate variation	06.30.14
Provision for adjustment to realizable value	(31,590)	(12,486)	52,213	-	(19,382)	(11,245)
Provision for deterioration	(19,064)	(23,344)	-	14,215	(2,906)	(31,099)
Provision for obsolescence	(5,221)	(391)	-	889	407	(4,316)
	(55,875)	(36,221)	52,213	15,104	(21,881)	(46,660)

Management expects inventories to be recovered in a period of less than 12 months.

On June 30, 2014, inventory items of R$40,000 (R$50,000 as of December 31, 2013) were pledged as collateral for rural credit operations.

10.         BIOLOGICAL ASSETS

The biological assets of the Company are substantially represented by living animals which are segregated by the categories: poultry, pork and cattle. In addition, these categories are separated into consumable and for production.

In the Management’s opinion, the fair value of the biological assets is substantially represented by their cost, mainly due to the short life cycle of the animals and to the fact that a significant portion of the profitability of the Company’s products derives from the manufacturing process and not from obtaining in-natura meat (raw materials at slaughtering point). This opinion is supported by a fair value appraisal report prepared in 2013 by an independent appraiser, which shows a non-significant difference between the fair value and the cost of biological assets. Therefore, they were measured at weighted average cost.

During the three month period ended June 30, 2014, Management did not identify any event that could impact the business model or the assumptions utilized in the analysis performed in 2013.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The balance of live animals and forests segregated in current and non-current assets are presented below:

		BR GAAP	BR GAAP and IFRS
		Parent company		Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13
Live animals	1,185,339	1,198,361	1,193,814	1,205,851
Total current	1,185,339	1,198,361	1,193,814	1,205,851

Live animals	451,348	446,106	451,684	446,106
Forests	122,121	122,872	122,121	122,872
Total non-current	573,469	568,978	573,805	568,978
	1,758,808	1,767,339	1,767,619	1,774,829

The quantities and balances per category of biological assets are presented below:

				BR GAAP
				Parent company
		06.30.14		12.31.13
	Quantity		Quantity
	(thousand of heads)	Value	(thousand of heads)	Value
Consumable biological assets
Immature poultry	184,279	534,375	180,316	524,189
Immature pork	3,374	628,514	3,332	586,463
Immature cattle	18	22,450	73	87,709
Total current	187,671	1,185,339	183,721	1,198,361

Production biological assets
Immature poultry	6,657	87,692	6,526	87,391
Mature poultry	11,469	156,118	11,606	156,863
Immature pork	163	41,030	160	38,699
Mature pork	375	166,244	377	163,005
Immature cattle	-	106	-	60
Mature cattle	-	158	-	88
Total non-current	18,664	451,348	18,669	446,106
	206,335	1,636,687	202,390	1,644,467

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	06.30.14		12.31.13
	Quantity		Quantity
	(thousand of heads)	Value	(thousand of heads)	Value
Consumable biological assets
Immature poultry	187,620	542,850	187,946	531,679
Immature pork	3,374	628,514	3,332	586,463
Immature cattle	18	22,450	73	87,709
Total current	191,012	1,193,814	191,351	1,205,851

Production biological assets
Immature poultry	6,657	87,692	6,526	87,391
Mature poultry	11,508	156,454	11,606	156,863
Immature pork	163	41,030	160	38,699
Mature pork	375	166,244	377	163,005
Immature cattle	-	106	-	60
Mature cattle	-	158	-	88
Total non-current	18,703	451,684	18,669	446,106
	209,715	1,645,498	210,020	1,651,957

The rollforward of live animals for the year is presented below:

	BR GAAP
	Parent company
	Current				Non-current
	Poultry	Pork	Cattle	Total	Poultry	Pork	Cattle	Total
Balance as of 12.31.13	524,189	586,463	87,709	1,198,361	244,254	201,704	148	446,106
Acquisition	66,326	534,000	29,144	629,470	12,101	57,504	-	69,605
Increase due to reproduction, consumption of animal feed,
medication and remuneration of outgrowers	536,924	43,227	207	580,358	166,423	15,218	119	181,760
Depreciation	-	-	-	-	(153,071)	(32,652)	(3)	(185,726)
Transfer between current and non-current	25,897	34,500	-	60,397	(25,897)	(34,500)	-	(60,397)
Reduction due to slaugghtering	(618,961)	(569,676)	(94,610)	(1,283,247)	-	-	-	-
Balance as of 06.30.14	534,375	628,514	22,450	1,185,339	243,810	207,274	264	451,348

	BR GAAP and IFRS
	Consolidated
	Current				Non-current
	Poultry	Pork	Cattle	Total	Poultry	Pork	Cattle	Total
Balance as of 12.31.13	531,679	586,463	87,709	1,205,851	244,254	201,704	148	446,106
Acquisition	66,326	534,000	29,144	629,470	12,101	57,504	-	69,605
Increase due to reproduction, consumption of animal feed,
medication and remuneration of outgrowers	582,257	43,227	207	625,691	166,832	15,218	119	182,169
Depreciation / exhausted	-	-	-	-	(153,127)	(32,652)	(3)	(185,782)
Transfer between current and non-current	25,897	34,500	-	60,397	(25,897)	(34,500)	-	(60,397)
Reduction due to slaugghtering	(661,370)	(569,676)	(94,610)	(1,325,656)	-	-	-	-
Exchange rate variation	(1,939)	-	-	(1,939)	(17)	-	-	(17)
Balance as of 06.30.14	542,850	628,514	22,450	1,193,814	244,146	207,274	264	451,684

The breeding animal costs are depreciated using the straight-line method for a period from 15 to 30 months.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

11.         RECOVERABLE TAXES

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13
State ICMS ("VAT")	1,017,175	977,506	1,096,384	1,017,279
PIS and COFINS ("Federal Taxes to Social Fund Programs")	401,857	507,782	401,913	507,866
Withholding income and social contribution tax	626,431	588,420	653,043	623,573
IPI ("Federal VAT")	59,503	60,295	59,503	60,295
Other	84,439	84,373	114,802	119,262
(-) Allowance for losses	(230,304)	(216,673)	(236,280)	(224,528)
	1,959,101	2,001,703	2,089,365	2,103,747
Current	1,176,189	1,211,084	1,297,965	1,302,939
Non-current	782,912	790,619	791,400	800,808

The rollforward of the allowance for losses is presented below:

	BR GAAP
	Parent company
	12.31.13	Additions	Write-offs	06.30.14
State ICMS ("VAT")	(175,685)	(6,877)	8,841	(173,721)
Withholding income and social contribution tax	(8,550)	(435)	-	(8,985)
PIS and COFINS ("Federal Taxes to Social Fund Programs")	(17,698)	(13,780)	-	(31,478)
IPI ("Federal VAT")	(14,740)	-	-	(14,740)
Allowance for losses other	-	(1,380)	-	(1,380)
	(216,673)	(22,472)	8,841	(230,304)

	BR GAAP and IFRS
	Consolidated
	12.31.13	Additions	Reversals	Exchange rate variation	06.30.14
State ICMS ("VAT")	(175,686)	(6,877)	8,842	-	(173,721)
Withholding income and social contribution tax	(8,550)	(526)	-	-	(9,076)
PIS and COFINS ("Federal Taxes to Social Fund Programs")	(17,698)	(13,780)	-	-	(31,478)
IPI ("Federal VAT")	(14,740)	-	-	-	(14,740)
Other	(7,854)	(1,380)	32	1,937	(7,265)
	(224,528)	(22,563)	8,874	1,937	(236,280)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

12.         ASSETS HELD FOR SALE

	BR GAAP
	Parent company
		Transfers from	Transfers to
		property, plant and	property, plant and
	12.31.13	equipment	equipment	Disposals	06.30.14
Lands	56,058	19,597	-	(1,201)	74,454
Buildings and improvements	1,626	7,665	-	(671)	8,620
Machinery and equipment	3,338	631	(534)	(2,044)	1,391
Facilities	-	193	-	-	193
Furniture	-	82	(3)	-	79
Vehicles and aircraft	82	107	-	(55)	134
Forests	85,820	-	-	-	85,820
	146,924	28,275	(537)	(3,971)	170,691

	BR GAAP and IFRS
	Consolidated
		Transfers from	Transfers to
		property, plant	property, plant		Exchange rate
	12.31.13	and equipment	and equipment	Disposals	variation	06.30.14
Lands	56,058	19,597	-	(1,201)	-	74,454
Buildings and improvements	1,626	7,665	-	(671)	-	8,620
Machinery and equipment	3,339	631	(534)	(2,044)	-	1,392
Facilities	-	193	-	-	-	193
Furniture	6	82	(3)	-	-	85
Vehicles and aircraft	2,099	107	-	(2,102)	29	133
Forests	85,820	-	-	-	-	85,820
	148,948	28,275	(537)	(6,018)	29	170,697

The result on disposal of assets classified as assets held for sale are recorded under other income (expenses), net (note 33).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

13.         INCOME AND SOCIAL CONTRIBUTION TAXES

13.1.     Deferred income and social contribution taxes

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13
Assets
Tax loss carryforwards (corporate income tax)	687,657	688,177	730,379	732,149
Negative calculation basis (social contribution tax)	285,748	277,826	286,294	278,494

Temporary differences
Provisions for tax, civil and labor risks	170,403	146,696	170,577	150,534
Suspended collection taxes	79,763	70,239	79,763	70,239
Allowance for doubtful accounts	11,568	14,958	12,919	16,136
Provision for property, plant and equipment losses	20,504	6,454	20,504	6,454
Provision for tax credits realization	74,779	70,762	74,779	70,762
Provision for other obligations	35,176	53,716	37,842	55,730
Employees' profit sharing	30,368	51,607	30,368	51,607
Provision for inventories	13,832	15,871	13,832	15,871
Employees' benefits plan	106,219	99,029	106,219	99,029
Business combination - Sadia (1)	634,540	695,646	634,540	695,646
Unrealized losses on derivatives financial instruments	-	83,606	-	83,606
Provision for losses - other debtors	4,789	3,969	4,789	3,969
Unrealized losses on fair value measurement	17,469	20,917	17,469	20,917
Estimated annual effective tax rate - CPC 21	14,077	-	14,077	-
Other temporary differences	48,937	48,750	55,118	54,732
	2,235,829	2,348,223	2,289,469	2,405,875
Liabilities
Temporary differences
Business combination - Sadia and Quickfood (1)	(752,716)	(763,121)	(877,036)	(894,121)
Difference between tax basis
and accounting basis of goodwill amortization	(360,933)	(335,858)	(360,933)	(335,858)
Difference between tax basis and accounting basis on leases	(25,860)	(26,755)	(25,860)	(26,755)
Difference between tax depreciation rate and accounting
depreciation rate (useful life)	(511,443)	(468,378)	(511,441)	(468,378)
Other temporary differences	(22,651)	(8,236)	(26,901)	(15,086)
	(1,673,603)	(1,602,348)	(1,802,171)	(1,740,198)
Total net deferred tax assets	562,226	745,875	487,298	665,677
Business combination - Dánica and Avex (deferred tax liability)	-	-	(14,421)	(20,566)
Total deferred tax	562,226	745,875	472,877	645,111

(1)         The deferred tax asset on the business combination with Sadia was recognized on the difference of amortization between of goodwill tax basis and goodwill accounting basis. Deferred tax liabilities on the business combination with Sadia and Quickfood is substantially represented by the goodwill allocation in property, plant and equipment, trademarks and contingent liabilities.

Certain subsidiaries of the Company have tax loss carryforwards and negative basis of social contribution of R$18,414 and R$18,234, respectively, (R$18,493 and R$18,312 as of December 31, 2013), for which no deferred tax asset was recorded. If there was an expectation that such tax credits would be realized the amount recognized in the balance sheet would be R$6,245 (R$6,271 as of December 31, 2013).

On November 11, 2013, it was published a Provisional Measure No. 627 which revokes the Transition Tax Regime (“RTT”) and introduce other measures, among them: (i) amendments in Decree-Law No. 1,598/77 which deals with the corporate income tax as well amending the relevant legislation to social contribution on net income; (ii) includes specific treatment on the potential taxation on profits or dividends; (iii) includes provisions concerning the calculation of interest on shareholders’ equity; (iv) includes provisions concerning on investments measured at equity method and (v) changes to taxation on profits earned abroad.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The provisions of the Provisional Measure are in force from 2015 onwards. The early adoption for 2014 may eliminate potential tax effects, especially related to payment of dividends and interest on shareholders’ equity. The Company prepared an analyze of the Provisional Measure and concluded that its early adoption or not, would result in non-material adjustments in the Company’s financial statements. However, changes to the taxation of profits earned abroad may result in an increased tax burden of BRF. The Management awaits the regulation of the text by the Brazilian Internal Revenue Service so can be able to decide on its early adoption within the deadlines established.

13.2.       Estimated time of realization

Deferred tax arising from temporary differences will be realized as they are settled our realized. The period of the settlement or realization of such differences would not be properly estimated and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation bases of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as presented below.

	BR GAAP	BR GAAP and IFRS
	Parent company	Consolidated
2014	56,390	57,383
2015	76,407	77,281
2016	92,799	97,866
2017	108,886	114,320
2018	127,903	133,191
2019-2021	466,053	481,578
2022-2023	44,967	55,054
	973,405	1,016,673

The rollforward of deferred tax is presented:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13
Beginning balance	745,875	819,236	645,111	690,388
Deferred income tax recorded in the statement of income	(72,318)	(140,403)	(56,271)	(116,026)
Deferred income tax recorded in other comprehensive income	(111,331)	60,848	(111,446)	60,718
Business combination - Quickfood	-	-	-	9,356
Other	-	6,194	(4,517)	675
Ending balance	562,226	745,875	472,877	645,111

13.3.     Income and social contribution taxes reconciliation

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	06.30.13	06.30.14	06.30.13

Income before taxes	656,441	680,634	663,193	672,831
Nominal tax rate	34%	34%	34%	34%
Tax expense at nominal rate	(223,190)	(231,416)	(225,486)	(228,763)
Reconciling itens:
Income from associates and joint ventures	64,563	(52,411)	7,655	3,264
Exchange rate variation on foreign investments	(59,088)	54,198	(58,794)	57,990
Difference of tax rates on results of foreign subsidiaries	-	-	55,522	(82,686)
Interest on shareholders' equity	122,740	122,060	122,740	122,060
Penalties	(10,260)	(3,265)	(10,260)	(3,265)
Investment grant	24,589	20,190	24,589	20,190
Estimated annual effective tax rate	14,077	(13,132)	14,077	(13,132)
Other permanent differences	(7,355)	(9,886)	(6,509)	16,689
	(73,924)	(113,662)	(76,466)	(107,653)
Current income tax	(1,606)	-	(20,195)	(1,927)
Deferred income tax	(72,318)	(113,662)	(56,271)	(105,726)

The taxable income, current and deferred income tax from foreign subsidiaries is presented below:

	BR GAAP and IFRS
	Consolidated
	06.30.14	06.30.13
Taxable income (loss) from foreign subsidiaries	160,235	(278,973)
Current income tax credit (expense) from foreign subsidiaries	(17,366)	(743)
Deferred income tax from foreign subsidiaries	11,225	10,864

The company has determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed. Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$1,295,526 as of June 30, 2014 (R$1,158,814 as of December 31, 2013).

Brazilian income taxes are subject to review for a 5-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

14.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is presented below:

	BR GAAP
	Parent company
					Price index
	12.31.13	Additions	Reversals	Write-offs	update	06.30.14
Tax	292,456	21,813	(1,637)	(135)	11,390	323,887
Labor	155,938	54,186	(6,209)	(12,983)	6,973	197,905
Civil, commercial and other	24,223	4,926	(87)	(1,615)	2,019	29,466
	472,617	80,925	(7,933)	(14,733)	20,382	551,258

	BR GAAP and IFRS
	Consolidated
					Price index	Exchange
	12.31.13	Additions	Reversals	Write-offs	update	rate variation	06.30.14
Tax	292,633	24,627	(1,638)	(2,936)	11,414	(13)	324,087
Labor	155,979	57,324	(6,209)	(14,470)	6,974	(192)	199,406
Civil, commercial and other	30,064	5,131	(4,803)	(1,615)	2,019	(869)	29,927
	478,676	87,082	(12,650)	(19,021)	20,407	(1,074)	553,420

15.         RESTRICTED CASH

			Average interest rate (p.a.)	BR GAAP		BR GAAP and IFRS
				Parent company		Consolidated
	Maturity	Currency		06.30.14	12.31.13	06.30.14	12.31.13
National treasury certificates	2020	R$	18.25%	109,019	99,212	109,019	99,212
				109,019	99,212	109,019	99,212

The national treasury certificates are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”), see note 19.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

16.1.     Investments breakdown

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13
Investment in associates and joint ventures	2,674,951	2,756,464	54,869	105,874
Goodwill Quickfood	442,951	447,429	-	-
Advance for future capital increase	100	100	-	-
Other investments	873	873	1,812	2,116
	3,118,875	3,204,866	56,681	107,990

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

16.2.     Summary financial information of direct subsidiaries

	Avipal Centro Oeste S.A.	Avipal Construtora S.A.	BRF GmbH	Establec. Levino Zaccardi	Perdigão Trading S.A.	PSA Labor. Veter. Ltda.	Quickfood S.A.	Sadia Alimentos S.A.	Sadia GmbH (1)	Sadia International Ltd.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob.
	06.30.14	06.30.14	06.30.14	06.30.14	06.30.14	06.30.14	06.30.14	06.30.14	06.30.14	06.30.14	06.30.14	06.30.14
Current assets	38	74	187,508	1,667	-	6,040	155,969	20,022	-	1,059	57	60,275
Non-current assets	-	-	2,194,446	1,416	1,054	2,848	131,323	82,019	-	156,623	321,134	43,239
Current liabilities	-	(5)	(9,435)	(2,105)	-	(2,980)	(156,995)	(13,089)	-	(2,193)	(2,419)	(17,009)
Non-current liabilities	-	-	(97,326)	(777)	(206)	-	(103,884)	(15,663)	-	-	(351,882)	(16)
Shareholders' equity	(38)	(69)	(2,275,193)	(201)	(848)	(5,908)	(26,413)	(73,289)	-	(155,489)	33,110	(86,489)

Net revenues	-	-	4,090	2,608	-	-	403,621	2,782	-	-	-	-
Net income (loss)	(44)	(49)	232,353	(3,481)	(165)	344	(12,077)	(30,262)	-	(3,770)	(18,737)	8,344

	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13
Current assets	81	123	118,881	4,588	-	6,037	184,492	27,600	-	1,252	101	125,731
Non-current assets	-	-	2,255,989	1,868	1,013	2,507	130,705	146,063	-	169,564	505,045	44,592
Current liabilities	-	(5)	(406)	(1,979)	-	(2,980)	(184,741)	(19,347)	-	(1,601)	(3,555)	(30,237)
Non-current liabilities	-	-	(175,557)	(60)	-	-	(79,157)	(21,166)	-	-	(517,054)	(2,025)
Shareholders' equity	(81)	(118)	(2,198,907)	(4,417)	(1,013)	(5,564)	(51,299)	(133,150)	-	(169,215)	15,463	(138,061)

Net revenues	-	-	5,190	8,449	-	10	832,083	37,470	54	-	-	-
Net income (loss)	(4)	2	(426,673)	(2,238)	(102)	139	(4,154)	(56,278)	62,083	(466)	(12,290)	23,140

(1)     Merger of wholly-owned subsidiaries by BRF GmbH on March 31, 2013.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

16.3.     Rollforward of the interest in subsidiaries and associates - Parent company

	Subsidiaries												Affiliate
		Avipal Construtora S.A.																Total
	Avipal Centro Oeste S.A.		BRF GmbH(1)	BRF Suínos do Sul Ltda.	Establec. Levino Zaccardi	Perdigão Trading S.A.	PSA Labor.	Quickfood S.A.	Sadia Alimentos S.A	Sadia Internati- onal Ltd. S.A. (1)	Sadia Overseas	VIP S.A. Empr. e Particip. Imob	K&S Alimentos S.A.	Nutrifont Alimentos S.A.	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimentos Ltda	06.30.14	12.31.13
a) Capital share as of June 30, 2014
% of share	100.00%	100.00%	100.00%	99.00%	98.26%	100.00%	88.00%	90.05%	100.00%	100.00%	100.00%	100.00%	49.00%	50.00%	33.33%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	445,362	1	100	100	100,000	5,463,850	36,469,606	33,717,308	900	50,000	14,249,459	27,664,086	20,000	-	-	1,000
Number of shares and membership interest held	6,963,854	445,362	1	50	98	100,000	4,808,188	32,841,224	33,717,308	900	50,000	14,249,459	13,555,402	10,000	-	-	500
b) Subsidiaries' information as of June 30, 2014
Capital stock	5,972	445	5,720	-	6,604	100	5,564	28,117	225,073	1,982	2	40,061	27,664	35,000	-	-	1
Shareholders' equity	38	69	2,275,193	-	201	848	5,908	26,413	73,289	155,489	(33,110)	86,489	33,599	36,695	-	-	34,169
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	-	-	196,692	-	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	-	-	246,259	-	-	-	-	-	-	-	-	-
Income (loss) for the period	(44)	(49)	232,353	-	(3,481)	(165)	344	(12,077)	(30,262)	(3,770)	(18,737)	8,344	5,824	864	-	-	34,168
c) Balance of investments as of June 30, 2014
Balance of the investment in the beginning of the exercise	81	118	2,198,907	-	4,326	1,013	4,550	493,576	133,150	169,215	-	138,061	13,609	17,915	1,030	-	28,442	3,203,993	3,170,823
Equity pick-up	(44)	(49)	232,353	-	(3,420)	(165)	302	(10,875)	(30,262)	(3,770)	(18,737)	8,344	2,854	432	-	-	17,084	194,047	(306,866)
Premium related to Exchange Offer	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(78,340)
Unrealized profit in inventory	-	-	-	-	387	-	-	(114)	50	-	-	-	-	-	-	-	-	323	69
Exchange rate variation on goodwill in the acquisiton of non-controlling entities	-	-	1,037	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,037	(2,977)
Goodwill	-	-	-	-	-	-	-	(4,478)	-	-	-	-	-	-	-	-	-	(4,478)	(10,139)
Exchange rate variation on foreign investments	-	-	(164,922)	-	-	-	-	-	-	(9,956)	1,090	-	-	-	-	-	-	(173,788)	412,519
Other comprehensive income	-	-	7,818	-	(1,102)	-	-	(11,432)	(29,649)	-	-	(20)	-	-	-	-	-	(34,385)	(44,715)
Capital increase	-	-	-	-	-	-	-	-	-	-	-	-	-	-	55	-	-	55	104,360
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	(59,897)	-	-	-	-	(28,441)	(88,338)	(55,385)
Acquisition of Company	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,889	-	1,889	1,030
Impairment losses for investments	-	-	-	-	-	-	-	-	-	-	17,647	-	-	-	-	-	-	17,647	13,614
Total	37	69	2,275,193	-	191	848	4,852	466,677	73,289	155,489	-	86,488	16,463	18,347	1,085	1,889	17,085	3,118,002	3,203,993

The losses resulting from exchange rate variation on the investments in foreign subsidiaries, whose functional currency is Brazilian Reais, totaling R$172,921 on June 30, 2014 (gain of R$170,565 as of June 30, 2013) are recognized as financial income or expenses in the statement of income.

On June 30, 2014, these subsidiaries and associates do not have any significant restriction to transfer dividends or repay their loans or advances to the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

16.4.     Summary of financial information in associate and joint venture

	Associate									Joint Venture
	K&S		Nutrifont		PP-BIO		PR-SAD	UP!		Federal Foods		Rising Star
	06.30.14	12.31.13	06.30.14	12.31.13	06.30.14	12.31.13	06.30.14	06.30.14	12.31.13	06.30.14	12.31.13	06.30.14	12.31.13
Current assets	19,185	16,342	100	4,633	-	-	-	34,116	42,902	-	152,319	-	46,663
Non-current assets	4,567	4,893	44,978	14,455	1,085	1,030	1,889	88	30	-	3,887	-	243
Current liabilities	(6,879)	(7,217)	(21,362)	(1,130)	-	-	-	(17,119)	(14,490)	-	(106,481)	-	(46,714)
Non-current liabilities	(410)	(410)	(5,369)	(43)	-	-	-	-	-	-	(5,026)	-	(12)
	16,463	13,608	18,347	17,915	1,085	1,030	1,889	17,085	28,442	-	44,699	-	180

	K&S		Nutrifont		PP-BIO		PR-SAD	UP!		Federal Foods		Rising Star
	06.30.14	06.30.13	06.30.14	06.30.13	06.30.14	06.30.13	06.30.14	06.30.14	06.30.13	06.30.14	06.30.13	06.30.14	06.30.13
Net revenues	26,021	21,056	-	-	-	-	-	50,620	41,073	85,257	106,387	137,416	221,523
Operational expenses	(5,041)	(5,054)	(71)	(4)	-	-	-	(10,484)	(9,636)	(12,350)	(14,449)	(2,610)	(3,278)
Net income (loss)	2,855	1,696	432	109	-	-	-	17,084	12,738	2,615	(5,029)	(469)	84

% of interest	49%	49%	50%	50%	33%	-	33%	50%	50%	49%	49%	50%	50%

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

17.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is presented below:

	BR GAAP
	Parent company
	Weighted average depreciation rate (p.a.)	12.31.13	Additions	Disposals	Reversals	Transfers	Transfers to held for sale	Transfers from held for sale	06.30.14
Cost
Land	-	567,115	28	(1,047)	-	1,333	(19,597)	-	547,832
Buildings and improvements	-	5,250,780	-	(30,341)	-	90,401	(11,171)	-	5,299,669
Machinery and equipment	-	6,215,598	18,643	(61,515)	-	231,380	(3,326)	534	6,401,314
Facilities	-	1,538,825	-	(1,899)	-	57,261	(897)	-	1,593,290
Furniture	-	94,376	180	(2,612)	-	3,888	(292)	3	95,543
Vehicles and aircrafts	-	156,121	-	(3,247)	-	-	(226)	-	152,648
Construction in progress	-	647,081	314,860	-	-	(401,431)	-	-	560,510
Advances to suppliers	-	3,649	15,910	-	-	(18,666)	-	-	893
		14,473,545	349,621	(100,661)	-	(35,834)	(35,509)	537	14,651,699
Depreciation
Buildings and improvements	3.05%	(1,341,344)	(73,255)	27,046	-	(4,430)	3,506	-	(1,388,477)
Machinery and equipment	5.83%	(2,261,586)	(189,065)	21,892	-	5,470	2,695	-	(2,420,594)
Facilities	3.82%	(423,821)	(31,887)	1,438	-	443	704	-	(453,123)
Furniture	8.01%	(41,305)	(3,522)	1,511	-	(18)	210	-	(43,124)
Vehicles and aircrafts	15.10%	(47,609)	(11,099)	1,634	-	-	119	-	(56,955)
		(4,115,665)	(308,828)	53,521	-	1,465	7,234	-	(4,362,273)
Provision for losses		(18,983)	(39,208)	-	207	-	-	-	(57,984)
		10,338,897	1,585	(47,140)	207	(34,369)	(28,275)	537	10,231,442

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.13	Additions	Business combination (1)	Disposals	Reversals	Transfers	Transfers to held for sale	Transfers from held for sale	Exchange rate variation	06.30.14
Cost
Land	-	567,129	28	-	(1,047)	-	1,333	(19,597)	-	(5,121)	542,725
Buildings and improvements	-	5,414,069	17	2,540	(30,952)	-	90,630	(11,171)	-	(24,323)	5,440,810
Machinery and equipment	-	6,538,245	18,930	6,064	(62,648)	-	240,438	(3,326)	534	(43,438)	6,694,799
Facilities	-	1,573,355	28	-	(1,942)	-	57,950	(897)	-	(7,272)	1,621,222
Furniture	-	111,478	380	1,279	(2,717)	-	4,203	(292)	3	(2,203)	112,131
Vehicles and aircrafts	-	160,474	253	19,275	(10,905)	-	437	(226)	-	(1,340)	167,968
Construction in progress	-	798,372	457,287	4,010	-	-	(412,373)	-	-	(16,578)	830,718
Advances to suppliers	-	13,707	20,503	-	-	-	(18,510)	-	-	(74)	15,626
		15,176,829	497,426	33,168	(110,211)	-	(35,892)	(35,509)	537	(100,349)	15,425,999
Depreciation
Buildings and improvements	3.06%	(1,348,171)	(76,210)	(2,442)	27,620	-	(4,429)	3,506	-	5,196	(1,394,930)
Machinery and equipment	5.84%	(2,427,892)	(200,284)	(5,485)	22,002	-	5,463	2,695	-	24,285	(2,579,216)
Facilities	3.91%	(459,156)	(32,596)	-	1,451	-	443	704	-	3,671	(485,483)
Furniture	8.04%	(53,389)	(4,146)	(1,217)	1,547	-	(12)	210	-	1,598	(55,409)
Vehicles and aircrafts	15.61%	(47,660)	(11,742)	(17,050)	7,577	-	-	119	-	963	(67,793)
		(4,336,268)	(324,978)	(26,194)	60,197	-	1,465	7,234	-	35,713	(4,582,831)
Provision for losses		(18,983)	(39,208)	-	-	207	-	-	-	-	(57,984)
		10,821,578	133,240	6,974	(50,014)	207	(34,427)	(28,275)	537	(64,636)	10,785,184

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The Company has fully depreciated items that are still in operation, which are set forth below:

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13
Cost
Buildings and improvements	109,274	110,626	120,786	122,939
Machinery and equipment	608,469	567,665	662,879	618,276
Facilities	71,834	75,265	71,862	75,294
Furniture	13,609	13,766	20,155	21,013
Vehicles and aircrafts	5,392	5,293	5,567	5,610
Others	26,671	28,202	26,671	28,202
	835,249	800,817	907,920	871,334

During six month period ended June 30, 2014, the Company capitalized interest in the amount of R$19,357 in the parent company and R$24,123 in the consolidated (R$25,021 in the parent company and R$25,908 in the consolidate as of March 30, 2013). The weighted average interest rate utilized to determine the capitalized amount was 5.46% in the parent company and 6.23% in the consolidate (8.83% in the parent company and 7.12% in the consolidate on June 30, 2013).

On June 30, 2014, the Company had no commitments assumed related to acquisition or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for transactions of different natures are presented below:

	BR GAAP and IFRS
	Parent company and Consolidated
		06.30.14	12.31.13
		Book value of the	Book value of the
	Type of collateral	collateral	collateral
Land	Financial/Labor/Tax/Civil	307,452	330,823
Buildings and improvements	Financial/Labor/Tax/Civil	1,666,691	1,824,785
Machinery and equipment	Financial/Labor/Tax	2,050,686	2,054,899
Facilities	Financial/Labor/Tax	630,327	660,038
Furniture	Financial/Labor/Tax/Civil	18,613	19,906
Vehicles and aircrafts	Financial/Tax	2,147	1,591
Others	Financial/Labor/Tax/Civil	269,760	100,337
		4,945,676	4,992,379

The Company is not allowed to pledge these assets to other transactions or sell them.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

18.         INTANGIBLES

Intangible assets are comprised as follows:

	BR GAAP
	Parent company
	Weighted average amortization rate (p.a.)	Cost	Accumulated amortization	06.30.14	12.31.13
Goodwill	-	2,767,985	-	2,767,985	2,767,985
Outgrowers relationship	12.50%	12,937	(3,110)	9,827	10,150
Trademarks	-	1,173,000	-	1,173,000	1,173,000
Patents	16.51%	3,722	(1,169)	2,553	2,896
Software	20.00%	315,985	(182,972)	133,013	130,108
		4,273,629	(187,251)	4,086,378	4,084,139

	BR GAAP and IFRS
	Consolidated
	Weighted average amortization rate (p.a.)	Cost	Accumulated amortization	06.30.14	12.31.13
Non-compete agreement	2.44%	282	(252)	30	124
Goodwill	-	3,129,603	-	3,129,603	3,101,750
Exclusivity agreement	100.00%	374	(374)	-	-
Outgrowers relationship	12.50%	12,937	(3,109)	9,828	10,151
Trademarks	-	1,298,377	-	1,298,377	1,302,305
Patents	17.34%	4,732	(1,995)	2,737	3,485
Customer relationship	7.71%	175,324	(15,614)	159,710	168,066
Supplier relationship	42.00%	8,883	(5,701)	3,182	5,629
Software	20.00%	350,849	(189,673)	161,176	166,412
		4,981,361	(216,718)	4,764,643	4,757,922

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The intangible assets rollforward is set forth below:

	BR GAAP
	Parent company
	12.31.13	Additions	Disposals	Transfers	06.30.14
Cost:
Goodwill:	2,767,985	-	-	-	2,767,985
Ava	49,368	-	-	-	49,368
Batavia	133,163	-	-	-	133,163
Cotochés	39,590	-	-	-	39,590
Eleva Alimentos	1,273,324	-	-	-	1,273,324
Heloísa	33,461	-	-	-	33,461
Incubatório Paraíso	656	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	7,636
Sadia	1,214,036	-	-	-	1,214,036
Outgrowers relationship	12,463	474	-	-	12,937
Trademarks	1,173,000	-	-	-	1,173,000
Patents	3,722	-	-	-	3,722
Supplier relationship	135,000	-	(135,000)	-	-
Software	290,396	-	(763)	26,352	315,985
	4,382,566	474	(135,763)	26,352	4,273,629
Amortization:
Outgrowers relationship	(2,313)	(797)	-	-	(3,110)
Patents	(826)	(343)	-	-	(1,169)
Supplier relationship	(135,000)	-	135,000	-	-
Software	(160,288)	(21,989)	763	(1,458)	(182,972)
	(298,427)	(23,129)	135,763	(1,458)	(187,251)
	4,084,139	(22,655)	-	24,894	4,086,378

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
				Business		Exchange
	12.31.13	Additions	Disposals	combination	Transfers	rate variation	06.30.14
Cost:
Goodwill:	3,101,750	-	-	42,216	-	(14,363)	3,129,603
Ava	49,368	-	-	-	-	-	49,368
Avex	32,819	-	-	-	-	(8,091)	24,728
Batavia	133,163	-	-	-	-	-	133,163
Cotochés	39,590	-	-	-	-	-	39,590
Dánica	8,354	-	-	-	-	(2,061)	6,293
Eleva Alimentos	1,273,324	-	-	-	-	-	1,273,324
Federal Foods	25,249	-	-	42,216	-	(2,827)	64,638
Heloísa	33,461	-	-	-	-	-	33,461
Incubatório Paraíso	656	-	-	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	-	-	7,636
Plusfood	21,084	-	-	-	-	(1,384)	19,700
Quickfood	246,259	-	-	-	-	-	246,259
Sadia	1,214,036	-	-	-	-	-	1,214,036
Non-compete agreement	375	-	-	-	-	(93)	282
Exclusivity agreement	497	-	-	-	-	(123)	374
Outgrowers relationship	12,463	474	-	-	-	-	12,937
Trademarks	1,302,305	-	-	-	-	(3,928)	1,298,377
Patents	5,546	9	(773)	-	-	(50)	4,732
Customer relationship	179,561	-	-	-	-	(4,237)	175,324
Supplier relationship	146,138	-	(135,000)	-	-	(2,255)	8,883
Software	329,340	2,939	(763)	2,040	26,411	(9,118)	350,849
	5,077,975	3,422	(136,536)	44,256	26,411	(34,167)	4,981,361
Amortization:
Non-compete agreement	(251)	(68)	-	-	-	67	(252)
Exclusivity agreement	(497)	-	-	-	-	123	(374)
Outgrowers relationship	(2,312)	(797)	-	-	-	-	(3,109)
Patents	(2,061)	(360)	399	-	-	27	(1,995)
Customer relationship	(11,495)	(5,029)	-	-	-	910	(15,614)
Supplier relationship	(140,509)	(1,150)	135,000	-	-	958	(5,701)
Software	(162,928)	(25,406)	763	(1,410)	(1,458)	766	(189,673)
	(320,053)	(32,810)	136,162	(1,410)	(1,458)	2,851	(216,718)
	4,757,922	(29,388)	(374)	42,846	24,953	(31,316)	4,764,643

For the six month period ended June 30, 2014, Management did not identify any event that could indicate an impairment of such assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

19.         LOANS AND FINANCING

	BR GAAP
	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non- current	06.30.14	12.31.13
Local currency
Working capital	5.50% (5.50% on 12.31.13)	5.50% (5.50% on 12.31.13)	0.3	1,148,537	-	1,148,537	1,210,328

Export credit facility	98.50% CDI / Fixed rate (98.50% CDI / TJLP + 3.75% / Fixed rate on 12.31.13)	8.58% (8.21% on 12.31.13)	0.4	1,016,630	-	1,016,630	914,119

Development bank credit lines	Fixed rate / TJLP + 2.54% (Fixed rate / TJLP + 2.56% on 12.31.13)	4.31% (4.68% on 12.31.13)	1.8	270,057	536,130	806,187	866,060

Bonds	7.75% (7.75% on 12.31.13)	7.75% (7.75% on 12.31.13)	4.0	4,140	496,613	500,753	500,322

Other secured debts and financial lease	8.21% (8.37% on 12.31.13)	8.21% (8.37% on 12.31.13)	3.8	53,803	269,858	323,661	362,879

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.13)	11.09% (10.37% on 12.31.13)	5.9	1,533	210,881	212,414	206,073

Fiscal incentives	Fixed rate / 10.00% IGPM + 1.00% (Fixed rate / 10.00% IGPM + 1.00% on 12.31.13)	1.79% (1.70% on 12.31.13)	7.5	2,764	10,598	13,362	12,682
				2,497,464	1,524,080	4,021,544	4,072,463
Foreign currency

Bonds	4.97% (5.11% on 12.31.13) + e.r. US$	4.97% (5.11% on 12.31.13) + e.r. US$	9.0	21,210	4,261,462	4,282,672	2,833,814

Export credit facility	LIBOR + 2.74% (LIBOR + 2.74% on 12.31.13) + e.r. US$	3.07% (3.13% on 12.31.13) + e.r. US$ and other currencies	3.9	4,352	650,220	654,572	695,552

Development bank credit lines	UMBNDES + 2.20% (UMBNDES + 2.20% on 12.31.13) + e.r. US$ and other currencies	6.21% (5.85% on 12.31.13) + e.r. US$ and other currencies	1.1	33,054	18,978	52,032	73,472
				58,616	4,930,660	4,989,276	3,602,838
				2,556,080	6,454,740	9,010,820	7,675,301

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated

	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non- current	06.30.14	12.31.13
Local currency

Working capital	5.50% (5.50% on 12.31.13)	5.50% (5.50% on 12.31.13)	0.3	1,148,537	-	1,148,537	1,210,328

Export credit facility	98.50% CDI / Fixed rate (98.50% CDI / TJLP + 3.75% / Fixed rate on 12.31.13)	8.58% (8.21% on 12.31.13)	0.4	1,016,630	-	1,016,630	914,119

Development bank credit lines	Fixed rate / TJLP + 2.54% (Fixed rate / TJLP + 2.56% on 12.31.13)	4.31% (4.68% on 12.31.13)	1.8	270,057	536,130	806,187	866,060

Bonds	7.75% (7.75% on 12.31.13)	7.75% (7.75% on 12.31.13)	4.0	4,140	496,613	500,753	500,322

Other secured debts and financial lease	8.21% (8.37% on 12.31.13)	8.21% (8.37% on 12.31.13)	3.8	53,803	269,858	323,661	362,879

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.13)	11.09% (10.37% on 12.31.13)	5.9	1,533	210,881	212,414	206,073

Fiscal incentives	Fixed rate / 10.00% IGPM + 1.00% (Fixed rate / 10.00% IGPM + 1.00% on 12.31.13)	1.79% (1.70% on 12.31.13)	7.5	2,764	10,598	13,362	12,682
				2,497,464	1,524,080	4,021,544	4,072,463
Foreign currency

Bonds	5.80% (6.13% on 12.31.13) + e.r. US$ and ARS	5.80% (6.13% on 12.31.13) + e.r. US$ and ARS	8.2	50,870	5,174,582	5,225,452	4,910,991

Export credit facility	LIBOR + 2.71% (LIBOR + 2.71% on 12.31.13) + e.r. US$	3.01% (3.06% on 12.31.13) + e.r. US$	3.9	4,698	869,982	874,680	929,620

Working capital	Fixed rate + LIBOR + 4.75% (Fixed rate + LIBOR + 4.75% on 12.31.13) + e.r. US$ and ARS	15.46% (27.12% on 12.31.13) + e.r. US$ and ARS	0.1	164,604	3,708	168,312	173,216

Development bank credit lines	UMBNDES + 2.20% (UMBNDES + 2.20% on 12.31.13) + e.r. US$ and other currencies	6.21% (5.85% on 12.31.13) + e.r. US$ and other currencies	1.1	33,054	18,980	52,034	73,472

Other secured debts and financial lease	15.08% (15.08% on 12.31.13 )+ e.r. ARS	15.08% (15.08% on 12.31.13) + e.r. ARS	1.1	6,881	6,433	13,314	21,428
				260,107	6,073,685	6,333,792	6,108,727
				2,757,571	7,597,765	10,355,336	10,181,190

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The main characteristics of loan and financing agreements entered by the Company were detailed disclosed in note 19 of financial statements for the year ended December 31, 2013.

19.1      Bonds

Senior Notes BRF 2024: On May 15, 2014, BRF priced international offering of 10 (ten) years bonds in the total amount of US$750.000, which will mature on May 22, 2024 (“Senior Notes BRF 2024”), issued with a coupon of 4.75% per year (yield to maturity 4.952%), payable semi-annually beginning as from November 22, 2014.

From the total amount raised of Senior Notes BRF 2024, US$470.593 was used to settlement in a operation denominated Tender Offer, realized with the purpose to repurchase part of the debts of Sadia Overseas Bonds 2017 and BFF Notes 2020 (“existing bonds”).

In the execution of Tender Offer, BRF paid a premium of US$86.427 (equivalent to R$198.514) to the bondholders existing, which was recorded as interest expense.

BFF Notes 2020: On January 28, 2010, BFF International Limited issued Senior Notes  in the total US$750,000, whose notes are guaranteed by BRF, with a nominal interest rate of 7.25% p.a.  and effective rate of 7.54% p.a. maturing on January 28, 2020. On June 20, 2013, the amount of US$120,718 of these senior notes was exchanged by Senior Notes BRF 2023 and on May 15, 2014, the amount of US$409.640 was repurchased with part of the proceeds of Senior Notes BRF 2024, such that the remaining balance amounted to US$219,642 on June 30, 2014.

Sadia Overseas Bonds 2017:  In the total value US$250,000, these bonds are guaranteed by BRF, with an interest rate of 6.88% p.a. maturing on May 24, 2017. On June 20, 2013, the amount of US$29.282 of these notes was exchanged by Senior Notes BRF 2023 and in May 15, 2014, the amount of US$60,953 was repurchased with part of the proceeds of Senior Notes BRF 2024, such that the remaining balance amounted to US$159,765 on June 30, 2014.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

19.2      Loans and financing maturity schedule

The maturity schedule of the loans and financing balances is as follow:

	BR GAAP	BR GAAP and IFRS
	Parent company	Consolidated
	06.30.14	06.30.14
2014	1,736,190	1,920,872
2015	944,066	995,155
2016	261,180	320,279
2017	425,701	787,237
2018 onwards	5,643,683	6,331,793
	9,010,820	10,355,336

19.3      Guarantees

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13
Total of loans and financing	9,010,820	7,675,301	10,355,336	10,181,190
Mortgage guarantees	1,176,684	1,278,353	1,176,684	1,278,353
Related to FINEM-BNDES	706,180	817,340	706,180	817,340
Related to FNE-BNB	314,393	335,395	314,393	335,395
Related to tax incentives and other	156,111	125,618	156,111	125,618
Statutory lien on assets acquired with financing	9,045	26,755	9,045	26,783
Related to FINEM-BNDES	925	1,203	925	1,203
Related to financial lease	8,120	25,552	8,120	25,580

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on June 30, 2014 totaled R$59,859 (R$61,060 as of December 31, 2013).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers is to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee as of June 30, 2014 totaled R$311,800 (R$363,700 as of December 31, 2013).

On June 30, 2014, the Company contracted bank guarantees in the amount of R$1,830,106 (R$1,707,162 as of December 31, 2013). The variation occurred during three month period ended June 31, 2014 is related to bank guarantees offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 0.89% p.a. (0.92% p.a. as of December 31, 2013).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

19.4      Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchase of raw materials, such as corn and soymeal, where the agreed prices can be fixed or to be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of the agreements on the date of these financial statements are presented below:

BR GAAP and IFRS
Parent company and
Consolidated
06.30.14
2014	2,159,245
2015	1,306,654
2016	571,962
2017	534,582
2018 onwards	1,225,915
5,798,358

During six month period ended June 30, 2014, the Company has not entered into any built-to-suit agreement.

20.  TRADE ACCOUNTS PAYABLE

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13
Domestic suppliers
Third parties	3,394,632	3,025,005	3,394,635	3,028,458
Related parties	26,932	12,033	26,932	12,033
	3,421,564	3,037,038	3,421,567	3,040,491
Foreign suppliers
Third parties	411,305	339,387	684,690	634,135
Related parties	2,085	1,604	-	79
	413,390	340,991	684,690	634,214

(-) Adjustment to present value	(25,076)	-	(25,076)	-
	3,809,878	3,378,029	4,081,181	3,674,705

During the six month period ended June 30, 2014, the average turnover for trade accounts payable is 64 days.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The information on accounts payable involving related parties is presented in note 29. In the consolidate, the trade accounts payable to related parties refer to transactions with associates UP! and K&S in the domestic market.

21.    OTHER FINANCIAL ASSETS AND LIABILITIES

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	12.31.13	06.30.14	12.31.13
Derivative financial instruments
Financial instruments derivatives designated as
cash flow hedge
Assets
Non-deliverable forward (NDF)	49,125	801	49,125	801
Currency option contracts	7,546	2,683	7,546	2,683
Deliverable forwards contracts	20,927	1,518	20,927	1,518
	77,598	5,002	77,598	5,002
Liabilities
Non-deliverable forward (NDF)	(112)	(59,431)	(112)	(59,431)
Currency option contracts	(1,809)	(2,970)	(1,809)	(2,970)
Deliverable forwards contracts	-	(11,947)	-	(11,947)
Exchange rate contracts currency (Swap)	(68,453)	(237,111)	(105,215)	(275,865)
	(70,374)	(311,459)	(107,136)	(350,213)

Financial instruments derivatives designated as
cash flow hedge
Assets
Non-deliverable forward (NDF)	-	-	-	2,715
Swap contracts	782	590	782	590
Dollar future contracts - BMF	770	3,247	770	3,247
Live cattle future contracts - BMF	-	18	-	18
	1,552	3,855	1,552	6,570
Liabilities
Non-deliverable forward (NDF)	-	-	(3,301)	(227)
Live cattle forward contracts	-	(484)	-	(484)
Live cattle option contracts	-	(154)	-	(154)
Exchange rate contracts currency (Swap)	(3,051)	(6,104)	(3,051)	(6,104)
	(3,051)	(6,742)	(6,352)	(6,969)
Current assets	79,150	8,857	79,150	11,572
Current liabilities	(73,425)	(318,201)	(113,488)	(357,182)

The collateral given in the transactions presented above are disclosed in note 7.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

22.         LEASES

The Company is lessee in several contracts, which can be classified as operating or finance lease.

22.1      Operating lease

The minimum future payments of non-cancellable operating lease are presented below:

	BR GAAP	BR GAAP and IFRS
	Parent company	Consolidated
	06.30.14	06.30.14
2014	68,352	68,352
2015	101,250	102,243
2016	90,544	91,537
2017	70,275	71,268
2018 onwards	235,826	235,892
	566,247	569,292

The payments of operating lease agreements recognized as expense in the six months period ended June 30, 2014 amounted to R$100,334 in the parent company and R$122,208 in consolidated (R$120,386 in the parent company and R$134,012 in the consolidated as of June 30, 2013).

22.2      Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings.

The Company controls the leased assets which are presented below:

		BR GAAP		BR GAAP and IFRS
		Parent company		Consolidated
	Weighted average
	interest rate
	(% p.a.) (1)	06.30.14	12.31.13	06.30.14	12.31.13
Cost
Machinery and equipment		54,628	75,475	61,751	86,512
Software		40,372	22,108	40,372	22,108
Vehicles		123,885	138,899	123,885	138,899
Buildings		110,396	113,732	110,396	113,732
		329,281	350,214	336,404	361,251

Accumulated depreciation
Machinery and equipment	17.92	(25,015)	(17,776)	(32,060)	(26,953)
Software	20.00	(12,878)	(8,914)	(12,878)	(8,914)
Vehicles	14.25	(41,695)	(36,996)	(41,695)	(36,996)
Buildings	15.43	(13,294)	(9,638)	(13,294)	(9,638)
		(92,882)	(73,324)	(99,927)	(82,501)
		236,399	276,890	236,477	278,750

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

(1)     The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº645/10.

The minimum future payments required for these finance leases are demonstrated as follows:

	BR GAAP
	Parent Company
	06.30.14
	Present value of		Minimum future
	minimum payments (1)	Interest	payments (2)
2014	26,684	7,398	34,082
2015	29,424	11,682	41,106
2016	16,203	7,593	23,796
2017	12,035	7,550	19,585
2018 onwards	93,672	67,871	161,543
	178,018	102,094	280,112

	BR GAAP and IFRS
	Consolidated
	06.30.14
	Present value of		Minimum future
	minimum payments (1)	Interest	payments (2)
2014	27,044	7,512	34,556
2015	29,435	11,692	41,127
2016	16,203	7,593	23,796
2017	12,035	7,550	19,585
2018 onwards	93,672	67,871	161,543
	178,389	102,218	280,607

(1)    Comprises the amount of R$8,170 related to financial lease of vehicles which are recorded as loans and financing.

(2)    Comprises the amount of R$8,390 related to financial lease of vehicles which are recorded as loans and financing.

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

23.         SHARE BASED PAYMENT

At the Extraordinary General Meeting on April 3, 2014, it was approved by the shareholders, the plan to acquisition  stock options conditional on performance, attributing to the Board of Directors approve grants of stock options, annually or whenever convenient, and the conditions for granting and exercise forms.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

By regulation of the plan, the vesting period will have a grace period of at least 18 months and a maximum of 24 months from the date of grant. After the vesting period, the options may be exercised until the last working day of the year in which they contemplate the 4th anniversary of the grant date, and unexercised options under the terms and conditions stipulated will be considered automatically canceled.

Based on this stock option plan, the acquisition conditional on performance, on April 4, 2014 were granted 1,251,238 options, with conditions linked to the achievement of specific goals at the end of the vesting period.

The rules of the stock options plan granted to executives were disclosed in the financial statements for the year ended 12.31.13 (note 23) and are unchanged for this period.

The Company has the stock option plans as follows: (i) acquisition  stock option plan related service condition and (ii) acquisition  stock option plan related performance condition.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The breakdown of the outstanding granted options is presented as follows:

Date			Quantity		Grant (1)	Price of converted share (1)
	Beginning	End of the	Options	Outstanding	Fair value of
Grant date	of the year	year	granted	options	the option	Granting date	Updated IPCA
Stock options to related to service condition
05/03/10	05/02/11	05/02/15	1,540,011	186,234	7.77	23.44	29.84
05/02/11	05/01/12	05/01/16	2,463,525	660,578	11.36	30.85	36.87
05/02/12	05/01/13	05/01/17	3,708,071	1,220,097	7.82	34.95	39.74
05/02/13	05/01/14	05/01/18	3,490,201	1,772,732	11.88	46.86	50.03
04/04/14	04/04/14	04/03/17	1,552,564	1,552,564	12.56	44.48	44.68
05/02/14	05/02/14	05/01/17	1,610,450	1,610,450	14.11	47.98	48.20
			14,364,822	7,002,655
Stock options to related to perfomance condition
04/04/14	04/04/14	01/03/16	1,251,238	1,251,238	3.13	44.48	44.68
			15,616,060	8,253,893

(1)     Values expressed in Brazilian Reais.

The rollforward of the outstanding granted options for the six month period ended June 30, 2014 is presented as follows:

BR GAAP and IFRS
Consolidated
Quantity of outstanding options as of December 31, 2013	6,932,434
Issued - grant of 2014	4,414,252
Exercised:
Grant of 2013	(219,023)
Grant of 2012	(749,871)
Grant of 2011	(562,294)
Grant of 2010	(310,466)
Cancelled:
Grant of 2013	(760,798)
Grant of 2012	(379,446)
Grant of 2011	(110,895)
Quantity of outstanding options as of June 30, 2014	8,253,893

The weighted average exercise prices of the outstanding options related to service condition is R$44.85 (forty one Brazilian Reais and eighty - five cents) and the weighted average of the remaining contractual term is 33 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$86,400 (R$72,225 as of December 31, 2013). In the statement of income of six month period ended June 30, 2014 the amount recognized as expense was R$14,175 (R$10,924 as of June 30, 2013).

During six month period ended June 30, 2014, the Company’s executives exercised 1,841,654 shares, with an average price of R$37,75 (thirty seven Brazilian Reais and seventy-five cents) totaling R$69,533. In order to comply with this commitment, the Company utilized treasury shares with an acquisition cost of R$45,25 (forty five Brazilian Reais and twenty three cents), totaling R$83,336, recording a loss in the amount of R$13,803 as capital reserve.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The fair value of the granted stock options related to service condition was measured using the Black-Scholes pricing model, as disclosed in the annual financial statements for the year ended December 31, 2013 (note 23). There is no change in the methodology adopted during the three month period ended June 30, 2014. For granted stock options related to performance condition was used Binomial pricing model.

24.         PENSION AND OTHER POST-EMPLOYMENT PLANS

The Company offers pension and other post-employment plans to its employees. The characteristics of such benefits were disclosed in the annual financial statements for the year ended December 31, 2013 (note 24) and have not been changed during this period.

The actuarial liabilities and the related effects in the statement of income are presented below:

	BR GAAP and IFRS
	Parent company and
		Consolidated
		Liabilities
	06.30.14	12.31.13
Medical assistance	122,795	115,478
Penalty F.G.T.S. (1)	120,897	112,023
Reward for working time	44,624	41,421
Other	24,093	22,341
	312,409	291,263
Current	49,027	49,027
Non-current	263,382	242,236

(1)     F.G.T.S – Government Severance Indemnity Fund for Employees.

The Company based on estimated costs for the year 2014, according to an appraisal prepared in 2013 by an actuarial expert, recorded in statement of income for the period in counterpart to comprehensive income an expense of R$8,113 (income of R$7,168 on June 30, 2013), related to supplementary post-employment plans. Regarding other benefits to employees, recorded in statement of income for the period in counterpart to liabilities an expense of R$21,147 (R$17,106 on June 30, 2013).

25.               PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor claims.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s management, based on legal advice and reasonably reflect the estimated probable losses.

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation Nº594/09 is sufficient to cover estimated losses related to its legal proceedings, as presented below.

25.1Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

	BR GAAP
	Parent company
					Price index
	12.31.13	Additions	Reversals	Payments	update	06.30.14
Tax	137,098	46,643	(4,801)	(442)	26,240	204,738
Labor	261,784	93,305	(37,889)	(84,484)	20,536	253,252
Civil, commercial and other	45,980	55,912	(3,684)	(38,895)	3,730	63,043
Contingent liabilities	543,205	-	(377)	-	-	542,828
	988,067	195,860	(46,751)	(123,821)	50,506	1,063,861
Current	233,435					236,276
Non-current	754,632					827,585

	BR GAAP and IFRS
	Consolidated
					Price index	Exchange
	12.31.13	Additions	Reversals	Payments	update	rate variation	06.30.14
Tax	141,478	47,817	(6,065)	(442)	26,240	(1,023)	208,005
Labor	276,128	97,697	(39,805)	(84,484)	20,538	(3,791)	266,283
Civil, commercial and other	48,257	55,912	(5,585)	(38,895)	3,731	(355)	63,065
Contingent liabilities	553,435	418	(377)	-	-	(2,566)	550,910
	1,019,298	201,844	(51,832)	(123,821)	50,509	(7,735)	1,088,263
Current	243,939						244,679
Non-current	775,359						843,584

25.2 Contingencies classified as of possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by Management with the support from legal counsel and therefore no provision was recorded. On June 30, 2014 the total amount of the possible contingencies was R$8,782,406 (R$8,433,843 as of December 31, 2013), from which R$550,910 (R$553,435 as of December 31, 2013) were recorded at the estimated fair value resulting from business combinations with Sadia, Avex and Dánica as determined by paragraph 23 of CVM Deliberation No. 665/11, presented in the table of item 25.1. The main natures of these contingencies were properly disclosed in the annual financial statements for the year ended December 31, 2012 (note 25.2).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

26.     SHAREHOLDERS’ EQUITY

26.1.    Capital stock

On June 30, 2014, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 872,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form without par value.

26.2.    Interest on shareholders’ equity and dividends

On June 18,2014, in the Board of Director Extraordinary Meeting was approved the payment of R$ 361,000 related to interest on shareholder’s equity to be paid on August 15,2014.

On February 14, 2014 the payment of R$365,013 was made related to the interest on shareholders’ equity proposed by the Management on December 20, 2013 and approved in the Shareholders Ordinary Meeting on April 3, 2014.

26.3.    Breakdown of capital stock by nature

	BR GAAP and IFRS
		Consolidated
	06.30.14	12.31.13
Common shares	872,473,246	872,473,246
Treasury shares	(943,853)	(1,785,507)
Outstanding shares	871,529,393	870,687,739

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

26.4.    Rollforward of outstanding shares

	BR GAAP and IFRS
	Consolidated
	Quantity of outstanding of shares
	06.30.14	12.31.13
Shares at the beggining of the exercise	870,687,739	870,073,911
Purchase of treasury shares	(1,000,000)	(1,381,946)
Sale of treasury shares	1,841,654	1,995,774
Shares at the end of the period/exercise	871,529,393	870,687,739

26.5.      Treasury shares

The Company has 943,853 shares in treasury, with an average cost of R$46.96 (forty six Brazilian Reais and nine six cents) per share, with a market value to R$50,402.

During six month period ended, the Company sold 1,841,654 treasury shares due to exercise of the stock options of the Company’s executives.

In this quarter, as authorized by the Board of Directors, the Company acquired 1,000,000 (one million) shares of its own issuance at a cost of R$50,278, with the objective of maintaining the treasury shares to possible compliance to the provisions of the stock option plans and stock option plan acquisition additional, both were approved in the Board of Directors Extraordinary Meeting on May 19, 2014.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

27.         EARNINGS PER SHARE

	BR GAAP and IFRS
	Parent company
	06.30.14	06.30.13
Basic numerator
Net profit for the period attributable to controlling shareholders	582,517	566,972

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic
(except treasury shares)	871,265,973	870,346,975
Net earnings per share basic - R$	0.66859	0.65143

Diluted numerator
Net profit for the period attributable to controlling shareholders	582,517	566,972

Diluted denominator
Weighted average number of outstanding shares - basic
(except treasury shares)	871,265,973	870,346,975
Number of potential shares (stock options)	407,678	859,155
Weighted average number of outstanding shares - diluted	871,673,651	871,206,130
Net earnings per share diluted - R$	0.66827	0.65079

On June 30, 2014, from the total 8,253,893 stock options outstanding (9.292.188 as of June 30, 2013), granted to executives of the Company, 4,935,746 options (3,490,201 as of June 30, 2013) were not considered in the calculation of the diluted earnings per share due to the fact that the exercise price estimated to be higher than the average market price of the common shares during the period, therefore, the effect was anti-dilutive.

28.         GOVERNMENT GRANTS

The Company has tax benefits related to ICMS for investments granted by the governments of states of Goiás, Pernambuco, Mato Grosso and Bahia.  Such incentives are directly associated to the manufacturing facilities operations, job generation and to the economic and social development in the respective states.

On six month period ended June 30, 2014, this incentive totaled R$72,321 (R$120,826 as of December 31, 2013) which was recorded in the reserve for tax incentives.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

29.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed on normal conditions of market for similar transactions, based on contracts.

All the relationships between the company and its subsidiaries were disclosed irrespective of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

29.1.     Transactions and balances

			Dividends and interest on the shareholders' equity receivable						Advance for future capital increase
	Accounts receivable				Loan contracts		Trade accounts payable				Other rights		Other obligations
	06.30.14	12.31.13	06.30.14	12.31.13	06.30.14	12.31.13	06.30.14	12.31.13	06.30.14	12.31.13	06.30.14	12.31.13	06.30.14		12.31.13
Avex S.A.	4,528	4,049	-	-	-	-	(116)	(1,028)	-	-	25,468	25,423	-		-
Avipal Centro Oeste S.A.	-	-	-	-	-	-	-	-	-	-	-	-	(38)		(38)
Avipal S.A. Construtora e Incorporadora	-	-	5	5	-	-	-	-	-	-	-	-	-		-
BFF International Ltd.	-	-	-	-	-	-	-	-	-	-	1,201	1,277	-		-
BRF Foods LLC	-	-	-	-	-	-	-	-	-	-	127	62	-		-
BRF Global GmbH	2,762,729	1,898,754	-	-	-	-	-	(3)	-	-	-	-	(652,848)	(1)	(670,414)	(1)
Highline International Ltd.	-	-	-	-	(4,017)	(4,272)	-	-	-	-	-	-	-		-
K&S Alimentos S.A.	-	-	-	16	-	-	(7,835)	-	-	-	1,506	-	-		-
Nutrifont Alimentos S.A.	-	-	-	-	10,737	-	-	-	-	-	285	291	-		-
Perdigão Europe Ltd.	35,692	50,906	-	-	-	-	-	-	-	-	-	-	-		-
Perdigão International Ltd.	14,568	52,070	-	-	(10,348)	(8,057)	-	-	-	-	6,971	1,820	(1,238,065)	(1)	(1,340,352)	(1)
PSA Laboratório Veterinário Ltda.	-	-	2,980	2,980	-	-	-	-	100	100	-	-	-		(45)
Quickfood S.A.	10,913	3,404	-	-	-	-	(1,906)	-	-	-	-	-	(497)		-
Sadia Alimentos S.A.	12,366	14,721	-	-	-	-	-	(81)	-	-	-	-	-		-
Sadia Chile S.A.	6,427	24,125	-	-	-	-	-	(46)	-	-	-	-	-		-
Sadia Uruguai S.A.	1,686	3,144	-	-	-	-	(63)	(279)	-	-	-	-	-		-
Sino dos Alpes Alimentos Ltda.	-	-	2,000	-	-	-	-	-	-	-	-	-	-		-
UP! Alimentos Ltda.	2,208	1,059	-	-	-	-	(19,097)	(12,033)	-	-	3,103	3,590	-		-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	15,000	30,103	-	-	-	-	-	-	6	6	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	11,499	-	-	-	-	-	(167)	-	-	-	-	(340,650)	(1)	(363,936)	(1)
	2,851,117	2,063,731	19,985	33,104	(3,628)	(12,329)	(29,017)	(13,637)	100	100	38,667	32,469	(2,232,098)		(2,374,785)

(1)     The amount corresponds to advances for export pre-payment.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	Revenue		Financial results, net		Purchases
	06.30.14	06.30.13	06.30.14	06.30.13	06.30.14	06.30.13
Avex S.A.	479	-	-	-	(4,063)	(3,143)
BRF Global GmbH	4,292,132	153,294	(10,328)	-	-	-
Establecimiento Levino Zaccardi y Cia. S.A.	-	-	-	-	(1,068)	(1,969)
K & S Alimentos Ltda.	-	122	-	-	(59,873)	(45,494)
Nutrifont Alimentos S.A.	-	-	238	-	-	-
Perdigão Europe Ltd.	-	332,086	-	-	-	-
Perdigão International Ltd.	17,340	2,098,808	(29,027)	(34,578)	-	-
Quickfood S.A.	7,672	-	-	-	(6,158)	(6,695)
Sadia Alimentos S.A.	2,339	13,834	-	-	-	-
Sadia Chile S.A.	21,248	30,281	-	-	-	-
Sadia Uruguai S.A.	4,037	5,611	-	-	(181)	(79)
UP! Alimentos Ltda.	6,517	5,463	-	-	(89,916)	(73,883)
Wellax Foods Logistics C.P.A.S.U. Lda.	-	2,092,615	(5,305)	(31,333)	-	-
Galeazzi e Associados Consult Serv Ltda.	-	-	-	-	(10,365)	-
	4,351,764	4,732,114	(44,422)	(65,911)	(171,624)	(131,263)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

All companies presented in note 1.1 are controlled by BRF, except for UP! Alimentos Ltda, K&S, PP-BIO and Nutrifont, which are associates. During six month period ended June 30, 2014, the Galeazzi and Associates consulting firm, which BRF has no equity interest, provided advisory services for strategic management and organizational restructuring.

The Company settled the loan agreements with Instituto Perdigão de Sustentabilidade in three month period ended March 31, 2014.

The Company also recorded a liability in the amount of R$12,028 (R$13,228 as of December 31, 2013) related to the fair value of the guarantees offered to BNDES concerning a loan made by the Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of June 30, 2014 the Company recorded a payable to this entity of R$43,492 included in other liabilities (R$47,832 as of December 31, 2013).

The Company entered into loans agreement with its subsidiaries. Below is a summary of the balances and rates charged for the transaction which corresponding balances is above R$10,000 at the balance sheet date:

Counterparty			Balance	Interest
Creditor	Debtor	Currency	06.30.14	rate (p.a.)
BRF GmbH	BRF Global GmbH	US$	741,608	1.1%
Sadia Overseas Ltd.	Wellax Food Comércio	US$	321,134	7.0%
BRF Global GmbH	Perdigão International Ltd.	US$	308,649	0.9%
BFF International Ltd.	Perdigão International Ltd.	US$	135,194	8.0%
Sadia International Ltd.	Wellax Food Comércio	US$	132,958	1.5%
BRF GmbH	Plusfood Holland B.V.	EUR	110,847	3.0%
Plusfood Holland B.V.	Plusfood B.V.	EUR	70,651	3.0%
Quickfood S.A.	Avex S.A.	AR$	70,257	26.0%
BRF GmbH	BRF Foods LLC	US$	40,270	2.5%
Wellax Food Comércio	BRF GmbH	EUR	23,956	1.5%
Sadia Alimentos S.A.	Avex S.A.	AR$	14,625	28.0%
BRF GmbH	BRF Global GmbH	EUR	12,273	1.5%
Plusfood Holland B.V.	BRF GmbH	EUR	11,962	1.5%

29.2.    Other Related Parties

The Company leased properties owned by FAF. For the six month period ended June 30, 2014, the total amount paid as rent was R$3,093 (R$3,071 as of June 30, 2013). The rent value was set based on market conditions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

29.3.    Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 19.2.

29.4.    Management remuneration

The management key personnel include the directors and officers, members of the executive committee and the head of internal audit. On June 30, 2013, there were 24 professionals (24 professionals as of December 31, 2013).

The total remuneration and benefits paid to these professionals are demonstrated below:

	BR GAAP and IFRS
	Consolidated
	06.30.14	06.30.13
Salary and profit sharing	24,322	12,148
Short term benefits of employees (1)	442	690
Private pension	155	-
Post-employment benefits	80	80
Termination benefits	7,781	607
Stock-based payment	4,781	4,101
	37,561	17,626

(1)     Comprises:  Medical assistance, educational expenses and others.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

30.         NET SALES

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	06.30.13	06.30.14	06.30.13
Gross sales
Domestic sales	7,896,343	7,494,055	7,896,343	7,502,275
Foreign sales	4,890,418	5,623,881	6,622,829	6,799,730
Dairy products	1,586,738	1,593,080	1,592,077	1,593,514
Food service	867,036	804,335	901,857	835,052
	15,240,535	15,515,351	17,013,106	16,730,571
Sales deductions
Domestic sales	(1,369,142)	(1,304,634)	(1,369,142)	(1,304,462)
Foreign sales	(50,549)	(46,709)	(263,644)	(340,845)
Dairy products	(233,044)	(241,066)	(233,285)	(241,069)
Food service	(109,419)	(99,417)	(117,395)	(109,852)
	(1,762,154)	(1,691,826)	(1,983,466)	(1,996,228)
Net sales
Domestic sales	6,527,201	6,189,421	6,527,201	6,197,813
Foreign sales	4,839,869	5,577,172	6,359,185	6,458,885
Dairy products	1,353,694	1,352,014	1,358,792	1,352,445
Food service	757,617	704,918	784,462	725,200
	13,478,381	13,823,525	15,029,640	14,734,343

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

31.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized when incurred in the statement of income and amounted to R$27,480 in the parent company and consolidated for six month period ended June 30, 2014 (R$34,773 in the parent company and consolidated as of June 30, 2013).

32.         EXPENSES WITH EMPLOYEE REMUNERATION

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	06.30.13	06.30.14	06.30.13
Salaries and social charges	1,344,489	1,315,130	1,490,241	1,481,011
Social security cost	161,646	169,205	193,686	178,323
Government severance indemnity fund for employees,
guarantee fund for length of service	103,669	102,305	106,631	103,685
Medical assistance and ambulatory care	65,437	58,796	69,506	61,127
Retirement supplementary plan	7,298	7,621	8,129	7,907
Employees profit sharing	63,937	76,011	75,792	80,318
Others	287,926	280,019	308,423	294,842
Provision for labor risks	62,980	71,100	64,028	72,446
	2,097,382	2,080,187	2,316,436	2,279,659

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

33.         OTHER OPERATING INCOME (EXPENSES), NET

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	06.30.13	06.30.14	06.30.13
Income
Net income from the disposal of property, plant and
equipment	94,627	-	96,617	-
Gain on business combination	-	-	24,963	-
Recovery of expenses	14,169	26,709	14,218	31,772
Provision reversal	6,589	8,167	6,317	8,167
Employees benefits	-	15,075	-	15,075
Other (1)	41,292	6,380	51,291	8,450
	156,677	56,331	193,406	63,464
Expenses
Restructuring plan (2)	(72,332)	-	(118,686)	-
Employees profit sharing	(63,937)	(76,011)	(75,792)	(80,318)
Provision for civil and labor risks	(55,338)	(7,786)	(56,081)	(7,786)
Provision for tax risks	(45,124)	(30,134)	(45,238)	(28,982)
Other employees benefits	(29,256)	(17,106)	(29,256)	(17,106)
Idleness costs (3)	(13,429)	(34,401)	(20,119)	(34,408)
Insurance claims costs	(18,687)	(6,064)	(18,630)	(5,495)
Stock options plan	(14,175)	(10,924)	(14,175)	(10,924)
Management profit sharing	(2,479)	(9,806)	(2,479)	(9,806)
Net losses from the disposal of property, plant and
equipment	-	(26,253)	-	(18,212)
Other	(51,546)	(12,689)	(58,961)	(37,044)
	(366,303)	(231,174)	(439,417)	(250,081)
	(209,626)	(174,843)	(246,011)	(186,617)

(1)     Includes amount of R$27,562 relating to success in the lawsuit of compulsory loan of Eletrobrás.

(2)     Includes the amount arising from administrative structure review and acceleration program of new business, based on the Growth Acceleration Plan.

(3)     Includes depreciation expense in the amount of R$10,559 and R$17,674 for the six month period ended June 30, 2014 and 2013, respectively.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

34.         FINANCIAL INCOME (EXPENSES), NET

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	06.30.13	06.30.14	06.30.13
Financial income
Exchange rate variation on liabilities	164,519	-	149,240	-
Exchange rate variation on loans and financing	146,988	-	145,449	-
Interest on assets	109,432	33,852	113,640	41,131
Gains on the translation of foreign investments	-	-	101,560	373,972
Interest on cash and cash equivalents	26,596	10,843	33,784	12,314
Interests on financial assets classified as	26,009	15,579	30,668	35,677
Held for trading	13,118	7,381	13,219	7,780
Held to maturity	12,616	8,198	12,616	11,254
Available for sale	275	-	4,833	16,643
Exchange rate variation on assets	-	169,669	-	120,063
Exchange rate variation on marketable securities	-	9,745	-	18,949
Financial income on accounts payable	-	8,816	-	8,816
Others	12,032	16,483	13,784	19,743
	485,576	264,987	588,125	630,665
Financial expenses
Interest on loans and financing	(224,803)	(174,561)	(310,426)	(250,830)
Losses on the translation of foreign investments	-	-	(274,481)	(203,385)
Premium paid for the repurchase (Tender Offer)	-	-	(198,514)	-
Exchange rate variation on assets	(150,875)	-	(102,343)	-
Interest on liabilities	(71,518)	(54,552)	(76,322)	(68,761)
Adjustment to present value	(75,381)	-	(72,691)	-
Losses on derivative transactions	(54,055)	(13,804)	(61,343)	(16,143)
Financial expenses on accounts payable	(5,723)	-	(5,723)	-
Exchange rate variation on marketable securities	(6,552)	-	(4,844)	-
Interest expenses on loans to related parties	(44,150)	(65,295)	-	-
Exchange rate variation on other liabilities	-	(223,401)	-	(240,143)
Exchange rate variation on loans and financing	-	(187,346)	-	(189,363)
Others	(25,968)	(15,477)	(71,764)	(22,781)
	(659,025)	(734,436)	(1,178,451)	(991,406)
	(173,449)	(469,449)	(590,326)	(360,741)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

35.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	06.30.14	06.30.13	06.30.14	06.30.13
Costs of sales
Costs of goods	7,089,935	7,642,380	7,432,430	8,083,254
Depreciation	519,424	469,808	529,602	482,470
Amortization	1,197	3,671	1,383	6,696
Salaries and employees benefits	1,490,441	1,398,332	1,605,121	1,509,079
Others	1,227,922	1,066,825	1,524,647	1,078,885
	10,328,919	10,581,016	11,093,183	11,160,384
Sales expenses
Depreciation	30,568	22,184	32,250	25,004
Amortization	2,397	520	2,909	874
Salaries and employees benefits	441,073	424,216	508,048	483,540
Indirect/direct logistics expenses	887,558	794,160	991,414	1,022,932
Others	608,707	523,001	714,112	609,827
	1,970,303	1,764,081	2,248,733	2,142,177
Administrative expenses
Depreciation	4,462	6,169	8,640	10,330
Amortization	19,535	20,448	28,518	26,455
Salaries and employees benefits	101,931	110,528	127,475	134,276
Fees	13,911	10,525	14,052	10,525
Others	15,908	11,090	32,026	39,605
	155,747	158,760	210,711	221,191

Other operating expenses (1)
Depreciation	10,391	17,674	10,559	17,675
Others	355,912	213,500	428,858	232,406
	366,303	231,174	439,417	250,081

(1)     The composition of other operating expenses is disclosed in note 33.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

36.         INSURANCE COVERAGE - CONSOLIDATED

The Company adopts the policy of contracting insurance coverage for assets subject to risks in amounts sufficient to cover any claims, considering the nature of its activity.

			06.30.14
		Insured	Amount of
Assets covered	Coverage	amounts	coverage
	Fire, lightning, explosion, windstorm, deterioration of
	refrigerated products, breakdown of machinery, loss of
Inventories and property, plant and equipment	profit and other	26,654,076	1,684,471
Garantee	Judicial, traditional and customer garantees	1,762,367	1,762,367
National transport	Road risk and civil liability of cargo carrier	20,081,428	206,760
International transport	Transport risk during imports and exports	12,239,593	599,063
General civil liability for directors and officers	Third party complaints	32,670,858	2,985,441
Credit	Customer default	453,562	415,739

37.         NEW ACCOUNTING PRONOUNCEMENTS RECENTLY ADOPTED

IAS 32 – Offsetting Financial Assets and Financial Liabilities (Review of IAS 32)

These reviews clarify the meaning of “currently has a legally enforceable right to offset the recognized amounts" and the criteria that would cause the non-simultaneous settlement mechanisms of clearing houses to be qualified for offsetting. The company analyzed this standard and there is any impact in this quarterly information.

IAS 39 – Novation of Derivatives and Continuation of Hedge Accounting (Review of IAS 39)

This review eases the discontinuation of hedge accounting when the novation of a derivative designated as a hedge meets certain criteria. The company analyzed this standard and there is any impact in this quarterly information.

IFRIC 21 – Levies

In May 2013, the IASB issued IFRIC 21, which provides guidance on when an entity should recognize a liability for a levy in accordance with laws and/or regulations in its financial statements, except for income taxes. The obligation should only be recognized when the event that triggers such obligation occurs. IFRIC 21 is an interpretation of IAS 37 – Provisions, Contingent Liabilities and Contingent Assets. IAS 37 establishes criteria for the recognition of a liability, one of which is the requirement that the Company has a present obligation as a result of a past event, known as the obligating event. The company analyzed this standard and there is any impact in this quarterly information.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

38.         NEW ACCOUNTING PRONOUNCEMENTS NOT ADOPTED

IFRS 9 – Financial Instruments

In October 2010, the IASB revised IFRS 9. The change of this standard addresses the first stage of the project of replacement of IAS 39 – Financial Instruments. The date of application of this standard was extended to January 1, 2015. The Company is evaluating the impacts of adopting this accounting pronouncement in its consolidated financial statements.

39.         SUBSEQUENT EVENTS

39.1.     Acquisition of equity interest of Al Khan Foods LLC (“AKF”)

On February 19, 2014, BRF announced to the market that it has signed a binding offer with the shareholders of Al Khan Foods, its current distributor in the Sultanate of Oman (“AKF”), for the acquisition of equity interest.

On July 03, 14, due to the fulfillment of the previously established conditions in the binding offer, BRF through BRF GmbH, its wholly-owned subsidiary in Austria, announced the conclusion of this transaction. The investment was US$20.490 (equivalent to R$45.565) and represents 40% of equity interest of AKF, based on an enterprise value of US$68.500.

Additionally, pursuant to the offer, BRF will acquire the remaining equity interest of AKF within 36 to 90 months from the first acquisition, based on the future performance of AKF, in accordance with the local regulation and usual practices in the Sultanate of Oman.

AKF is a leader in the distribution of frozen food in the Sultanate of Oman, covering a broad sector of retail, food service and wholesale clients. The company has been distributing Sadia’s products for 25 years, in addition to a series of frozen products of other brands and suppliers.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

40.         APPROVAL OF THE QUARTERLY FINANCIAL STATEMENTS

The quarterly financial information were approved by the Board of Directors on July 31, 2014.

BOARD OF DIRECTORS
Chairman (Independent)	Abilio dos Santos Diniz
Vice-Chairman (Independent)	Sérgio Ricardo Silva Rosa
Board Member	Carlos Fernando da Costa
Independent Member	Eduardo Silveira Mufarej
Independent Member	José Carlos Reis de Magalhães Neto
Board Member	Luis Carlos Fernandes Afonso
Independent Member	Luiz Fernando Furlan
Independent Member	Manoel Cordeiro Silva Filho
Board Member	Paulo Assunção de Sousa
Independent Member	Walter Fontana Filho
Independent Member	Vicente Falconi Campos

FISCAL COUNCIL
Chairman and Financial Specialist	Attilio Guaspari
Members	Decio Magno Andrade Stochiero
Members	Susana Hanna Stiphan Jabra

AUDIT COMITTEE
Committee Coordinator	Sérgio Ricardo Silva Rosa
Members	Walter Fontana Filho
Members	Fernando Maida Dall Acqua

BOARD OF EXECUTIVE OFFICERS
Chief Executive Officer Global	Cláudio Eugênio Sttiller Galeazzi
Chief Executive Officer Brazil	Sérgio Carvalho Mandin Fonseca
Chief Executive Officer International	Pedro de Andrade Faria
Vice President of Finance, and Investor Relations	Augusto Ribeiro Junior
Vice President of Food Service	Ely David Mizrahi
Vice President of Administration and Human Resources	Gilberto Antônio Orsato
Vice President of Integrated Planning and Management Hélio Rubens
Control
Vice President of Marketing and Innovation	Sylvia de Souza Leão Wanderley

On May 22, 2014, in the Board of Directors Extraordinary Meeting, Mr. Vicente Falconi Campos was nominated as independent member of Board of Directors ad referendum of next General Meeting, with term of office coincident with other members.

Marcos Roberto Badollato	Joloir Nieblas Cavichini
Controller	Accountant - CRC 1SP 257406/O-5

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

Breakdown of the Capital by Owner

The shareholding position of the largest shareholders, management, members of the Board of Directors and Audit Committee of the Company is presented below (not reviewed):

	06.30.14		12.31.13
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobrás de Seguridade Social - Petros (1)	105,530,869	12.10	105,530,869	12.10
Caixa de Previd. dos Func. Do Banco do Brasil (1)	102,182,652	11.71	106,946,152	12.26
Tarpon	91,529,085	10.49	68,667,090	7.87
BlackRock, Inc	43,913,674	5.03	42,485,050	4.87
Fundação Vale do Rio Doce de Seg. Social - Valia (1)	9,769,957	1.12	21,432,909	2.46
Fundação Sistel de Seguridade Social (1)	8,702,120	1.00	9,409,120	1.08
FAPES/BNDES	943,004	0.11	2,520,304	0.29
Management
Board of Directors	33,230,886	3.81	64,909,594	7.44
Executives	106,829	0.01	94,962	0.01
Treasury shares	943,853	0.11	1,785,507	0.20
Other	475,620,317	54.51	448,691,689	51.42
	872,473,246	100.00	872,473,246	100.00

		06.30.14		12.31.13
Shareholders	Quantity	%	Quantity	%
Fundação Petrobrás de Seguridade Social - Petros (1)	105,530,869	12.10	105,530,869	12.10
Caixa de Previd. dos Func. Do Banco do Brasil (1)	102,182,652	11.71	106,946,152	12.26
Tarpon	91,529,085	10.49	68,667,090	7.87
BlackRock, Inc	43,913,674	5.03	42,485,050	4.87
	343,156,280	39.33	323,629,161	37.10
Other	529,316,966	60.67	548,844,085	62.90
	872,473,246	100.00	872,473,246	100.00

(1) The pension funds are controlled by employees that participate in the respective companies.

The shareholding position of the controlling shareholders that belong to the voting agreement and/or holders of more than 5% of the voting stock is presented below (not reviewed):

	06.30.14		12.31.13
Shareholders	Quantity	%	Quantity	%
Fundação Petrobrás de Seguridade Social - Petros (1)	105,530,869	12.10	105,530,869	12.10
Caixa de Previd. dos Func. Do Banco do Brasil (1)	102,182,652	11.71	106,946,152	12.26
Tarpon	91,529,085	10.49	68,667,090	7.87
BlackRock, Inc	43,913,674	5.03	42,485,050	4.87
	343,156,280	39.33	323,629,161	37.10
Other	529,316,966	60.67	548,844,085	62.90
	872,473,246	100.00	872,473,246	100.00

(1) The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the by-laws.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

INDEPENDENT AUDITOR’S REPORT ON REVIEW OF QUARTERLY FINANCIAL INFORMATION

The Shareholders and Officers

BRF S.A.

Itajaí - SC

Introduction

We have reviewed the accompanying individual and consolidated interim financial information of BRF S.A. (“Company”), contained in the Quarterly Information Form (ITR) for the quarter ended June 30, 2014, which comprise the balance sheet as at June 30, 2014 and the related statements of income and comprehensive income for the three and six-month periods then ended, and changes in equity and cash flow for the six-month period then ended, including other explanatory information.

Management is responsible for the preparation of individual interim financial information in accordance with Accounting Pronouncement CPC 21 - Demonstração Intermediária (“CPC 21”) and the consolidated interim financial information in accordance with CPC 21 and International Accounting Standard IAS 34 - Interim Financial Reporting, issued by the International Accounting Standards Board (IASB), as well as for the presentation of this information in a manner consistent with the standards issued by the Brazilian Securities and Exchange Commission (CVM) applicable to the preparation of the Quarterly Information (ITR). Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of the review

We conducted our review in accordance with Brazilian and International Standards on Review Engagements (NBC TR 2410 Revisão de Informações Intermediárias Executada pelo Auditor da Entidade) and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity). A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Brazilian and International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

INDEPENDENT AUDITOR’S REPORT ON REVIEW OF QUARTERLY FINANCIAL INFORMATION

Conclusion on the individual interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual interim financial information included in the quarterly information referred to above is not prepared, in all material respects, in accordance with CPC 21 applicable to the preparation of quarterly financial information (ITR), consistently with the rules issued by the Brazilian Securities and Exchange Commission (CVM).

Conclusion on the consolidated interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying consolidated interim financial information included in the quarterly information referred to above is not prepared, in all material respects, in accordance with CPC 21 and IAS 34, applicable to the preparation of quarterly financial information (ITR), consistently with the rules issued by the Brazilian Securities and Exchange Commission (CVM).

Other matters

Statements of value added

We have also reviewed the individual and consolidated statements of value added for the six-month  period ended June 30, 2014, prepared under the responsibility of Company management, the presentation of which in the interim information is required by the rules issued by the Brazilian Securities and Exchange Commission (CVM) applicable to preparation of Quarterly Information, and considered as supplementary information under IFRS – International Financial Reporting Standards, which does not require the presentation of the statement of value added. These statements have been subject to the same review procedures previously described and, based on our review, nothing has come to our attention that causes us to believe that they are not prepared, in all material respects, in a manner consistent with the overall individual and consolidated interim financial information.

São Paulo, July 31, 2014.

ERNST & YOUNG

Auditores Independentes S.S.

CRC-SC-000048/F-0

Antonio Humberto Barros dos Santos

Accountant CRC-1SP161745/O-3

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

OPINION OF THE AUDIT COMMITTEE

The Audit Committee of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)     the quarterly financial information (parent company and consolidated) for the six month period ended on June 30, 2014;

(ii)    the Management Report; and

(iii)  opinion report issued by Ernst & Young Auditores Independentes S.S.

Based on the documents reviewed and on the explanations provided, the members of the Audit Committee, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, July 31, 2014.

Sergio Ricardo Silva Rosa

Auditor Committee Coordinator

Walter Fontana Filho

Auditor Committee Member

Fernando Maida Dall Acqua

Independent Member and Financial Expert

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2014 – BRF S.A.

STATEMENT OF EXECUTIVE BOARD ON THE QUARTERLY FINANCIAL INFORMATION AND INDEPENDENT AUDITOR’S REPORT ON REVIEW OF INTERIM FINANCIAL INFORMATION

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)     reviewed, discussed and agreed with the Company's quarterly financial information for the six month period ended on June 30, 2014; and

(ii)    reviewed, discussed and agreed with conclusions expressed in the review report issued by Ernst & Young Auditores Independentes S.S. for the Company's quarterly financial information for the six month period  ended on June 30, 2014.

São Paulo, July 31, 2014.

Cláudio Eugênio Stiller Galeazzi

Chief Executive Officer Global

Sérgio Carvalho Mandin Fonseca

Chief Executive Officer Brazil

Pedro de Andrade Faria

Chief Executive Officer International

Augusto Ribeiro Junior

Vice President of Finance and Investor Relations

Ely David Mizrahi

Vice President of Food Service

Gilberto Antônio Orsato

Vice President of Administration and Human Resources

Hélio Rubens

Vice President of Integrated Planning and Management Control

Sylvia de Souza Leão Wanderley

Vice President of Marketing and Innovation